                                                      Pursuant to Rule 424b2
                                                      Registration No. 333-63551

This prospectus supplement relates to an effective registration statement under the Securities Act of 1933 and is subject to completion or amendment. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

 BEFORE YOU PURCHASE ANY OF THESE SECURITIES, BE SURE YOU UNDERSTAND THE STRUCTURE AND THE RISKS. SEE ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE S-13 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 13 OF THE ATTACHED PROSPECTUS.

 These securities are asset backed securities issued by a trust. The securities are not obligations of Ford Motor Company, Ford Motor Credit Company or any of their affiliates.

 No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.

                   Subject to Completion, dated July 16, 1999
             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 19, 1999
                                 $2,627,369,000

                      FORD CREDIT AUTO OWNER TRUST 1999-C
                                  [FORD LOGO]

                                FORD CREDIT AUTO
                              RECEIVABLES TWO L.P.
                                     SELLER

                               FORD MOTOR CREDIT
                                    COMPANY
                                    SERVICER

                   THE TRUST WILL ISSUE THE FOLLOWING SECURITIES:

                                                        PRINCIPAL AMOUNT   INTEREST RATE      FINAL MATURITY DATE
                                                        ----------------   -------------      -------------------
                         Class A-1 Notes..............    $250,000,000              %         December 15, 1999
                         Class A-2 Notes..............    $588,000,000              %         July 17, 2000
                         Class A-3 Notes..............    $990,000,000              %         November 15, 2001
                         Class A-4 Notes..............    $627,366,000              %         September 16, 2002
                         Class A-5 Notes(1)...........    $250,000,000              %         February 17, 2003
                         Class A-6 Notes(1)...........    $250,000,000              %         July 15, 2003
                         Class B Notes................    $109,457,000              %         October 15, 2003
                         Class C Certificates.........    $ 62,546,000              %         January 15, 2004
                         Class D Certificates(1)......    $ 62,546,000              %         November 15, 2004

                   -----------------------------------------

                     (1) The Class A-5 Notes, the Class A-6 Notes and the Class
                         D Certificates are not being offered by this prospectus supplement.

                    -- The trust will pay interest and principal on the securities on the 15th day of each month. The first payment date will be August 16, 1999.

                    -- The trust will pay principal sequentially to the earliest maturing class of securities then outstanding until paid in full.

                   THE UNDERWRITERS ARE OFFERING THE FOLLOWING SECURITIES BY THIS PROSPECTUS SUPPLEMENT:

                                                                INITIAL PUBLIC     UNDERWRITING   PROCEEDS TO THE
                                                               OFFERING PRICE(1)     DISCOUNT      SELLER(1)(2)
                                                               -----------------   ------------   ---------------
                         Per Class A-1 Note..................               %                %                %
                         Per Class A-2 Note..................               %                %                %
                         Per Class A-3 Note..................               %                %                %
                         Per Class A-4 Note..................               %                %                %
                         Per Class B Note....................               %                %                %
                         Per Class C Certificate.............               %                %                %
                         Total...............................     $                  $              $

                   -----------------------------------------

                     (1) The price of the offered notes and certificates will
                         also include interest accrued on the offered
                         securities, if any, from July   , 1999.
                     (2) Before deducting expenses payable by the seller
                         estimated to be $1,250,000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

GOLDMAN, SACHS & CO.                                         MERRILL LYNCH & CO.
CHASE SECURITIES INC.
         CREDIT SUISSE FIRST BOSTON
                   FORD FINANCIAL SERVICES, INC.
                             J.P. MORGAN & CO.
                                      SALOMON SMITH BARNEY
                                             THE WILLIAMS CAPITAL GROUP, L.P.
                            ------------------------
            The date of this Prospectus Supplement is July   , 1999

                               TABLE OF CONTENTS

WHERE TO FIND INFORMATION IN THESE
  DOCUMENTS..........................     S-3
SUMMARY OF TERMS OF THE SECURITIES...     S-4
STRUCTURAL SUMMARY...................     S-8
RISK FACTORS.........................    S-13
THE TRUST............................    S-20
  Limited Purpose and Limited
     Assets..........................    S-20
  Capitalization of the Trust........    S-20
  The Owner Trustee and the Delaware
     Trustee.........................    S-21
THE RECEIVABLES POOL.................    S-21
  Weighted Average Life of the
     Securities......................    S-24
  Delinquencies, Repossessions and
     Net Losses......................    S-29
POOL FACTORS.........................    S-30
MATURITY AND PREPAYMENT
  CONSIDERATIONS.....................    S-30
DESCRIPTION OF THE NOTES.............    S-31
  Payments of Interest...............    S-32
  Payments of Principal..............    S-32
  The Indenture......................    S-34
  Optional Redemption................    S-34
DESCRIPTION OF THE CERTIFICATES......    S-35
  Distributions of Interest Income...    S-35
  Distributions of Principal
     Payments........................    S-35
  Optional Prepayment................    S-36
  Priority of Notes..................    S-36
DESCRIPTION OF THE TRANSFER AND
  SERVICING AGREEMENTS...............    S-37
  Accounts...........................    S-37
  Servicing Compensation and
     Expenses........................    S-37
  Rights Upon Event of Servicing
     Termination.....................    S-37
  Waiver of Past Events of Servicing
     Termination.....................    S-38
  Distributions......................    S-38
  Reserve Account....................    S-45
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES.......................    S-46
  Scope of the Tax Opinions..........    S-47
  Tax Characterization of the
     Trust...........................    S-47
  Tax Consequences to Holders of the
     Notes...........................    S-48
  Tax Consequences to Holders of
     Class C Certificates............    S-51
CERTAIN STATE TAX CONSEQUENCES.......    S-56
  Michigan Tax Consequences..........    S-56
  Michigan Tax Consequences With
     Respect to the Notes............    S-56
  Michigan Tax Consequences With
     Respect to the Class C
     Certificates....................    S-57
LEGAL INVESTMENT.....................    S-57
ERISA CONSIDERATIONS.................    S-57
  The Notes..........................    S-57
  The Class C Certificates...........    S-58
UNDERWRITING.........................    S-59
LEGAL OPINIONS.......................    S-61
INDEX OF TERMS.......................    S-62
ANNEX I -- GLOBAL CLEARANCE,
           SETTLEMENT AND TAX
           DOCUMENTATION
           PROCEDURES................     I-1
ANNEX II -- FORM OF INVESTMENT LETTER
            -- CLASS C
            CERTIFICATES.............    II-1

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

This prospectus supplement and the attached prospectus provide information about the trust, Ford Credit Auto Owner Trust 1999-C, including terms and conditions that apply to the notes and certificates to be issued by the trust. The specific terms of the trust are contained in this prospectus supplement. You should rely only on information on the notes and certificates provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We have included cross-references to captions in these materials where you can find further related discussions. We have started with several introductory sections describing the trust and terms in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

      -- Summary of Terms of the Securities -- provides important information concerning the amounts and the payment terms of each class of securities

      -- Structural Summary -- gives a brief introduction to the key structural features of the trust

      -- Risk Factors -- describes briefly some of the risks to investors of a purchase of the securities

Cross references may be contained in the introductory sections which will direct you elsewhere in this prospectus supplement or the attached prospectus to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

You can find a listing of the pages where capitalized terms are defined under the captions "Index of Terms" beginning on page S-62 in this prospectus supplement and under "Index of Terms" beginning on page 68 of the attached prospectus.

Ford Financial Services, Inc., a wholly owned subsidiary of Ford Motor Credit Company, may use this prospectus supplement and the attached prospectus in connection with offers and sales related to market-making transactions in the Class A-1 Notes and the Class A-2 Notes and Ford Motor Credit Company may use this prospectus supplement and the attached prospectus in connection with offers and sales of the Class A-5 Notes and the Class A-6 Notes originally purchased by Ford Motor Credit Company from Ford Credit Auto Receivables Two L.P., the seller. Ford Financial Services, Inc. and Ford Motor Credit Company will make any such sales at prices related to prevailing market prices at the time of sale.

                       SUMMARY OF TERMS OF THE SECURITIES

     The following summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

ISSUER

Ford Credit Auto Owner Trust 1999-C, a Delaware business trust, will use the proceeds from the issuance and sale of the securities to purchase a pool of motor vehicle retail installment sale contracts which constitute the receivables. Ford Motor Credit Company ("Ford Credit") originated and will continue to service the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the securities. The trust will be solely liable for the payment of the securities.

OFFERED SECURITIES

The trust is offering the following securities pursuant to this prospectus supplement:

       --  $250,000,000 Class A-1     % Asset Backed Notes

       --  $588,000,000 Class A-2      % Asset Backed Notes

       --  $990,000,000 Class A-3      % Asset Backed Notes

       --  $627,366,000 Class A-4      % Asset Backed Notes

       --  $109,457,000 Class B      % Asset Backed Notes

       --  $62,546,000 Class C      % Asset Backed Certificates

The trust is also issuing $250,000,000 aggregate principal amount of Class A-5
     % Asset Backed Notes, $250,000,000 aggregate principal amount of Class A-6 % Asset Backed Notes and $62,546,000 aggregate principal amount of Class D % Asset Backed Certificates. The trust is not offering the Class A-5 Notes, the Class A-6 Notes or the Class D Certificates pursuant to this prospectus supplement.

CLOSING DATE
The trust expects to issue the securities on July   , 1999.

TRUSTEES

Notes               The Chase Manhattan Bank,
                    a New York corporation

Certificates        The Bank of New York, a
                    New York banking corporation, as owner trustee and The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee

INTEREST AND PRINCIPAL PAYMENT DATES

On the 15th day of each month (or if the 15th day is not a business day, the next business day), the trust will pay interest and principal on the securities.

FIRST SCHEDULED PAYMENT DATE

The first scheduled payment date will be August 16, 1999.

RECORD DATES

On each payment date, the trust will pay interest and principal to the holders of record of the securities for that payment date. The record dates for the securities will be as follows:

Notes               The day immediately
                    preceding the payment date.

Certificates        The last day of the month
                    immediately preceding the payment date.

INTEREST RATES

The trust will pay interest on each class of securities at the fixed, annual rates specified on the cover of this prospectus supplement.

INTEREST ACCRUAL

Class A-1 and Class A-2 Notes
                    "actual/360", accrued from
                    payment date to payment date.

                    This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date will be the product of:

                    1. the outstanding principal balance;

                    2. the interest rate; and

                    3. the actual number of days since the previous payment date
                       (or in the case of the first payment date, since the closing date) divided by 360.

All Other Securities"30/360", accrued from the
                    15th day of the previous month to the 15th day of the current month.

                    This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date will be the product of:

                    1. the outstanding principal balance;

                    2. the interest rate; and

                    3. 30 (or in the case of the first payment date,   ) divided
                       by 360.

For a more detailed description of the payment of interest, you should refer to the sections of this prospectus supplement entitled "Description of the Notes -- Payments of Interest" and "Description of the Certificates -- Distributions of Interest Income."

SEQUENTIAL PRINCIPAL PAYMENTS

The trust will pay principal sequentially to the earliest maturing class of securities then outstanding until such class is paid in full.

For a more detailed description of the payment of principal, you should refer to the sections of this prospectus supplement entitled "Description of the Notes -- Payments of Principal" and "Description of the
Certificates -- Distributions of Principal Payments."

OPTIONAL REDEMPTION

The servicer has the option to purchase the receivables on any payment date on which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables at the time they were sold to the trust at a price equal to the outstanding principal balance of the securities plus accrued and unpaid interest thereon. The trust will apply such payment to the redemption of the securities in full.

It is expected that at such time this redemption option becomes available to the servicer only the Class A-6 Notes, the Class B Notes, the Class C Certificates and the Class D Certificates will be outstanding.

FINAL MATURITY DATES

The trust is required to pay the outstanding principal amount of each class of securities, to the extent not previously paid, in full on the final maturity date specified on the cover page of this prospectus supplement for each class.

RATINGS

It is a condition to the issuance of the securities that the:

       -- Class A-1 and Class A-2 Notes be rated in the highest short-term rating category by at least two nationally recognized rating agencies;

       -- the Class A-3, Class A-4, Class A-5 and Class A-6 Notes be rated in the highest long-term rating category by at least two nationally recognized rating agencies;

       -- Class B Notes be rated "A" or its equivalent by at least two nationally recognized rating agencies; and

       -- Class C Certificates be rated "BBB" or its equivalent by at least two nationally recognized rating agencies.

A rating is not a recommendation to purchase, hold or sell the offered notes and certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the offered notes and certificates address the likelihood of the payment of principal and interest on the notes and certificates pursuant to their terms. A rating agency may lower or withdraw its rating in the future, in its discretion.

MINIMUM DENOMINATIONS

Offered Notes       $1,000 and integral multiples
                    thereof

Class C Certificates$20,000 and integral
                    multiples of $1,000 in excess thereof

REGISTRATION, CLEARANCE AND SETTLEMENT

Offered Notes         DTC/Cedel/Euroclear

Class C Certificates  Issued in fully registered,
                      certificated form

REQUIRED REPRESENTATIONS FROM PURCHASERS OF THE CLASS C CERTIFICATES

To purchase Class C Certificates, you (and anyone to whom you assign or sell the Class C Certificates) must:

      (1) represent and certify under penalties of perjury that you are a United States person; and

      (2) represent and certify that you

          (a) are not a plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended and are not purchasing Class C Certificates on behalf of such a plan or arrangement; or

          (b) subject to the conditions described under "ERISA Considerations" in this prospectus supplement, are an insurance company using its general account.

You can find a form of the representation letter an investor in the Class C Certificates will have to sign in Annex II to this prospectus supplement.

TAX STATUS

Opinions of Counsel

Skadden, Arps, Slate, Meagher & Flom LLP will deliver its opinion that for federal income tax purposes the:

       --  Class A Notes will be characterized as debt;

       -- Class B Notes should be treated as debt, although the issue is not free from doubt; and

       -- trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Hurley D. Smith, Esq., Secretary and Corporate Counsel of Ford Credit, will deliver his opinion to the same effect with respect to Michigan income and single business tax purposes.

Investor Representations

Offered Notes         If you purchase the offered
                      notes, you agree by your purchase that you will treat the offered notes as indebtedness.

Class C Certificates  If you purchase the Class C
                      Certificates, you agree by your purchase that you will treat the trust as a partnership in which the certificateholders are partners for federal income tax and Michigan income and single business tax purposes.

Investment Restrictions

Class C Certificates The Class C Certificates
                     may not be purchased by persons who are not U.S. Persons.

If you are considering purchasing the Class C Certificates, you should refer to "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus and "Certain State Tax Consequences" in this prospectus supplement for more details.

ERISA CONSIDERATIONS

Offered Notes        The offered notes are
                     generally eligible for purchase by employee benefit plans, subject to the considerations discussed under "ERISA
                     Considerations" in this prospectus supplement and the prospectus.

Class C Certificates The Class C Certificates
                     may not be acquired by an employee benefit plan or by an individual retirement account. However, an insurance company using its general account may acquire the Class C Certificates subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement.

You should refer to "ERISA Considerations" in this prospectus supplement and in the prospectus for more information.

ELIGIBILITY OF NOTES FOR PURCHASE BY MONEY MARKET FUNDS

Class A-1 and Class A-2 Notes
                     The Class A-1 Notes and
                     Class A-2 Notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

                     A money market fund should consult its legal advisors regarding whether an investment by the money market fund in the Class A-1 Notes or the Class A-2 Notes satisfies the money market fund's investment policies and objectives.

INVESTOR INFORMATION -- MAILING ADDRESS, TELEPHONE NUMBER, FACSIMILE NUMBER AND PRINCIPAL EXECUTIVE OFFICES

The mailing address of Ford Credit Auto Receivables Two L.P. is The American Road, Dearborn, Michigan 48121, attention of the Secretary. The servicer's telephone number is (313) 322-3000 and the facsimile number is (313) 594-7742.

CUSIP NUMBERS

       --  Class A-1 Notes:

       --  Class A-2 Notes:

       --  Class A-3 Notes:

       --  Class A-4 Notes:

       --  Class B Notes:

       --  Class C Certificates:

                               STRUCTURAL SUMMARY

     This summary briefly describes certain major structural components of the trust. To fully understand the terms of the trust, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

TRANSFER OF RECEIVABLES AND APPLICATION OF PROCEEDS

Ford Credit Auto Receivables Two L.P., the seller, will purchase certain motor vehicle retail installment sale contracts originated by Ford Credit, which constitute the receivables, and then will sell the receivables with an aggregate principal balance of $3,299,999,864.04 as of July 1, 1999 to Ford Credit Auto Owner Trust 1999-C on the closing date. The trust will issue the securities for purchase by the investors to pay for the receivables. The following chart represents the application of proceeds from investors and the transfer of the receivables sold by Ford Motor Credit Company:
                      FORD MOTOR CREDIT COMPANY FLOW CHART

PROPERTY OF THE TRUST

The property of the trust will include the following:

       --  the receivables and the collections on the receivables;

       --  security interests in the vehicles financed by the receivables;

       --  bank accounts;

       -- rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

       -- remedies for breaches of representations and warranties made by the dealers that originated the receivables; and

       --  other rights under documents relating to the receivables.

COMPOSITION OF THE RECEIVABLES

The composition of the receivables as of July 1, 1999 is as follows:

        --  Aggregate Principal
            Balance.................  $3,299,999,864.04
        --  Number of Receivables...  242,591
        --  Average Principal
            Balance.................  $13,603.14
              (Range)...............  $252.11 to
                                      $49,962.40
        --  Average Original Amount
            Financed................  $16,663.49
              (Range)...............  $575.70 to
                                      $64,472.08
        --  Weighted Average APR....  7.19%
              (Range)(1)............  1.90% to 20.00%
        --  Weighted Average
            Original Term...........  54.6 months
              (Range)...............  7 months to
                                      60 months
        --  Weighted Average
            Remaining Term..........  45.1 months
              (Range)...............  1 month to
                                      58 months
        --  Scheduled Weighted
            Average Life(2).........  2.01 years

---------------
(1) Includes receivables with APRs below the interest rates on the notes and certificates.

(2) From July 1, 1999, assuming (1) payments on all receivables are due on the first day of the month, (2) all payments on the receivables are paid when due, commencing one month from July 1, 1999 and (3) no prepayments on the receivables are made.

SERVICER OF THE RECEIVABLES

Ford Credit will be the servicer of the receivables. The trust will pay the servicer a servicing fee each month equal to 1/12 of 1% of the principal balance of the receivables at the beginning of the previous month. In addition to the servicing fee, the trust will also pay the servicer a supplemental servicing fee equal to any late, prepayment, and other administrative fees and expenses collected during each month and any reinvestment earnings on any payments received on the receivables.

PRIORITY OF DISTRIBUTIONS

From collections on the receivables during the prior calendar month and amounts withdrawn from the reserve account, the trust will pay the following amounts on each payment date in the following order of priority after reimbursement of advances made by the servicer for payments due from obligors but not received:

       (1) Servicing Fee -- the servicing fee payable to the servicer;

       (2) Class A Note Interest -- interest due on all the Class A Notes ratably to each class of the Class A Notes;

       (3) First Allocation of Principal -- to the principal distribution account, an amount, if any, equal to the excess of (x) the principal balances of the Class A Notes over (y) the principal balance of the receivables less the yield supplement overcollateralization amount specified for such payment date on the schedule on page S-44 of this prospectus supplement;

       (4) Class B Note Interest -- interest due on the Class B Notes to the holders of the Class B Notes;

       (5) Second Allocation of Principal -- to the principal distribution account, an amount, if any, equal to the excess of (x) the principal balances of the notes over (y) the principal balance of the receivables less the yield supplement over-collateralization amount specified for such payment date on the schedule on page S-44 of this prospectus supplement. This amount will be reduced by any amount deposited in the principal distribution account pursuant to clause
           (3) above;

       (6) Class C Certificate Interest -- interest due on the Class C Certificates to the holders of the Class C Certificates;

       (7) Class D Certificate Interest -- interest due on the Class D Certificates to the holders of the Class D Certificates;

       (8) Reserve Account Deposit -- to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account up to its required amount;

       (9) Regular Principal Allocation -- to the principal distribution account, an amount equal to the greater of (1) the sum of the principal balance of the Class A-1 Notes and the Class A-2 Notes and
           (2) the excess of (x) the sum of the principal balances of the notes and the certificates over (y) the principal balance of the receivables less the target overcollateralization amount and less the yield supplement overcollateralization amount specified for such payment date on the schedule on page S-44 of this prospectus supplement. This amount will be reduced by any amounts previously deposited to the principal distribution account pursuant to clauses
           (3) and (5); and

      (10) any amounts remaining after the above distributions shall be paid to the seller.

DISTRIBUTIONS FROM THE PRINCIPAL DISTRIBUTION ACCOUNT

From deposits made to the principal distribution account, the trust will pay principal on the securities in the following order of priority:

       (1) to the Class A-1 Notes until they are paid in full;

       (2) to the Class A-2 Notes until they are paid in full;

       (3) to the Class A-3 Notes until they are paid in full;

       (4) to the Class A-4 Notes until they are paid in full;

       (5) to the Class A-5 Notes until they are paid in full;

       (6) to the Class A-6 Notes until they are paid in full;

       (7) to the Class B Notes until they are paid in full;

       (8) to the Class C Certificates until they are paid in full;

       (9) to the Class D Certificates until they are paid in full; and

      (10) to the seller, any funds remaining.

For a more detailed description of the priority of distributions and the allocation of funds on each payment date, you should refer to "Description of the Transfer and Servicing Agreements -- Distributions -- Monthly Withdrawals from Collection Account" in this prospectus supplement.

CHANGE IN PRIORITY OF DISTRIBUTION UPON CERTAIN EVENTS OF DEFAULT

If an event of default under the indenture occurs, the order of priority for distributions will change.

 --  Following the occurrence of an event of default relating to

  1. default in the payment of principal,

  2. default for five days or more in the payment of interest on any class of notes which has resulted in an acceleration of the notes, or
  3. following an insolvency or a dissolution with respect to the seller or Ford Credit Auto Receivables Two, Inc., the general partner of the seller,

  the trust will make no distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes and no distributions of principal or interest on the Class C Certificates until payment in full of principal and interest on the Class B Notes.

 -- Following the occurrence of any other event of default which has resulted in an acceleration of the notes, the trust will continue to pay interest on the Class A Notes and interest on the Class B Notes on each payment date prior to paying principal on the Class A Notes on such payment date. However, the trust will pay the Class A Notes and the Class B Notes in full before paying any principal or interest on the Class C Certificates or the Class D Certificates.

For a more detailed description of events of default and rights of investors in such circumstance, you should refer to "Description of Notes -- The Indenture -- Events of Default; Rights upon Event of Default" in this prospectus supplement and in the prospectus. For a more detailed description of the priority of distributions and allocation of funds following an event of default, you should refer to "Descriptions of the Transfer and Servicing Agreements -- Distributions -- Monthly Withdrawals from Collection Account" in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement provides protection for the Class A Notes, the Class B Notes and the Class C Certificates against losses and delays in payment. Losses on the receivables or other shortfalls of cash flow will be covered by payments on other receivables to the extent of any overcollateralization, by withdrawals from the reserve account and by allocation of available cash flow to the more senior classes of securities prior to more subordinate classes.

The credit enhancement for the securities will be as follows:

Class A Notes         Subordination of the
                      Class B Notes, the Class C Certificates and the Class D
                      Certificates; the reserve account; and
                      overcollateralization;

Class B Notes         Subordination of the
                      Class C Certificates and the Class D Certificates; the reserve account and overcollateralization; and

Class C Certificates  Subordination of the
                      Class D Certificates; the reserve account; and overcollateralization.

Subordination of Principal and Interest

As long as the Class A Notes remain outstanding, (1) payments of interest on the Class B Notes will be subordinated to payments of interest on the Class A Notes and, in certain circumstances, allocations to principal and (2) payments of principal on the Class B Notes will be subordinated to payments of interest and principal on the Class A Notes.

As long as the Class A Notes or Class B Notes remain outstanding, (1) payments of interest on the Class C Certificates will be subordinated to payments of interest on the Class A Notes and the Class B Notes and, in certain circumstances, allocations to principal and (2) payments of principal on the Class C Certificates will be subordinated to payments of interest and principal on the Class A Notes and the Class B Notes.

As long as the Class A Notes, Class B Notes, or Class C Certificates remain outstanding, (1) payments of interest on the Class D Certificates will be subordinated to payments of interest on the Class A Notes, the Class B Notes and the Class C Certificates and, in certain circumstances, allocations to principal and (2) payments of principal on the Class D Certificates will be subordinated to payments of interest and principal on the Class A Notes, the Class B Notes and the Class C Certificates.

For a more detailed discussion of the subordination of the notes and certificates and the priority of distributions, including changes after certain events of default, you should refer to "Description of the Certificates -- Priority of Notes", "Description of the Transfer and Servicing Agreement -- Distributions -- Monthly Withdrawals from Collection Account" and "Description of the Notes -- The Indenture -- Event of Default; Rights upon Event of Default" in this prospectus supplement.

Reserve Account

On the closing date, the seller will deposit $16,499,999.32 to the reserve account for the trust.

On each payment date, if collections on the receivables are insufficient to pay the first seven items listed in "Priority of Distributions" above, the indenture trustee will withdraw funds from the reserve account to pay such amounts.

On and after the final maturity date for any class of securities, if any principal amount of such class remains outstanding, the indenture trustee will withdraw funds from the reserve account to repay such class of securities in full.

The balance required to be on deposit in the reserve account will be the lesser of (a) $16,499,999.32 and (b) the outstanding principal balance of the notes and certificates.

On each payment date, the trust will deposit into the reserve account, to the extent necessary to reinstate the required balance of the reserve account, any collections on the receivables remaining after the first seven items listed in "Priority of Distributions" above are satisfied.

On each payment date, the trust will pay to the seller any funds on deposit in the reserve account in excess of the required balance.

For a more detailed description of the deposits to and withdrawals from the Reserve Account, you should refer to "Description of the Transfer and Servicing Agreements -- Reserve Account" in this prospectus supplement.

Overcollateralization

The overcollateralization amount represents the amount by which the principal balance of the receivables exceeds the principal balance of the securities. Initially, the receivables balance will exceed the principal balance of the securities by 3.34% of the receivables balance. The application of funds according to item nine of "Priority of Distributions" above is expected to result in the payment of more principal on the securities in most months than the amount of principal paid on the receivables in the related period. As the securities balance is paid down to a target overcollateralization level further below the receivables balance, additional credit enhancement is created.

The target level for the overcollateralization amount is structured as a dynamic formula to absorb anticipated losses on the receivables and to compensate for the low interest rates of some of the receivables. The target level for the overcollateralization amount on each payment date will be the sum of:

(X) the excess of:

    (1) the lesser of:

        (a) the greatest of:

            (A) $16,499,999.32,

            (B) 1.00% of the outstanding principal balance of the
                receivables,

            and

            (C) the aggregate principal balance of the receivables that are delinquent 91 days or more and have not yet been liquidated;

        and

        (b) the outstanding principal balance of the notes and certificates,

    over
    (2) the balance required to be on deposit in the reserve account,

and

(Y) the yield supplement overcollateralization amount specified for the applicable payment date on the schedule on page S-44 of this prospectus supplement.

For a more detailed description of the application of funds and the calculation of the overcollateralization amount, you should refer to "Description of the Transfer and Servicing Agreements -- Distributions -- Monthly Withdrawals from Collection Account" in this prospectus supplement.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase any of these securities.

ABSENCE OF SECONDARY MARKET
FOR THE SECURITIES COULD
LIMIT ABILITY TO RESELL THE
SECURITIES                     The absence of a secondary market for the
                               securities could limit your ability to resell them. This means that if in the future you want to sell any of these securities before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less that it would have been if a market existed for the securities. There currently is no secondary market for the notes or the certificates. The underwriters for the offered notes and the Class
                               C Certificates expect to make a market in such securities but will not be obligated to do so.
                               There is no assurance that a secondary market for the securities will develop. If a secondary market for the securities does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your securities.

PREPAYMENTS ON RECEIVABLES
WILL CAUSE PREPAYMENTS ON THE
SECURITIES RESULTING IN
REINVESTMENT RISK TO YOU       You may receive payment of principal on your
                               securities earlier than you expect for the reasons set forth below. You may not be able to reinvest any principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your securities.

                               Prepayments on the receivables by the related obligors and purchases of the receivables by the seller and the servicer will shorten the life of the securities to an extent that cannot be fully predicted. The receivables included in the trust may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or other reasons. Ford Credit will be required to repurchase a receivable from the seller, and the seller will be required to repurchase a receivable from the trust, if Ford Credit as originator breached its representations and warranties with respect to the receivable. Ford Credit, in its capacity as servicer, also will be required to purchase a receivable from the trust if it breaches its servicing obligations with respect to the receivable. The servicer also will be entitled to purchase all remaining receivables from the trust once the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the date initially transferred to the trust.

                               The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described in the preceding paragraph.

                               Ford Credit does not generally maintain records of the historical prepayment experience of its portfolio of receivables. No prediction can be made as to the actual prepayment rates which will be experienced on the receivables. You will bear all reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the securities.

                               The final payment of each class of securities is expected to occur prior to its final payment date because of the prepayment and purchase considerations set forth above. If sufficient funds are not available to pay any class of notes in full on its final payment date, an event of default will occur and final payment of such class of notes may or may not occur later than such date. See "Maturity and Prepayment Considerations" herein and in the prospectus.

POTENTIAL LOSS ON SECURITIES
DUE TO LIMITED ASSETS OF THE
TRUST The only source of funds for payments on the securities will be the assets of the trust. You may suffer a loss on your securities if the assets of the trust are insufficient to pay fully the principal amount of the securities. The securities are obligations solely of the trust and will not be insured or guaranteed by Ford Credit, including in its capacity as servicer or originator of the receivables, the indenture trustee, the owner trustee or any other person or entity. Consequently, you must rely for payment of your securities upon payments on the receivables, and, to the extent available, funds on deposit in the reserve accounts.

                               The indenture authorizes the indenture trustee to sell the receivables following an acceleration of the maturity dates of the notes. However, the amount received by the indenture trustee upon selling the receivables may be less than the aggregate principal amount of the outstanding notes and certificates. In such circumstance, the principal amount of the notes and the principal balance of the certificates will not be paid in full.

POTENTIAL LOSS ON SECURITIES
DUE TO RECEIVABLES WITH LOW
APRS The receivables include receivables which have APRs that are less than the lowest interest rate on the securities. Interest paid on the higher coupon receivables compensates for the lower coupon receivables to the extent such interest is paid by the trust as principal on the securities and additional overcollateralization is created. Excessive prepayments on the higher coupon receivables may adversely impact your securities by reducing such interest payments available.

                               The target level of overcollateralization takes into account the mix of receivables by APR, and potential changes in that mix, but there is no assurance that such target overcollateralization will be achieved or will be sufficient to pay all securities in full.

INTERESTS OF OTHER PERSONS IN
THE RECEIVABLES AND VEHICLES
COULD BE SUPERIOR TO TRUST'S
INTERESTS                      Another person could acquire an interest in a
                               receivable that is superior to the trust's interest in that receivable because the receivables will not be segregated or marked as belonging to the trust. The seller will cause financing statements to be filed with the appropriate governmental authorities to perfect the trust's interest in the receivables. The servicer will continue to hold the receivables, either directly or through subservicers. If another party purchases (or takes a security interest in) one or more receivables for new value in the ordinary course of business and obtains possession of a receivable without actual knowledge of the trust's interest because of the failure to segregate or mark the receivable, the purchaser (or secured party) will acquire an interest in such receivable superior to the interest of the trust.

                               Another person could acquire an interest in a vehicle financed by a receivable that is superior to the trust's interest in the vehicle because of the failure to identify the trust as the secured party on the related certificate of title. The seller will assign to the trust its security interests in the vehicles financed by the receivables. The servicer will continue to hold the certificates of title or ownership for the vehicles, either directly or through subservicers. However, the servicer will not endorse or otherwise amend the certificates of title or ownership to identify the trust as the new secured party. Because the trust will not be identified as the secured party on any certificates of title or ownership, the security interest of the trust in the vehicles (i) may be defeated through fraud, forgery, negligence or error and (ii) may not be perfected in every state.

BANKRUPTCY OF FORD CREDIT
COULD RESULT IN LOSSES OR
DELAYS IN PAYMENTS ON THE
SECURITIES                     If Ford Credit becomes subject to bankruptcy
                               proceedings, you could experience losses or delays in the payments on your securities. Ford
                               Credit will sell the receivables to the seller, and the seller will in turn transfer the receivables to the trust. However, if Ford Credit becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that Ford Credit effectively still owns the receivables by concluding that the sale to the seller was not a "true sale" or that the seller should be consolidated with Ford Credit for bankruptcy purposes. If the court were to reach this conclusion, you could experience losses or delays in payments on your securities as a result of, among other things:

                               -- the "automatic stay" which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

                               --  certain tax or government liens on Ford
                                   Credit's property (that arose prior to the transfer of a receivable to the trust) having a prior claim on collections before the collections are used to make payments on your securities; and

                               -- the trust not having a perfected security interest in (a) one or more of the vehicles securing the receivables or (b) any cash collections held by Ford Credit at the time that Ford Credit becomes the subject of a bankruptcy proceeding.

                               The seller has taken steps in structuring the transactions described in this prospectus to minimize the risk that a court would consolidate the seller with Ford Credit for bankruptcy purposes or conclude that the sale of the receivables to the seller was not a "true sale".

                               In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied, 114 S. Ct.
                               554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If Ford Credit ever becomes subject to a bankruptcy proceeding and the court follows the Octagon court's reasoning, you could experience losses or delays in payments on your securities. Counsel to the seller has advised the seller that the reasoning of the Octagon case appears to be inconsistent with other precedent. In addition, the Permanent Editorial Board of the UCC has issued an official commentary (PEB Commentary No.
                               14) which characterizes the Octagon court's interpretation of Article 9 of the UCC as erroneous. Such commentary states that nothing in
                               Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper.

CLASS C CERTIFICATES AND
CLASS B NOTES ARE SUBJECT TO
GREATER CREDIT RISK BECAUSE
THE CLASS C CERTIFICATES ARE
SUBORDINATE TO THE CLASS A
NOTES AND THE CLASS B NOTES,
AND THE CLASS B NOTES ARE
SUBORDINATE TO THE CLASS A
NOTES The Class C Certificates bear greater credit risk than the notes because payments of interest and principal on the Class C Certificates are subordinated, to the extent described below, to payments of interest and principal on the Class A Notes and the Class B Notes. The Class B Notes bear greater risk than the Class A Notes because payments of interest and principal on the Class B Notes are subordinated, to the extent described below, to payments of interest and principal on the Class A Notes.

                               Interest payments on the Class B Notes on each payment date will be subordinated to servicing fees due to the servicer, interest payments on the Class A Notes and an allocation of principal payments to the Class A Notes to the extent the sum of the principal balances of the Class A Notes exceeds the receivables balance. Interest payments on the Class C Certificates on each payment date will be subordinated to servicing fees due to the servicer, interest payments on the Class B Notes and an allocation of principal payments to the Class A Notes or Class B Notes to the extent the sum of the principal balances of the Class A Notes and the Class B Notes exceeds the receivables balance (after giving effect to the allocation described in the preceding sentence). For a more detailed description of such principal payment circumstances, see "Description of the Transfer and Servicing Agreements -- Distributions -- Monthly Withdrawals from the Collection Account" in this prospectus supplement. The payment sequence changes, however, following certain events of default.

                               Principal payments on the Class B Notes will be fully subordinated to principal payments on the Class A Notes. No principal will be paid on the Class B Notes until the Class A Notes have been paid in full. Principal payments on the Class C Certificates will be fully subordinated to principal payments on the Class B Notes. No principal will be paid on the Class C Certificates until the Class B Notes have been paid in full.

PREPAYMENTS, POTENTIAL LOSSES
AND CHANGE IN ORDER OF
PRIORITY OF PRINCIPAL
PAYMENTS FOLLOWING AN EVENT
OF DEFAULT UNDER INDENTURE     Following the occurrence of a default in the
                               payment of principal or default for five days or more in the payment of interest on any note which has resulted in an acceleration of the notes, or following an insolvency or a dissolution with respect to the seller or Ford Credit Auto
                               Receivables Two, Inc., the general partner of the seller, the trust will not make any distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes. Following the occurrence of any event of default, the trust will not make any distribution of principal or interest on the Class C Certificates until the notes are paid in full.

                               If the maturity dates of the notes are
                               accelerated following the occurrence of an event of default, the indenture trustee, acting at the direction of the holders of a majority in outstanding principal amount of the Class A Notes, may sell the receivables and prepay the notes, and after the notes are paid in full, prepay the certificates. The holders of the Class B Notes will not have any right to direct the indenture trustee or to consent to any action until the Class A Notes are paid in full. See "Description of the Notes -- The Indenture -- Events of Default; Rights Upon Events of Default" herein and in the prospectus. If principal is repaid to you earlier than expected, you may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on your securities. You also may not be paid the full principal amount of your securities if the assets of the trust are insufficient to pay the full aggregate principal amount thereof.

LIMITED CONTROL OF TRUST
ACTIONS; CONFLICTS BETWEEN
CLASSES OF SECURITIES          Because the trust has pledged the property of the
                               trust to the indenture trustee to secure payment on the notes, the indenture trustee, acting at the direction of the holders of a majority in outstanding principal amount of the Class A
                               Notes, has the power to direct the trust to take certain actions in connection with the property of the trust until the Class A Notes have been paid in full. Furthermore, the holders of a majority of the Class A Notes, or the indenture trustee acting on behalf of the holders of Class
                               A Notes, under certain circumstances, has the right to terminate the servicer as the servicer of the receivables without consideration of the effect such termination would have on the holders of Class B Notes or certificates. The holders of Class B Notes will not have the ability to remove the servicer until the Class A Notes have been paid in full and the holders of certificates will not have the ability to remove the servicer until the notes have been paid in full. In addition, the holders of not less than a majority in outstanding principal amount of the Class A Notes will have the right to waive certain events of default with respect to the servicer, without consideration of the effect such waiver would have on the holders of Class B Notes or certificates. See "Description of the Transfer and Servicing Agreements -- Events of Servicing
                               Termination" in the prospectus and "-- Rights
                               Upon Event of Servicing Termination" and "--
                               Waiver of Past Events of Servicing Termination" herein and in the prospectus.

GEOGRAPHIC CONCENTRATION       As of July 1, 1999, Ford Credit's records
                               indicate that the billing addresses of the obligors of the receivables were recorded as being in the following states:

                                                                                      PERCENTAGE OF
                                                                                        AGGREGATE
                                                                                        PRINCIPAL
                                                                                         BALANCE
                                                                                      -------------
                                          Texas.....................................     10.56%
                                          California................................     10.35%
                                          Florida...................................      7.75%
                                          Illinois..................................      5.69%

                               No other state, by billing addresses, constituted more than 5% of the balance of the receivables as of July 1, 1999. Economic conditions or other factors affecting these states in particular could adversely affect the delinquency, credit loss or repossession experience of the trust.

POTENTIAL DELAYS IN PAYMENTS
ON SECURITIES DUE TO
POTENTIAL COMPUTER PROGRAM
PROBLEMS BEGINNING IN THE
YEAR 2000                      An issue affecting Ford Credit and others is the
                               inability of many computer systems and
                               applications to process the year 2000 and beyond
                               ("Y2K"). To address this problem, in 1996, Ford
                               Credit initiated a global Y2K program to manage
                               Ford Credit's overall Y2K compliance effort. As part of this program, Ford Credit established a global Y2K Program Office to coordinate Ford
                               Credit's compliance efforts. Ford Credit participates closely with Ford's Y2K Central
                               Program Office and the Ford Y2K Steering
                               Committee. Ford's Y2K program has been certified by the Information Technology Association of America as meeting its Y2K best practices standards.

                               The most reasonably likely worst case scenario for Ford Credit with respect to the Y2K problem as it relates to the securities is the failure of an external alliance, particularly another financial institution or energy supplier to that financial institution, to be Y2K compliant. This could result in delay in collecting receivables, which in turn could result in a delay in making payments on the securities.

                               Ford Credit has established a Y2K business resumption planning committee to evaluate business disruption scenarios, coordinate the establishment of Y2K contingency plans, and identify and implement preemptive strategies. Detailed contingency plans for critical business processes have been developed. In addition, Ford Credit is participating with the Ford Motor Company Y2K business resumption steering committee. The trust will not be responsible for paying any Y2K compliance costs incurred by Ford Motor Company or by Ford Credit.

                                   THE TRUST

LIMITED PURPOSE AND LIMITED ASSETS

     Ford Credit Auto Owner Trust 1999-C (the "Issuer" or the "Trust") is a business trust formed under the laws of the State of Delaware pursuant to a trust agreement dated as of July 1, 1999, (as amended and supplemented, the "Trust Agreement") among Ford Credit Auto Receivables Two L.P. (the "Seller"), the Owner Trustee and the Delaware Trustee. The Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Trust will initially be capitalized with the Notes and the Certificates. The Class A-5 Notes and the Class A-6 Notes initially will be sold to Ford Motor Credit Company (the "Servicer" or "Ford Credit") and thereafter may be sold to third party investors. The Class D Certificates initially will be retained by the Seller and thereafter may be sold to third party investors. The proceeds from the issuance of the Notes and the Certificates will be used by the Trust to acquire the Receivables from the Seller pursuant to a Sale and Servicing Agreement to be dated as of July 1, 1999 (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Trust, the Seller and the Servicer, and to fund the initial deposit into the Reserve Account.

     If the protection provided to the holders of record of the Notes (the "Noteholders") by the subordination of the Certificates and to the Noteholders and holders of record of the Certificates (the "Certificateholders," and, together with the Noteholders, the "Securityholders") by the Reserve Account is insufficient, the Trust would have to look principally to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trust not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the Securityholders. See "Description of the Transfer and Servicing
Agreements -- Distributions" and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the attached prospectus (the "Prospectus").

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of July , 1999 (the "Closing Date"), as if the issuance and sale of the Notes and the
Certificates had taken place on such date:

Class A-1 Notes.............................................  $  250,000,000
Class A-2 Notes.............................................     588,000,000
Class A-3 Notes.............................................     990,000,000
Class A-4 Notes.............................................     627,366,000
Class A-5 Notes.............................................     250,000,000
Class A-6 Notes.............................................     250,000,000
Class B Notes...............................................     109,457,000
Class C Certificates........................................      62,546,000
Class D Certificates........................................      62,546,000
                                                              --------------
  Total.....................................................  $3,189,915,000
                                                              ==============

THE OWNER TRUSTEE AND THE DELAWARE TRUSTEE

     The Bank of New York is the owner trustee (the "Owner Trustee") under the Trust Agreement. The Bank of New York is a New York banking corporation and its principal offices are located at One Wall Street, New York, New York. The Bank of New York (Delaware) is the Delaware trustee (the "Delaware Trustee") under the Trust Agreement. The Bank of New York (Delaware) is a Delaware banking corporation and its principal offices are located at White Clay Center, Route 273, Newark, Delaware. The Seller and its affiliates may maintain normal commercial banking relations with the Owner Trustee, the Delaware Trustee, their parent and their affiliates.

                              THE RECEIVABLES POOL

     The assets of the Trust will include a pool (the "Receivables Pool") of motor vehicle retail installment sale contracts (the "Receivables") secured by security interests in the motor vehicles financed thereby, including certain monies due or received thereunder on or after July 1, 1999 (the "Cutoff Date"). The Receivables were purchased by Ford Credit from Dealers in the ordinary course of business in accordance with Ford Credit's underwriting standards, and were selected from Ford Credit's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools," as well as the following: each Receivable (i) provides for level monthly payments which provide interest at an APR of not less than 1.90% and not greater than 20.00% and fully amortize the amount financed over an original term no greater than 60 months, (ii) is not more than 30 days past due as of the Cutoff Date and has never been extended and (iii) was originated on or after July 1, 1997. Receivables were selected at random from Ford Credit's portfolio of retail installment sale contracts for new vehicles and Ford Credit's portfolio of retail installment sale contracts for used vehicles, in each case meeting the criteria described above. No selection procedures believed to be adverse to the Noteholders or the Certificateholders were utilized in selecting the Receivables from qualifying retail installment sale contracts. No Receivable has a scheduled maturity later than May 1, 2004.

     The "Initial Pool Balance" is the Pool Balance as of the Cutoff Date, which is $3,299,999,864.04. The "Pool Balance" will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period (or in the case of the first Collection Period, the Cutoff Date), after giving effect to all payments (other than Payaheads) received from Obligors, Liquidation Proceeds, Advances and Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, all for such Collection Period and all Realized Losses during such Collection Period. "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

     With respect to the expected prepayment experience of the Receivables Pool, Ford Credit (i) believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life and (ii) estimates that the actual weighted average life of its portfolio of U.S. retail installment contracts for new and used automobiles and light trucks ranges between 60% and 70% of their scheduled weighted average life. See "Maturity and Prepayment Considerations" herein and in the Prospectus.

     The geographical distribution and distribution by average annual percentage rate ("APR") of the Receivables Pool as of the Cutoff Date are set forth in the following tables.

     GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL AS OF THE CUTOFF DATE

                             PERCENTAGE OF
                          AGGREGATE PRINCIPAL
       STATE(1)                 BALANCE
       --------           -------------------
Alabama(2)............           0.00%
Alaska................           0.17%
Arizona...............           1.37%
Arkansas..............           1.36%
California............          10.35%
Colorado..............           1.31%
Connecticut...........           1.54%
Delaware..............           0.16%
District of
  Columbia............           0.07%
Florida...............           7.75%
Georgia...............           4.84%
Hawaii................           0.26%
Idaho.................           0.18%
Illinois..............           5.69%
Indiana...............           2.00%
Iowa..................           0.89%
Kansas................           1.37%
Kentucky..............           1.22%
Louisiana.............           1.84%
Maine.................           0.50%
Maryland..............           2.24%
Massachusetts.........           2.60%
Michigan..............           4.86%
Minnesota.............           1.35%
Mississippi...........           1.02%
Missouri..............           3.64%

                             PERCENTAGE OF
                          AGGREGATE PRINCIPAL
       STATE(1)                 BALANCE
       --------           -------------------
Montana...............           0.16%
Nebraska..............           0.39%
Nevada................           0.62%
New Hampshire.........           0.69%
New Jersey............           2.65%
New Mexico............           0.58%
New York..............           3.65%
North Carolina........           3.91%
North Dakota..........           0.12%
Ohio..................           3.31%
Oklahoma..............           1.39%
Oregon................           1.22%
Pennsylvania(2).......           0.00%
Rhode Island..........           0.23%
South Carolina........           1.77%
South Dakota..........           0.18%
Tennessee.............           2.54%
Texas.................          10.56%
Utah..................           0.30%
Vermont...............           0.36%
Virginia..............           2.55%
Washington............           1.77%
West Virginia.........           0.60%
Wisconsin.............           1.70%
Wyoming...............           0.15%

---------------
(1) Based on the billing addresses of the Obligors on the Receivables as of the Cutoff Date.

(2) Alabama and Pennsylvania were excluded for administrative reasons.

       DISTRIBUTION BY APR OF THE RECEIVABLES POOL AS OF THE CUTOFF DATE

                                                                                   PERCENTAGE OF
                                                                  AGGREGATE          AGGREGATE
                                                NUMBER OF         PRINCIPAL          PRINCIPAL
                 APR RANGE                     RECEIVABLES         BALANCE          BALANCE(1)
                 ---------                     -----------        ---------        -------------
1.90 to 1.99...............................       14,858      $  191,740,091.61         5.81%
2.00 to 2.49...............................            0                   0.00         0.00%
2.50 to 2.99...............................       25,318         369,259,751.26        11.19%
3.00 to 3.49...............................            0                   0.00         0.00%
3.50 to 3.99...............................       23,246         364,483,188.99        11.04%
4.00 to 4.49...............................            1              11,110.95         0.00%
4.50 to 4.99...............................       26,941         394,505,660.92        11.95%
5.00 to 5.49...............................            9             179,453.90         0.01%
5.50 to 5.99...............................       28,045         463,302,861.68        14.04%
6.00 to 6.49...............................          105           1,439,858.26         0.04%
6.50 to 6.99...............................       10,063         162,077,044.72         4.91%
7.00 to 7.49...............................        2,489          35,768,922.93         1.08%
7.50 to 7.99...............................       11,965         180,594,431.82         5.47%
8.00 to 8.49...............................        6,376          82,126,865.25         2.49%
8.50 to 8.99...............................       10,298         130,509,699.85         3.95%
9.00 to 9.49...............................        4,767          59,006,474.85         1.79%
9.50 to 9.99...............................       13,862         179,917,800.36         5.45%
10.00 to 10.49.............................        4,710          52,436,109.59         1.59%
10.50 to 10.99.............................        8,083          96,658,198.63         2.93%
11.00 to 11.49.............................        2,677          30,376,571.73         0.92%
11.50 to 11.99.............................        7,189          86,882,975.92         2.63%
12.00 to 12.49.............................        3,125          33,629,720.33         1.02%
12.50 to 12.99.............................        6,193          67,798,968.48         2.05%
13.00 to 13.49.............................        2,176          23,295,724.36         0.71%
13.50 to 13.99.............................        4,662          48,248,374.65         1.46%
14.00 to 14.49.............................        1,853          19,046,364.39         0.58%
14.50 to 14.99.............................        3,670          36,699,127.89         1.11%
15.00 to 15.49.............................        1,817          17,508,033.78         0.53%
15.50 to 15.99.............................        2,882          26,500,049.62         0.80%
16.00 to 16.49.............................        1,275          12,122,507.45         0.37%
16.50 to 16.99.............................        2,469          23,699,370.76         0.72%
17.00 to 17.49.............................        1,485          14,631,379.80         0.44%
17.50 to 17.99.............................        1,966          18,729,433.41         0.57%
18.00 to 18.49.............................        2,381          24,732,637.49         0.75%
18.50 to 18.99.............................        2,033          19,542,456.44         0.59%
19.00 to 19.49.............................        1,087           9,838,946.04         0.30%
19.50 to 19.99.............................        1,988          18,158,854.26         0.55%
20.00......................................          527           4,540,841.67         0.14%
                                                 -------      -----------------       ------
     Totals................................      242,591      $3,299,999,864.04       100.00%
                                                 =======      =================       ======

---------------
(1) May not add to 100.00% due to rounding.

     Approximately 70.00% of the aggregate principal balance of the Receivables, constituting 61.77% of the number of Receivables, as of the Cutoff Date, represent vehicles financed at new vehicle rates, and the remainder of the Receivables represent vehicles financed at used vehicle rates.

     By aggregate principal balance, approximately 2.27% of the Receivables constitute Precomputed Receivables and 97.73% of the Receivables constitute Simple Interest Receivables.

See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Precomputed Receivables and Simple Interest Receivables.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the Receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     As the rate of payment of principal of each class of Notes and each class of Certificates will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes and the final distribution in respect of either class of Certificates could occur significantly earlier than the respective Final Scheduled Distribution Dates. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

     The table captioned "Percent of Initial Note Principal Amount or Initial Certificate Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Receivables. The ABS Table assumes that (i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (iii) payments on the Notes and distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the fifteenth day of each applicable month), (iv) the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Balance and (v) the Servicer exercises its option to purchase the Receivables on the earliest Distribution Date on which such option may be exercised. The pools have an assumed cutoff date of July 1, 1999. The ABS Table indicates the projected weighted average life of each class of Notes and the Class C Certificates and sets forth the percent of the initial principal amount of each class of Notes and the percent of the initial Certificate Balance of the Class C Certificates that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

     The ABS Table also assumes that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the Cutoff

Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                  ORIGINAL TERM    REMAINING TERM
                                       AGGREGATE                   TO MATURITY      TO MATURITY
POOL                               PRINCIPAL BALANCE     APR       (IN MONTHS)      (IN MONTHS)
----                               -----------------     ---      -------------    --------------
1..............................    $   99,556,861.10     2.468%        36                26
2..............................        46,836,953.67     3.086%        36                19
3..............................        82,703,139.39     3.320%        35                31
4..............................       222,246,628.14     3.607%        48                30
5..............................       158,479,225.36     3.930%        48                44
6..............................       158,591,878.13     4.025%        48                38
7..............................       542,350,565.77     4.970%        60                51
8..............................       325,007,304.41     5.058%        60                56
9..............................       393,706,490.68     5.559%        60                43
10.............................       321,353,027.96    11.159%        60                51
11.............................       502,906,441.19    11.201%        60                56
12.............................       130,165,183.26    11.399%        60                43
13.............................        83,018,178.73    11.694%        47                38
14.............................        40,754,846.90    11.695%        47                30
15.............................        14,444,757.62    11.748%        34                17
16.............................        34,249,580.38    11.809%        33                24
17.............................        47,462,166.00    12.095%        33                29
18.............................        96,166,635.35    12.150%        47                43
                                   -----------------
                                   $3,299,999,864.04
                                   =================

     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes and the Class C Certificates.

                  PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT OR
             INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                  CLASS A-1 NOTES                     CLASS A-2 NOTES                     CLASS A-3 NOTES
                         ---------------------------------   ---------------------------------   ---------------------------------
   DISTRIBUTION DATE      0.5%     1.0%     1.5%     1.8%     0.5%     1.0%     1.5%     1.8%     0.5%     1.0%     1.5%     1.8%
   -----------------      ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
Closing Date...........  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
08/15/99...............   62.33    54.81    46.38    40.77   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
09/15/99...............   27.73    13.01     0.00     0.00   100.00   100.00    98.52    93.86   100.00   100.00   100.00   100.00
10/15/99...............    0.00     0.00     0.00     0.00    97.12    87.95    77.67    70.84   100.00   100.00   100.00   100.00
11/15/99...............    0.00     0.00     0.00     0.00    82.53    70.59    57.20    48.31   100.00   100.00   100.00   100.00
12/15/99...............    0.00     0.00     0.00     0.00    68.00    53.43    37.10    26.26   100.00   100.00   100.00   100.00
01/15/00...............    0.00     0.00     0.00     0.00    53.54    36.48    17.37     4.69   100.00   100.00   100.00   100.00
02/15/00...............    0.00     0.00     0.00     0.00    39.14    19.74     0.00     0.00   100.00   100.00    98.82    90.27
03/15/00...............    0.00     0.00     0.00     0.00    24.79     3.21     0.00     0.00   100.00   100.00    87.72    78.28
04/15/00...............    0.00     0.00     0.00     0.00    10.52     0.00     0.00     0.00   100.00    93.09    77.51    67.18
05/15/00...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    99.38    84.33    67.50    56.35
06/15/00...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    91.77    75.69    57.71    45.80
07/15/00...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    84.18    67.15    48.12    35.52
08/15/00...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    76.60    58.72    38.75    25.53
09/15/00...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    69.05    50.40    29.58    15.77
10/15/00...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    61.52    42.20    20.64     6.24
11/15/00...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    54.02    34.11    11.82     0.00
12/15/00...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    46.53    26.13     3.22     0.00
01/15/01...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    39.15    18.30     0.00     0.00
02/15/01...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    31.80    10.55     0.00     0.00
03/15/01...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    24.69     3.11     0.00     0.00
04/15/01...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    17.54     0.00     0.00     0.00
05/15/01...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    10.40     0.00     0.00     0.00
06/15/01...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     3.28     0.00     0.00     0.00
07/15/01...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
08/15/01...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
09/15/01...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
10/15/01...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
11/15/01...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
12/15/01...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
01/15/02...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
02/15/02...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
03/15/02...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
04/15/02...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
05/15/02...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
06/15/02...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
07/15/02...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
08/15/02...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
09/15/02...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
10/15/02...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
11/15/02...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
12/15/02...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
01/15/03...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
Weighted Average Life
  (years)(1)...........    0.12     0.10     0.08     0.08     0.52     0.44     0.37     0.33     1.39     1.18     1.00     0.90

---------------
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Note.

     THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                  PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT OR
             INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                  CLASS A-4 NOTES                     CLASS A-5 NOTES                     CLASS A-6 NOTES
     DISTRIBUTION        ---------------------------------   ---------------------------------   ---------------------------------
         DATE             0.5%     1.0%     1.5%     1.8%     0.5%     1.0%     1.5%     1.8%     0.5%     1.0%     1.5%     1.8%
     ------------         ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
Closing Date...........  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
08/15/99...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
09/15/99...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
10/15/99...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
11/15/99...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
12/15/99...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
01/15/00...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
02/15/00...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
03/15/00...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
04/15/00...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
05/15/00...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
06/15/00...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
07/15/00...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
08/15/00...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
09/15/00...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
10/15/00...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
11/15/00...............  100.00   100.00   100.00    95.27   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
12/15/00...............  100.00   100.00   100.00    81.16   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
01/15/01...............  100.00   100.00    91.96    67.59   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
02/15/01...............  100.00   100.00    79.19    54.48   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
03/15/01...............  100.00   100.00    67.01    42.04   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
04/15/01...............  100.00    93.34    55.18    30.04   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
05/15/01...............  100.00    81.95    43.69    18.51   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
06/15/01...............  100.00    70.75    32.55     7.43   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
07/15/01...............   93.98    59.73    21.76     0.00   100.00   100.00   100.00    92.00   100.00   100.00   100.00   100.00
08/15/01...............   83.04    49.09    11.48     0.00   100.00   100.00   100.00    66.83   100.00   100.00   100.00   100.00
09/15/01...............   72.14    38.62     1.54     0.00   100.00   100.00   100.00    42.83   100.00   100.00   100.00   100.00
10/15/01...............   61.81    28.79     0.00     0.00   100.00   100.00    80.65    20.64   100.00   100.00   100.00   100.00
11/15/01...............   51.52    19.13     0.00     0.00   100.00   100.00    58.28     0.00   100.00   100.00   100.00    99.56
12/15/01...............   41.27     9.65     0.00     0.00   100.00   100.00    36.77     0.00   100.00   100.00   100.00    79.62
01/15/02...............   31.31     0.56     0.00     0.00   100.00   100.00    16.52     0.00   100.00   100.00   100.00    61.14
02/15/02...............   22.62     0.00     0.00     0.00   100.00    81.38     0.00     0.00   100.00   100.00    98.49    44.45
03/15/02...............   14.33     0.00     0.00     0.00   100.00    62.47     0.00     0.00   100.00   100.00    81.73     0.00
04/15/02...............    6.07     0.00     0.00     0.00   100.00    43.92     0.00     0.00   100.00   100.00    65.66     0.00
05/15/02...............    0.00     0.00     0.00     0.00    94.57    25.74     0.00     0.00   100.00   100.00    50.30     0.00
06/15/02...............    0.00     0.00     0.00     0.00    73.97     7.94     0.00     0.00   100.00   100.00    35.65     0.00
07/15/02...............    0.00     0.00     0.00     0.00    53.46     0.00     0.00     0.00   100.00    90.52     0.00     0.00
08/15/02...............    0.00     0.00     0.00     0.00    33.02     0.00     0.00     0.00   100.00    73.49     0.00     0.00
09/15/02...............    0.00     0.00     0.00     0.00    12.65     0.00     0.00     0.00   100.00    56.85     0.00     0.00
10/15/02...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    94.63    42.22     0.00     0.00
11/15/02...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    76.67     0.00     0.00     0.00
12/15/02...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    58.79     0.00     0.00     0.00
01/15/03...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    40.98     0.00     0.00     0.00
Weighted Average Life
  (years)(1)...........    2.36     2.09     1.80     1.62     3.02     2.73     2.37     2.15     3.44     3.18     2.82     2.53

---------------
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Note.

     THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                  PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT OR
             INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                                                  CLASS B NOTES                   CLASS C CERTIFICATES
                                                        ---------------------------------   ---------------------------------
                  DISTRIBUTION DATE                      0.5%     1.0%     1.5%     1.8%     0.5%     1.0%     1.5%     1.8%
                  -----------------                      ----     ----     ----     ----     ----     ----     ----     ----
Closing Date..........................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
08/15/99..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
09/15/99..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
10/15/99..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
11/15/99..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
12/15/99..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
01/15/00..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
02/15/00..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
03/15/00..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
04/15/00..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
05/15/00..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
06/15/00..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
07/15/00..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
08/15/00..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
09/15/00..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
10/15/00..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
11/15/00..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
12/15/00..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
01/15/01..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
02/15/01..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
03/15/01..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
04/15/01..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
05/15/01..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
06/15/01..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
07/15/01..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
08/15/01..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
09/15/01..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
10/15/01..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
11/15/01..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
12/15/01..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
01/15/02..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
02/15/02..............................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
03/15/02..............................................  100.00   100.00   100.00     0.00   100.00   100.00   100.00     0.00
04/15/02..............................................  100.00   100.00   100.00     0.00   100.00   100.00   100.00     0.00
05/15/02..............................................  100.00   100.00   100.00     0.00   100.00   100.00   100.00     0.00
06/15/02..............................................  100.00   100.00   100.00     0.00   100.00   100.00   100.00     0.00
07/15/02..............................................  100.00   100.00     0.00     0.00   100.00   100.00     0.00     0.00
08/15/02..............................................  100.00   100.00     0.00     0.00   100.00   100.00     0.00     0.00
09/15/02..............................................  100.00   100.00     0.00     0.00   100.00   100.00     0.00     0.00
10/15/02..............................................  100.00   100.00     0.00     0.00   100.00   100.00     0.00     0.00
11/15/02..............................................  100.00     0.00     0.00     0.00   100.00     0.00     0.00     0.00
12/15/02..............................................  100.00     0.00     0.00     0.00   100.00     0.00     0.00     0.00
01/15/03..............................................  100.00     0.00     0.00     0.00   100.00     0.00     0.00     0.00
Weighted Average Life
  (years)(1)(2).......................................    3.54     3.29     2.96     2.63     3.54     3.29     2.96     2.63

---------------
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Note.
(2) The weighted average life of a Certificate is determined by (i) multiplying the amount of each distribution in respect of the Certificate Balance of a Certificate by the number of years from the date of the issuance of the Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the original Certificate Balance of the Certificate.

     THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Set forth below is certain information concerning Ford Credit's experience with respect to its portfolio of U.S. retail installment sale contracts for new and used automobiles and light trucks (including previously sold contracts which Ford Credit continues to service). There is no assurance that the delinquency, repossession or loss experience of the Receivables will be comparable to Ford Credit's experience shown in the following tables or that the downward trend in 1998 and the first three months of 1999 will continue in the future.

                           DELINQUENCY EXPERIENCE(1)

                                                    THREE MONTHS
                                                   ENDED MARCH 31,                       YEAR ENDED DECEMBER 31,
                                                ---------------------   ---------------------------------------------------------
                                                  1999        1998        1998        1997        1996        1995        1994
                                                  ----        ----        ----        ----        ----        ----        ----
Average Number of Contracts Outstanding During
 the Period...................................  4,233,172   3,689,914   3,880,082   3,591,153   3,612,265   3,438,699   3,430,145
Average Daily Delinquencies as a Percent of
 Average Contracts Outstanding
 31-60 Days(2)................................    2.45%       2.84%       2.57%       2.85%       2.54%       2.21%       2.03%
 61-90 Days(2)................................    0.29%       0.34%       0.29%       0.32%       0.26%       0.17%       0.15%
 Over 90 Days(3)..............................    0.11%       0.12%       0.11%       0.11%       0.08%       0.04%       0.03%

---------------
(1) The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service.

(2) Delinquencies represent the daily average number of contracts delinquent.

(3) Delinquencies represent the average monthly end-of-period number of contracts delinquent.

                   CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)

                                           THREE MONTHS
                                          ENDED MARCH 31,                YEAR ENDED DECEMBER 31,
                                         -----------------   -----------------------------------------------
                                          1999      1998      1998      1997      1996      1995      1994
                                          ----      ----      ----      ----      ----      ----      ----
Average Portfolio Outstanding During
  the Period (Millions) Gross..........  $55,679   $44,298   $48,568   $41,186   $40,269   $35,699   $33,703
  Net..................................  $48,579   $37,681   $41,731   $34,715   $33,647   $30,015   $28,526
Repossessions as a Percent of Average
  Number of Contracts Outstanding......   2.32%     2.87%     2.52%     3.01%     3.01%     2.38%     2.15%
Net Losses as a Percent of Gross
  Liquidations(2)......................   1.81%     2.35%     2.06%     2.46%     2.21%     1.43%     1.06%
Net Losses as a Percent of Average
  Gross Portfolio Outstanding(2).......   0.93%     1.27%     1.07%     1.38%     1.28%     0.82%     0.62%
Net Losses as a Percent of Average Net
  Portfolio Outstanding(2).............   1.06%     1.49%     1.24%     1.64%     1.53%     0.98%     0.73%

---------------
(1) All gross amounts and percentages are based on the gross amount scheduled to be paid on each contract including unearned finance and other charges. All net amounts and percentages are based on the net amount scheduled to be paid on each contract excluding unearned finance and other charges. The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service.

(2) "Net Losses" are equal to the aggregate balance of all contracts which are determined to be uncollectible in the period less any recoveries on contracts charged-off in the period or any prior periods. Net losses include expenses associated with outside collection agencies but exclude other expenses associated with collection, repossession, and disposition of the vehicle. These other expenses are not material to the data presented.

                                  POOL FACTORS

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal amount of such class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal amount of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be, as a result of payments and liquidations of the Receivables. A Noteholder's portion of the aggregate outstanding principal amount of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance of the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Maturity and Prepayment Considerations" in the Prospectus. In addition, no principal payments will be made at any time, including upon the occurrence and during the continuation of an Event of Default, (i) on the Class A-2 Notes until the Class A-1 Notes have been paid in full, (ii) on the Class A-3 Notes until the Class A-2 Notes have been paid in full, (iii) on the Class A-4 Notes until the Class A-3 Notes are paid in full, (iv) on the Class A-5 Notes until the Class A-4 Notes are paid in full, (v) on the Class A-6 Notes until the Class A-5 Notes are paid in full or
(vi) on the Class B Notes until the Class A-6 Notes have been paid in full. No distributions of principal on the Certificates will be made until all the Notes have been paid in full. In addition, no distributions of principal will be made on the Class D Certificates until the Certificate Balance of the Class C Certificates has been reduced to zero. See "Description of the Notes -- Payments of Principal" and "Description of the Certificates -- Distributions of Principal Payments" herein. As the rate of payment of principal of each class of Notes and each class of Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes and the final distribution in respect of either class of Certificates could occur significantly earlier than the respective Final Scheduled Distribution Dates.

     It is expected that final payment of each class of Notes and the final distribution in respect of each class of Certificates will occur on or prior to the respective Final Scheduled Distribution Dates. Failure to make final payment of any class of Notes on or prior to the respective Final Scheduled Distribution Dates would constitute an Event of Default under the Indenture. See "Description of the Notes -- The Indenture -- Events of Default; Rights upon Event of Default" herein and in the Prospectus. In addition, the Sale and Servicing Agreement requires that the remaining Certificate Balance of each class of Certificates be paid in full on the respective Final Scheduled Distribution Dates. However, no assurance can be given that sufficient funds will be available to pay each class of Notes and each class of Certificates in full on or prior to the respective Final Scheduled Distribution Dates. If sufficient funds are not available, final payment of any class of Notes and the final distribution in respect of either class of Certificates could occur later than such dates.

     The rate of prepayments of the Receivables may be influenced by a variety of economic, social and other factors, and under certain circumstances relating to breaches of representations, warranties or covenants, the Seller and/or the Servicer will be obligated to repurchase Receivables from the Trust. See "The Receivables Pool" herein and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the Receivables more quickly than expected and thereby reduce anticipated aggregate interest payments on the Securities. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders and the Certificateholders as set forth in the priority of distributions herein. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

     Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.

                            DESCRIPTION OF THE NOTES

     The Trust will issue $250,000,000 aggregate initial principal amount of
Class A-1      % Asset Backed Notes (the "Class A-1 Notes"), $588,000,000
aggregate initial principal amount of Class A-2      % Asset Backed Notes (the
"Class A-2 Notes"), $990,000,000 aggregate initial principal amount of Class A-3
  % Asset Backed Notes (the "Class A-3 Notes"), $627,366,000 aggregate initial
principal amount of Class A-4   % Asset Backed Notes (the "Class A-4 Notes," and
together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Offered Notes"), $250,000,000 aggregate initial principal amount of Class
A-5   % Asset Backed Notes (the "Class A-5 Notes"), $250,000,000 aggregate
initial principal amount of Class A-6   % Asset Backed Notes (the "Class A-6
Notes," and together with the Class A-5 Notes and the Offered Notes, the "Class
A Notes") and $109,457,000 aggregate initial principal amount of Class B   %
Asset Backed Notes (the "Class B Notes," and together with the Class A Notes, the "Notes") pursuant to an indenture (the "Indenture") to be dated as of July 1, 1999, between the Trust and The Chase Manhattan Bank, as indenture trustee (the "Indenture Trustee"). The Trust also will issue $62,546,000 aggregate
initial principal balance of Class C   % Asset Backed Certificates (the "Class C
Certificates") and $62,546,000 aggregate initial principal balance of Class D
  % Asset Backed Certificates (the "Class D Certificates," and together with the Class C Certificates, the "Certificates," and together with the Notes, the "Securities"). The Class A-5 Notes, the Class A-6 Notes and the Class D Certificates are not being offered hereby.

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Securities and Exchange Commission (the "Commission") following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture, which are hereby incorporated by reference. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth under the headings "Description of the Notes" and "Certain Information Regarding the Securities" in the Prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

     Each class of Notes will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities -- Fixed Rate Securities" in the Prospectus. Interest on the Notes will accrue at the respective per annum interest rates for the various classes of Notes (collectively, the "Note Interest Rates") and will be payable to the Noteholders monthly on the fifteenth day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing August 16, 1999. Interest will accrue for the period (i) with respect to the Class A-1 Notes and the Class A-2 Notes, from and including the Closing Date (in the case of the first Distribution Date) or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date and (ii) with respect to each class of Notes other than the Class A-1 Notes and the Class A-2 Notes, from and including the Closing Date (in the case of the first Distribution Date) or from and including the fifteenth day of the calendar month preceding each Distribution Date to but excluding the fifteenth day of the following calendar month (each, an "Interest Period") and will be due and payable on each Distribution Date. Interest on the Class A-1 Notes and the Class A-2 Notes will be calculated on the basis of actual days elapsed and a 360-day year. Interest on each class of Notes other than the Class A-1 Notes and the Class A-2 Notes will be calculated on the basis of a 360-day year of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the applicable Note Interest Rate (to the extent lawful). Interest payments on the Notes will generally be derived from the funds on deposit in the Collection Account with respect to the Collection Period preceding the related Distribution Date (including funds, if any, deposited therein from the Reserve Account and the Payahead Account) remaining after the payment of (i) the Servicing Fee and (ii) in the case of the Class B Notes, interest on the Class A Notes and the First Priority Principal Distribution Amount, if any. Under certain circumstances, the amount available for interest payments on the Class A Notes could be less than the amount of interest payable on the Class A Notes on any Distribution Date, in which case each of the holders of Class A-1 Notes (the "Class A-1 Noteholders"), the holders of Class A-2 Notes (the "Class A-2 Noteholders"), the holders of Class A-3 Notes (the "Class A-3 Noteholders"), the holders of the Class A-4 Notes (the "Class A-4 Noteholders"), the holders of the Class A-5 Notes (the "Class A-5 Noteholders") and the holders of Class A-6 Notes (the "Class A-6 Noteholders" and, together with the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders and the Class A-5 Noteholders, the "Class A Noteholders") will receive their ratable share (based upon the total amount of interest due to such Class A Noteholders, of the aggregate amount available to be distributed in respect of interest on the Class A Notes. Interest on the Class B Notes will not be paid on any Distribution Date until interest payments on the Class A Notes and the First Priority Principal Distribution Amount, if any, have been paid in full. If the amount available for interest payments on the Class B Notes is less than the amount of interest payable on the Class B Notes on any Distribution Date, each of the holders of the Class B Notes (the "Class B Noteholders") will receive their ratable share (based upon the total amount of interest due to such Class B Noteholders) of the aggregate amount available to be distributed in respect of interest on the Class B Notes. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein. An Event of Default will occur if the full amount of interest due on the Class A Notes is not paid within five days of the related Distribution Date. Until the Class A Notes have been paid in full, the failure to pay interest due on the Class B Notes within five days of the related Distribution Date will not be an Event of Default. See "Description of the Notes -- The Indenture Events of Default; Rights upon Event of Default" herein and in the Prospectus.

PAYMENTS OF PRINCIPAL

     Principal payments will be made to the Noteholders on each Distribution Date in an amount generally equal to the "Principal Distribution Amount." The Principal Distribution Amount with respect to any Distribution Date equals the sum of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Regular Principal Distribution Amount, and will be paid on each Distribution Date to the extent that funds are available therefor following payment in full of all amounts ranking senior to such component in accordance with the priorities described in "Description of the Transfer and Servicing
Agreements -- Distributions" herein. Principal payments on the Notes will be derived from the funds on deposit in the Collection Account with respect to the Collection Period preceding the related Distribution Date (including funds, if any, deposited therein from the Reserve Account and the Payahead Account). Following the occurrence and during the continuation of an Event of Default relating to default in the payment of principal or default for five days or more in the payment of interest on any Note which has resulted in an acceleration of the Notes, or following an Insolvency Event or a dissolution with respect to the Seller or Ford Credit Auto Receivables Two, Inc., the general partner of the Seller (the "General Partner"), the Class A Noteholders will be entitled to be paid in full before any distributions of principal or interest may be made on the Class B Notes and the Certificates. Following the occurrence of any other Event of Default which has resulted in an acceleration of the Notes, interest on the Class A Notes and the Class B Notes must be paid on each Distribution Date prior to the distribution of principal on the Class A Notes on such Distribution Date. Following the occurrence of any Event of Default, the Class B Noteholders will be entitled to be paid in full before any distributions of principal or interest may be made on the Certificates. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

     On the Business Day immediately preceding each Distribution Date (a "Determination Date") the Indenture Trustee will determine the amount in the Collection Account for distribution on the related Distribution Date. Payments to Securityholders will be made on each Distribution Date in accordance with such determination.

     Principal payments on the Notes will be applied on each Distribution Date (including upon the occurrence and during the continuation of an Event of Default) in the following order of priority: (i) to the principal amount of the Class A-1 Notes until such principal amount is paid in full; (ii) to the principal amount of the Class A-2 Notes until such principal amount is paid in full; (iii) to the principal amount of the Class A-3 Notes until such principal amount is paid in full; (iv) to the principal amount of the Class A-4 Notes until such principal amount is paid in full; (v) to the principal amount of the Class A-5 Notes until such principal amount is paid in full; (vi) to the principal amount of the Class A-6 Notes until such principal amount is paid in full; and (vii) to the principal amount of the Class B Notes until such principal amount is paid in full. The principal amount of the Class A-1 Notes, to the extent not previously paid, will be due on the December 1999 Distribution Date (the "Class A-1 Final Scheduled Distribution Date"), the principal amount of the Class A-2 Notes, to the extent not previously paid, will be due on the July 2000 Distribution Date (the "Class A-2 Final Scheduled Distribution Date"), the principal amount of the Class A-3 Notes, to the extent not previously paid, will be due on the November 2001 Distribution Date (the "Class A-3 Final Scheduled Distribution Date"), the principal amount of the Class A-4 Notes, to the extent not previously paid, will be due on the September 2002 Distribution Date (the "Class A-4 Final Scheduled Distribution Date"), the principal amount of the Class A-5 Notes, to the extent not previously paid, will be due on the February 2003 Distribution Date (the "Class A-5 Final Scheduled Distribution Date"), the principal amount of the Class A-6 Notes, to the extent not previously paid, will be due on the July 2003 Distribution Date (the "Class A-6 Final Scheduled Distribution Date") and the principal amount of the Class B Notes, to the extent not previously paid, will be due on the October 2003 Distribution Date (the "Class B Final Scheduled Distribution Date"). The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier or later than the respective Final Scheduled Distribution Dates set forth above based on a variety of factors, including those described under "Maturity and Prepayment Considerations" herein and in the Prospectus.

THE INDENTURE

     Events of Default; Rights upon Event of Default. Upon an Event of Default, the Noteholders will have the rights set forth in the Prospectus under "Description of the Notes -- The Indenture -- Events of Default; Rights Upon Event of Default." The Indenture Trustee may sell the Receivables subject to certain conditions set forth in the Indenture following an Event of Default, including (i) a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note or (ii) an Insolvency Event or dissolution with respect to the Issuer. In the case of an Event of Default not involving any such default in payment or the occurrence of any Insolvency Event with respect to the Issuer, the Indenture Trustee is prohibited from selling the Receivables unless one of the conditions set forth in the Prospectus under "Description of the Notes -- The Indenture -- Event of Default; Rights upon Event of Default" has been satisfied and, in addition, either (i) the holders of all outstanding Certificates consent to such sale, or (ii) the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on all of the outstanding Notes and Certificates on the date of such sale. In the event of a sale of the Receivables by the Indenture Trustee following an Event of Default, the Noteholders and Certificateholders will receive notice and an opportunity to submit a bid in respect of such sale.

     Notwithstanding the Events of Default described in the Prospectus under the caption "Description of the Notes -- The Indenture -- Events of Default; Rights upon Event of Default," until the Class A Notes have been paid in full, the failure to pay interest due on the Class B Notes will not be an Event of Default. Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A Notes or the Class B Notes if a default occurs under the Indenture. In these circumstances, the Indenture will provide for a successor trustee to be appointed for one or both of the Class A Notes and Class B Notes, in order that there be separate trustees for each of the Class A Notes and the Class B Notes. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the Class A Noteholders will have the right to exercise remedies under the Indenture (but the Class B Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described herein), and only the Class A Noteholders will have the right to direct or consent to any action to be taken, including sale of the Receivables, until the Class A Notes are paid in full. Upon repayment of the Class A Notes in full, all rights to exercise remedies under the Indenture will transfer to the trustee for the Class B Notes. Any resignation of the original Indenture Trustee as described above with respect to any class of Notes will become effective only upon the appointment of a successor trustee for such class of Notes and such successor's acceptance of such appointment.

OPTIONAL REDEMPTION

     The Class A-6 Notes and the Class B Notes will be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Initial Pool Balance, as described in the Prospectus under "Description of the Transfer and Servicing Agreements -- Termination." The redemption price for the Class A-6 Notes and the Class B Notes will be equal to the unpaid principal amount of such Notes plus accrued and unpaid interest thereon at the applicable Note Interest Rate plus interest on any past due interest at the applicable Note Interest Rate (to the extent lawful).

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued in fully registered, certificated form ("Definitive Certificates") pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth under the headings "Description of the Certificates," "Certain Information Regarding the Securities" and "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

DISTRIBUTIONS OF INTEREST INCOME

     On each Distribution Date, commencing August 16, 1999, the Certificateholders of each class of Certificates will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance of such class of Certificates at the applicable rate of interest on the Certificates (the "Certificate Rates"). The Certificates will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities -- Fixed Rate Securities" in the Prospectus. Interest will accrue from and including the Closing Date (in the case of the first Distribution Date) or from and including the fifteenth day of the calendar month preceding each Distribution Date to but excluding the fifteenth day of the following calendar month, and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the applicable Certificate Rates (to the extent lawful). Interest distributions with respect to the Certificates will be funded from the portion of the funds on deposit in the Collection Account with respect to the Collection Period preceding the related Distribution Date (including funds, if any, deposited therein from the Reserve Account and the Payahead Account) remaining after the payment of (i) the Servicing Fee, (ii) the interest due on the Class A Notes, (iii) the First Priority Principal Distribution Amount, if any, (iv) the interest due on the Class B Notes, (v) the Second Priority Principal Distribution Amount, if any, and (vi) in the case of the Class D Certificates, the interest due on the Class C Certificates. However, following the occurrence of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to the Seller or the General Partner, the Noteholders will be entitled to be paid interest and all principal in full before any distributions may be made on the Certificates. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

DISTRIBUTIONS OF PRINCIPAL PAYMENTS

     Certificateholders will be entitled to distributions with respect to principal payments on each Distribution Date, commencing with the Distribution Date on which all of the Notes have been paid in full, in an amount generally equal to the Principal Distribution Amount (after giving effect to any portion thereof payable to Noteholders). The respective components of the Principal Distribution Amount, consisting of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Regular Principal Distribution Amount, will be paid on each Distribution Date to the extent that funds are available therefor following payment in full of all amounts ranking senior to such component in accordance with the priorities described in "Description of the Transfer and Servicing Agreements -- Distributions" herein. Distributions with respect to principal payments on the Certificates will be derived from the funds on deposit in the Collection Account with respect to the Collection Period preceding the related Distribution

Date (including funds, if any, deposited therein from the Reserve Account and the Payahead Account). Following the occurrence of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to the Seller or the General Partner, the Noteholders will be entitled to be paid interest and all principal in full before any distributions may be made on the Certificates. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

     Distributions with respect to principal payments on the Certificates will be applied on each Distribution Date commencing on the Distribution Date on which all the Notes are paid in full in the following order of priority: (i) in reduction of the Certificate Balance of the Class C Certificates, until the Certificate Balance of the Class C Certificates has been reduced to zero; and
(ii) in reduction of the Certificate Balance of the Class D Certificates, until the Certificate Balance of the Class D Certificates has been reduced to zero. The outstanding Certificate Balance, if any, of the Class C Certificates will be payable in full on the January 2004 Distribution Date (the "Class C Final Scheduled Distribution Date") and the outstanding Certificate Balance, if any, of the Class D Certificates will be payable in full on the November 2004 Distribution Date (the "Class D Final Scheduled Distribution Date"). The actual date on which the aggregate Certificate Balance of either class of Certificates is paid may be earlier or later than the respective Final Scheduled Distribution Dates set forth above based on a variety of factors, including those described under "Maturity and Prepayment Considerations" herein and in the Prospectus.

OPTIONAL PREPAYMENT

     If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 10% or less of the Initial Pool Balance, Certificateholders of each class of Certificates will receive an amount in respect of such Certificates equal to the outstanding Certificate Balance of such class together with accrued interest at the applicable Certificate Rates plus interest on any past due interest at the applicable Certificate Rates (to the extent lawful), which distribution shall effect the early retirement of the Certificates. See "Description of the Transfer and Servicing
Agreements -- Termination" in the Prospectus.

PRIORITY OF NOTES

     The rights of Certificateholders to receive distributions of interest are subordinated to the rights of Noteholders to receive payments of interest and, under certain conditions, principal. In addition, the Certificateholders will have no right to receive distributions of principal until the aggregate principal amount of all the Notes has been paid in full. Consequently, funds on deposit in the Collection Account with respect to the Collection Period preceding the related Distribution Date (including funds, if any, deposited therein from the Reserve Account and the Payahead Account) will be applied to the payment of the interest due on the Class A Notes, the First Priority Principal Distribution Amount, if any, interest due on the Class B Notes and the Second Priority Principal Distribution Amount, if any, before distributions of interest on the Class C Certificates and will be applied to the payment of principal on the Notes in full before distributions of principal on the Class C Certificates. See "Description of the Transfer and Servicing
Agreements -- Distributions" herein. In addition, following the occurrence of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to the Seller or the General Partner, the Noteholders will be entitled to be paid interest and all principal in full before any distributions may be made on the Certificates. See "Description of the Transfer and Servicing Agreements -- Insolvency Event or Dissolution" in the Prospectus.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. Copies of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the heading "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

ACCOUNTS

     Except under certain conditions described herein, the Servicer will be required to remit collections received with respect to the Receivables not later than the second Business Day after receipt to one or more accounts in the name of the Indenture Trustee (the "Collection Account"). In addition to the Accounts referred to under "Description of the Transfer and Servicing
Agreements -- Accounts" in the Prospectus, (i) the Indenture Trustee will create an administrative subaccount within the Collection Account for the benefit of the Securityholders entitled the Principal Distribution Account (such subaccount, the "Principal Distribution Account"), (ii) the Owner Trustee will create two administrative subaccounts within the Certificate Distribution Account for the benefit of the Certificateholders entitled the Certificate Interest Distribution Account (such subaccount, the "Certificate Interest Distribution Account") and the Certificate Principal Distribution Account (such subaccount, the "Certificate Principal Distribution Account"), respectively, and
(iii) the Servicer will establish and will maintain with the Indenture Trustee the Reserve Account, in the name of the Indenture Trustee on behalf of the Securityholders. The Servicer also will establish and will maintain with the Indenture Trustee the Payahead Account, in the name of the Indenture Trustee. The Payahead Account will not be included in the property of the Trust.

SERVICING COMPENSATION AND EXPENSES

     The Servicer is entitled to receive on each Distribution Date a fee for servicing the Receivables (the "Servicing Fee") equal to the product of one-twelfth of 1.00% (the "Servicing Fee Rate") and the Pool Balance as of the first day of the related Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date to the extent of the funds on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date (including funds, if any, deposited therein from the Reserve Account and the Payahead Account). The Servicer also is entitled to receive a supplemental servicing fee (the "Supplemental Servicing Fee" and, together with the Servicing Fee, the "Servicer Fee") for each Collection Period equal to any late, prepayment, and other administrative fees and expenses collected during the Collection Period, plus any interest earned during the Collection Period on deposits made with respect to the Receivables. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Expenses" in the Prospectus.

RIGHTS UPON EVENT OF SERVICING TERMINATION

     If an Event of Servicing Termination occurs, the Indenture Trustee or the Class A Noteholders evidencing not less than a majority of the principal amount of the Class A Notes may remove the Servicer without the consent of any of the Class B Noteholders or the Certificateholders. The Class B Noteholders will not have the ability to remove the Servicer if an Event of Servicing Termination occurs until the Class A Notes have been paid in full. The holders of the Class C Certificates (the "Class C Certificateholders") will not have the ability to remove the Servicer if an Event of Servicing Termination occurs until after the Notes have been paid in full.

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

     If an Event of Servicing Termination occurs, the Class A Noteholders evidencing not less than a majority of the principal amount of the Class A Notes may, with certain specified exceptions, waive any Events of Servicing Termination, without the consent of any of the Class B Noteholders or the Certificateholders. The Class B Noteholders will not have the right to determine whether any Event of Servicing Termination should be waived until the Class A Notes have been paid in full. The Class C Certificateholders will not have the right to determine whether any Event of Servicing Termination should be waived until the Notes have been paid in full.

DISTRIBUTIONS

     Deposits to Collection Account. On or before the Distribution Date, the Servicer will cause all collections, Precomputed Advances, Simple Interest Advances and other amounts constituting the Available Funds to be deposited into the Collection Account. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables," "-- Collections" and
"-- Advances" in the Prospectus. On or before each Distribution Date, the Servicer shall notify the Indenture Trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the excess, if any, of
(i) the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (prior to giving effect to any withdrawals therefrom relating to such Distribution Date) over (ii) the Specified Reserve Balance with respect to such Distribution Date (such excess, the "Reserve Account Release Amount"). In addition, the Servicer shall notify the Indenture Trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the lesser of (i) the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (after giving effect to any withdrawals therefrom relating to the Reserve Account Release Amount for such Distribution Date), and (ii) the amount, if any, by which (x) the Total Required Payment exceeds (y) the Available Funds for such Distribution Date. On or before the Final Scheduled Distribution Date with respect to any class of Notes or either class of Certificates, the Servicer shall notify the Indenture Trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the lesser of (i) the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (after giving effect to any withdrawals therefrom relating to the Reserve Account Release Amount and to the amount by which the Total Required Payment exceeds the Available Funds for such Distribution Date) and (ii) the amount, if any, by which the sum of the Available Funds plus the amount, if any, withdrawn from the Reserve Account in respect of the excess of the Total Required Payment over the Available Funds for such Distribution Date is insufficient to pay such class of Notes or such class of Certificates in full in accordance with the priorities described in "-- Monthly Withdrawals from Collection Account" below. The "Available Funds" for a Distribution Date shall be the sum of the Available Collections and the Reserve Account Release Amount.

     A "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York or the State of Delaware are authorized by law, regulation or executive order to be closed. With respect to any Distribution Date, the "Record Date" with respect to the Notes is the day immediately preceding such Distribution Date or, if such Notes are issued as Definitive Notes, the last day of the preceding month and with respect to the Certificates is the last day of the month preceding the Distribution Date. A "Collection Period" means, with respect to the first Distribution Date, the calendar month ending on July 31, 1999, and with respect to each subsequent Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.

     The "Available Collections" for a Distribution Date will be the sum of the following amounts with respect to the Collection Period preceding such Distribution Date: (i) all scheduled payments and all prepayments in full (and certain partial prepayments) collected with respect to Precomputed Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) and all payments collected with respect to Simple Interest Receivables; (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) all Advances made by the Servicer of interest due on the Receivables; (v) all advances, if any, of interest made by the Servicer in respect of Receivables which were prepaid in full; (vi) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; and (vii) partial prepayments of any refunded item included in the principal balance of a Receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the Obligor's periodic payment to an amount below the scheduled payment as of the Cutoff Date. The Available Collections shall be determined on the related Determination Date based on the methodology described under "Description of the Notes -- Payments of Principal" herein and "Description of the Transfer and Servicing Agreements -- Distributions" in the Prospectus.

     The Available Collections on any Distribution Date shall exclude the following: (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance; (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances thereon; (iii) all payments and proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in the Available Funds in a prior Collection Period;
(iv) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances; and (v) amounts constituting the Supplemental Servicing Fee.

     Monthly Withdrawals from Collection Account. On each Distribution Date, the Servicer will allocate amounts on deposit in the Collection Account as described under "Description of the Transfer and Servicing Agreements -- Distributions" in the Prospectus and will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of funds then on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date (including funds, if any, deposited therein from the Reserve Account and the Payahead Account), in the following order of priority:

     (i) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

     (ii)   to the Class A Noteholders, the Accrued Class A Note Interest;

     (iii) to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

     (iv)   to the Class B Noteholders, the Accrued Class B Note Interest;

     (v) to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

     (vi) to the Certificate Interest Distribution Account, the Accrued Class C Certificate Interest;

     (vii) to the Certificate Interest Distribution Account, the Accrued Class D Certificate Interest;

     (viii) to the Reserve Account, the amount required to reinstate the amount in the Reserve Account up to the Specified Reserve Balance;

     (ix) to the Principal Distribution Account, the Regular Principal Distribution Amount; and

     (x) to the Seller, any funds remaining on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date.

     Notwithstanding the foregoing, (x) following the occurrence and during the continuation of an Event of Default relating to default in the payment of principal or default for five days or more in the payment of interest on any Note or the occurrence of an Insolvency Event or dissolution with respect to the Issuer which Event of Default has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to the Seller or the General Partner, the funds on deposit in the Collection Account (including funds, if any, deposited therein from the Reserve Account and the Payahead Account) remaining after the application of clauses (i) and (ii) above will be deposited in the Principal Distribution Account to the extent necessary to reduce the principal amount of the Class A Notes to zero, and no distributions of principal or interest on the Class B Notes will be made until payment in full of principal and interest on the Class A Notes, and (y) following the occurrence and during the continuation of any other Event of Default which has resulted in an acceleration of the Notes, the funds on deposit in the Collection Account (including funds, if any, deposited therein from the Reserve Account and the Payahead Account) remaining after application of clauses (i), (ii), (iii) and
(iv) above will be deposited in the Principal Distribution Account to the extent necessary to reduce the principal amount of all the Notes to zero, and in neither case will the Certificateholders receive any distributions until the principal amount and accrued interest on all the Notes has been paid in full.

     On and after the Distribution Date on which the principal amount of the Notes has been paid in full, amounts in respect of the First Priority Principal Distribution Amount, if any, the Second Priority Principal Distribution Amount, if any, and the Regular Principal Distribution Amount, if any (in each case, after giving effect to any portion thereof payable to Noteholders) as described in clauses (iii), (v) and (ix) above, respectively, will be deposited into the Certificate Principal Distribution Account.

     On each Determination Date, the Servicer will provide the Indenture Trustee with certain information with respect to the Collection Period preceding such Determination Date, including the amount of aggregate collections on the Receivables, the aggregate amount of Liquidated Receivables, the aggregate Advances to be made by the Servicer and the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer.

     For purposes hereof, the following terms shall have the following meanings:

     "Accrued Class A Note Interest" means, with respect to any Distribution Date, the sum of the Class A Noteholders' Monthly Accrued Interest for such Distribution Date and the Class A Noteholders' Interest Carryover Shortfall for such Distribution Date.

     "Accrued Class B Note Interest" means, with respect to any Distribution Date, the sum of the Class B Noteholders' Monthly Accrued Interest for such Distribution Date and the Class B Noteholders' Interest Carryover Shortfall for such Distribution Date.

     "Accrued Class C Certificate Interest" means, with respect to any Distribution Date, the sum of the Class C Certificateholders' Monthly Accrued Interest for such Distribution Date and the Class C Certificateholders' Interest Carryover Shortfall for such Distribution Date.

     "Accrued Class D Certificate Interest" means, with respect to any Distribution Date, the sum of the Class D Certificateholders' Monthly Accrued Interest for such Distribution Date and the Class D Certificateholders' Interest Carryover Shortfall for such Distribution Date.

     "Certificate Balance" means, (i) with respect to the Class C Certificates, initially, $62,546,000 and, thereafter, means the initial Certificate Balance of the Class C Certificates, reduced by all amounts allocable to principal previously distributed to the Class C Certificateholders and (ii) with respect to the Class D Certificates, initially, $62,546,000 and, thereafter, means the initial Certificate Balance of the Class D Certificates, reduced by all amounts allocable to principal previously distributed to the holders of the Class D Certificates (the "Class D Certificateholders").

     "Class A Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class A Noteholders' Monthly Accrued Interest for the preceding Distribution Date and any outstanding Class A Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually paid to Class A Noteholders on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Class A Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Note Interest Rate borne by such Class A Notes for the related Interest Period.

     "Class A Noteholders' Monthly Accrued Interest" means, with respect to any Distribution Date, the aggregate amount of interest accrued for the related Interest Period on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class A-6 Notes at the respective Note Interest Rate for such class on the outstanding principal amount of the Notes of such class on the immediately preceding Distribution Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of such class on or prior to such preceding Distribution Date.

     "Class B Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class B Noteholders' Monthly Accrued Interest for the preceding Distribution Date and any outstanding Class B Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually paid to Class B Noteholders on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Class B Noteholders on the preceding Distribution Date, to the extent permitted by law, at the rate of interest payable on the Class B Notes for the related Interest Period.

     "Class B Noteholders' Monthly Accrued Interest" means, with respect to any Distribution Date, interest accrued for the related Interest Period on the Class B Notes, at the rate of interest payable on the Class B Notes, on the outstanding principal amount of the Class B Notes on the immediately preceding Distribution Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class B Noteholders on or prior to such preceding Distribution Date.

     "Class C Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class C Certificateholders' Monthly Accrued Interest for the preceding Distribution Date and any outstanding Class C Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually paid to Class C Certificateholders on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the rate of interest payable on the Class C Certificates.

     "Class C Certificateholders' Monthly Accrued Interest" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date), at the rate of interest payable on the Class C Certificates, on the Certificate Balance of the Class C Certificates on the immediately preceding Distribution Date or the Closing Date, as the case may be, after giving effect to all distributions allocable to the reduction of the Certificate Balance of the Class C Certificates made on or prior to such preceding Distribution Date.

     "Class D Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class D Certificateholders' Monthly Accrued Interest for the preceding Distribution Date and any outstanding Class D Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually paid to Class D Certificateholders on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the rate of interest payable on the Class D Certificates.

     "Class D Certificateholders' Monthly Accrued Interest" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date), at the rate of interest payable on the Class D Certificates, on the Certificate Balance of the Class D Certificates on the immediately preceding Distribution Date or the Closing Date, as the case may be, after giving effect to all distributions allocable to the reduction of the Certificate Balance of the Class D Certificates made on or prior to such preceding Distribution Date.

     "First Priority Principal Distribution Amount" means, with respect to any Distribution Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes on such preceding Distribution Date) over (b) the difference between (1) the Pool Balance at the end of the Collection Period preceding such Distribution Date minus (2) the Yield Supplement Overcollateralization Amount with respect to such Distribution Date; provided, however, that the First Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all the Notes and the aggregate Certificate Balance of all the Certificates on such Distribution Date (prior to giving effect to any principal payments to be made on the Securities on such Distribution Date); and provided, further, that (i) the First Priority Principal Distribution Amount on or after the Class A-1 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero; (ii) the First Priority Principal Distribution Amount on or after the Class A-2 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero; (iii) the First Priority Principal Distribution Amount on or after the Class A-3 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero; (iv) the First Priority Principal Distribution Amount on or after the Class A-4 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero; (v) the First Priority Principal Distribution Amount on or after the Class A-5 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-5 Notes to zero; and (vi) the First Priority Principal Distribution Amount on or after the Class A-6 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-6 Notes to zero.

     "Regular Principal Distribution Amount" means, with respect to any Distribution Date, an amount not less than zero equal to the difference between
(i) the greater of (1) the aggregate outstanding principal amount of the Class A-1 Notes and the Class A-2 Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Class A-1 Notes and the Class A-2 Notes on such preceding Distribution Date) or the Closing Date, as the case may be, and (2) the excess, if any, of (a) the sum of the aggregate outstanding principal amount of all the Notes and the aggregate Certificate Balance of all the Certificates as of the preceding Distribution Date (after giving effect to any principal payments to be made on the Securities on such preceding Distribution Date) or the Closing Date, as the case may be, over (b) the difference between (x) the Pool Balance at the end of the Collection Period preceding such Distribution Date minus (y) the sum of the Specified Overcollateralization Amount and the

Yield Supplement Overcollateralization Amount with respect to such Distribution Date, minus (ii) the sum of the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any, each with respect to such Distribution Date; provided, however, that the Regular Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all the Notes and the aggregate Certificate Balance of all the Certificates on such Distribution Date (after giving effect to any principal payments made on the Securities on such Distribution Date in respect of the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any); and provided, further, that (i) the Regular Principal Distribution Amount on or after the Class C Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the Certificate Balance of the Class C Certificates to zero; and (ii) the Regular Principal Distribution Amount on or after the Class D Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the Certificate Balance of the Class D Certificates to zero.

     "Second Priority Principal Distribution Amount" means, with respect to any Distribution Date, an amount not less than zero equal to the difference between
(i) the excess, if any, of (a) the aggregate outstanding principal amount of the Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Notes on such preceding Distribution Date) over
(b) the difference between (1) the Pool Balance at the end of the Collection Period preceding such Distribution Date minus (2) the Yield Supplement Overcollateralization Amount, minus (ii) the First Priority Principal Distribution Amount, if any, with respect to such Distribution Date; provided, however, that the Second Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all the Notes and the aggregate Certificate Balance of all the Certificates on such Distribution Date (after giving effect to any principal payments to be made on the Securities on such Distribution Date in respect of the First Priority Principal Distribution Amount, if any); and provided, further, that the Second Priority Principal Distribution Amount on or after the Class B Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

     "Specified Credit Enhancement Amount" means, with respect to any Distribution Date, the greatest of (i) $16,499,999.32, (ii) 1.00% of the Pool Balance at the end of the Collection Period preceding such Distribution Date or
(iii) the aggregate principal balance of the Receivables that are delinquent 91 days or more and are not Liquidated Receivables at the end of the Collection Period preceding such Distribution Date; provided, however, that the Specified Credit Enhancement Amount with respect to any Distribution Date shall not exceed the sum of the aggregate outstanding principal amount of all the Notes and the aggregate Certificate Balance of all the Certificates as of the preceding Distribution Date (after giving effect to any principal payments made on the Securities on such preceding Distribution Date).

     "Specified Overcollateralization Amount" means, with respect to any Distribution Date, the excess, if any, of (a) the Specified Credit Enhancement Amount over (b) the Specified Reserve Balance, each with respect to such Distribution Date.

     "Total Required Payment" means, on any Distribution Date, the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the Accrued Class A Note Interest, the First Priority Principal Distribution Amount, if any, the Accrued Class B Note Interest, the Second Priority Principal Distribution Amount, if any, the Accrued Class C Certificate Interest and the Accrued Class D Certificate Interest; provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to the Seller or the General Partner, on any Distribution Date until the Distribution Date on which the outstanding principal amount of all the Notes has been paid in full, the Total Required Payment shall mean the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the Accrued

Class A Note Interest, the Accrued Class B Note Interest and the amount necessary to reduce the outstanding principal amount of all the Notes to zero.

     "Yield Supplement Overcollateralization Amount" means, with respect to any Distribution Date, the amount specified below with respect to such Distribution
Date:

Closing Date..............  $172,627,815.02
August 1999...............   165,267,386.51
September 1999............   158,056,965.88
October 1999..............   150,998,324.09
November 1999.............   144,093,271.48
December 1999.............   137,343,665.06
January 2000..............   130,751,301.28
February 2000.............   124,317,993.18
March 2000................   118,045,526.07
April 2000................   111,935,742.54
May 2000..................   105,990,479.79
June 2000.................   100,211,607.04
July 2000.................    94,601,020.94
August 2000...............    89,160,631.88
September 2000............    83,892,292.40
October 2000..............    78,797,664.06
November 2000.............    73,878,395.37
December 2000.............    69,136,200.97
January 2001..............    64,571,981.77
February 2001.............    60,185,819.04
March 2001................    55,977,454.21
April 2001................    51,947,136.46
May 2001..................    48,096,364.32
June 2001.................    44,426,085.13
July 2001.................    40,936,222.56
August 2001...............    37,626,681.25
September 2001............    34,496,229.70
October 2001..............    31,539,102.76
November 2001.............    28,749,415.23
December 2001.............  $ 26,122,017.38
January 2002..............    23,653,196.55
February 2002.............    21,338,482.90
March 2002................    19,172,773.25
April 2002................    17,151,478.13
May 2002..................    15,268,942.49
June 2002.................    13,518,388.90
July 2002.................    11,897,723.90
August 2002...............    10,405,289.30
September 2002............     9,038,496.86
October 2002..............     7,792,434.01
November 2002.............     6,661,611.92
December 2002.............     5,641,470.19
January 2003..............     4,728,728.97
February 2003.............     3,918,680.17
March 2003................     3,204,780.74
April 2003................     2,581,406.89
May 2003..................     2,042,564.13
June 2003.................     1,580,045.34
July 2003.................     1,190,931.74
August 2003...............       871,470.22
September 2003............       616,032.54
October 2003..............       417,773.91
November 2003.............       268,967.49
December 2003.............       161,000.60
January 2004..............        85,316.78
February 2004.............        36,266.30
March 2004................         9,484.10
April 2004................            77.48

     The Yield Supplement Overcollateralization Amount has been calculated for each Distribution Date as the sum of the amount for each Receivable equal to the excess, if any, of (x) the scheduled payments due on such Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of such Receivable over (y) the scheduled payments due on the Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at 9.50%. For purposes of such calculation, future scheduled payments on the Receivables are assumed to be made on their scheduled due dates without any delays, defaults or prepayments.

     On each Distribution Date, all amounts on deposit in the Principal Distribution Account will be paid in the following order of priority:

      (1) to the Class A-1 Noteholders in reduction of principal until the principal amount of the Class A-1 Notes has been paid in full;

      (2) to the Class A-2 Noteholders in reduction of principal until the principal amount of the Class A-2 Notes has been paid in full;

      (3) to the Class A-3 Noteholders in reduction of principal until the principal amount of the Class A-3 Notes has been paid in full;

      (4) to the Class A-4 Noteholders in reduction of principal until the principal amount of the Class A-4 Notes has been paid in full;

      (5) to the Class A-5 Noteholders in reduction of principal until the principal amount of the Class A-5 Notes has been paid in full;

      (6) to the Class A-6 Noteholders in reduction of principal until the principal amount of the Class A-6 Notes has been paid in full;

      (7) to the Class B Noteholders in reduction of principal until the principal amount of the Class B Notes has been paid in full;

      (8) to the Certificate Principal Distribution Account, in reduction of the Certificate Balance of the Class C Certificates, until the Certificate Balance of the Class C Certificates has been reduced to zero;

      (9) to the Certificate Principal Distribution Account, in reduction of the Certificate Balance of the Class D Certificates, until the Certificate Balance of the Class D Certificates has been reduced to zero; and

     (10) to the Seller, any funds remaining on deposit in the Principal Distribution Account.

     On each Distribution Date, all amounts on deposit in the Certificate Interest Distribution Account will be paid in the following order of priority:

     (i) to the Class C Certificateholders, the Accrued Class C Certificate Interest;

     (ii) to the Class D Certificateholders, the Accrued Class D Certificate Interest; and

     (iii) to the Seller, any funds remaining on deposit in the Certificate Interest Distribution Account.

     On each Distribution Date, all amounts on deposit in the Certificate Principal Distribution Account will be paid in the following order of priority:

     (i) to the Class C Certificateholders, in reduction of the Certificate Balance of the Class C Certificates, until the Certificate Balance of the Class C Certificates has been reduced to zero;

     (ii) to the Class D Certificateholders, in reduction of the Certificate Balance of the Class D Certificates, until the Certificate Balance of the Class D Certificates has been reduced to zero; and

     (iii) to the Seller, any funds remaining on deposit in the Certificate Principal Distribution Account.

RESERVE ACCOUNT

     The Reserve Account will be established by the Seller and held in the name of the Indenture Trustee for the benefit of the Securityholders. To the extent that amounts on deposit in the Reserve Account are depleted, Securityholders will have no recourse to the assets of the Seller or Servicer as a source of payment.

     The Reserve Account will be funded by a deposit by the Seller on the Closing Date in the amount of $16,499,999.32 (the "Reserve Initial Deposit"). The amount on deposit in the Reserve Account may increase from time to time by application of certain funds from the Collection Account up to the Specified Reserve Balance and may decrease (i) on each Distribution Date by withdrawal of the Reserve Account Release Amount, if any, with respect to such Distribution

Date, (ii) on each Distribution Date by withdrawal of any shortfall between the Total Required Payment and Available Funds on such Distribution Date and (iii) on the Final Scheduled Distribution Date with respect to any class of Notes or either class of Certificates, by withdrawal of the amount, if any, by which the sum of the Available Funds plus the amount, if any, withdrawn from the Reserve Account in respect of the excess of the Total Required Payment over the Available Funds for such Distribution Date is insufficient to pay such class of Notes or such class of Certificates in full in accordance with the priorities described in "Description of the Transfer and Servicing Agreements -- Distributions" herein. In addition, amounts will be withdrawn from the Reserve Account on any Distribution Date to the extent that such amounts together with the Available Funds for such Distribution Date would be sufficient to pay the sum of the Servicing Fee and all outstanding Notes and Certificates in full.

     On each Distribution Date, after payment of the Total Required Payment for such Distribution Date, the Indenture Trustee will withdraw from the Collection Account and deposit into the Reserve Account, to the extent of funds available in the Collection Account with respect to the Collection Period preceding such Distribution Date, the amount required to reinstate the amount in the Reserve Account up to the Specified Reserve Balance. Amounts on deposit in the Reserve Account will be invested by the Indenture Trustee at the direction of the Seller in Permitted Investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the Reserve Account.

     Amounts on deposit in the Reserve Account from time to time are intended to enhance the likelihood of receipt by Securityholders of amounts due them and to decrease the likelihood that the Securityholders will experience losses. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Securityholders could result. In addition, depletion of the Reserve Account ultimately could result in losses to Securityholders.

     The "Specified Reserve Balance" means $16,499,999.32; provided, however, that the Specified Reserve Balance with respect to any Distribution Date shall not exceed the sum of the aggregate outstanding principal amount of all the Notes and the aggregate Certificate Balance of all the Certificates as of the preceding Distribution Date (after giving effect to any principal payments made on the Securities on such preceding Distribution Date).

     After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Securities and (ii) the outstanding principal amount of the Securities, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the Seller.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the Notes and the Class C Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt instruments and equity interests issued by a trust with terms similar to those of the Notes and the Class C Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Class C Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The Trust will be provided with an opinion of Skadden, Arps, Slate, Meagher & Flom LLP ("Special Tax Counsel") regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS.

SCOPE OF THE TAX OPINIONS

     Upon issuance of the Notes and Certificates, Special Tax Counsel will deliver its opinion that, under current law and subject to the discussion set forth below, the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Further, with respect to the Class A Notes, Special Tax Counsel will advise the Trust that the Class A Notes will be classified as debt for federal income tax purposes. Finally, with respect to the Class B Notes, while there is no authority directly addressing analogous situations and the issue is not free from doubt, Special Tax Counsel will advise the Trust that the Class B Notes should be classified as debt for federal income tax purposes. Class B Noteholders are advised that the opinion of Special Tax Counsel is not binding on the IRS. In the event that the Class B Notes were treated as equity interests in the Trust, the consequences governing the Class C Certificates described under the heading "-- Tax Consequences to Holders of Class C Certificates" would apply to the Class B Noteholders. In particular, in such a case, income to certain tax-exempt entities would be "unrelated business taxable income." Class B Noteholders are strongly urged to review the disclosure under the headings "-- Tax Consequences to Holders of the Notes -- Possible Alternative Treatments of the Notes" and "Tax Consequences to Holders of Class C Certificates" below, and to consult their tax advisers regarding the treatment, for federal income tax purposes, of the Class B Notes.

     In addition, Special Tax Counsel has prepared or reviewed the statements under the heading "Summary -- Tax Status" as they relate to federal income tax matters and under the heading "Certain Federal Income Tax Consequences" herein and in the Prospectus and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in Notes and Class C Certificates.

TAX CHARACTERIZATION OF THE TRUST

     As set forth above, Special Tax Counsel will deliver its opinion that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust does not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) either the nature of the income of the Trust will exempt it from the provisions of the Code requiring certain publicly traded partnerships to be taxed as corporations or the Trust will otherwise qualify for an exemption from the rules governing publicly traded partnerships.

     Opinions of counsel are not binding on the IRS. If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all of its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce the amount of cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders and, possibly, the Class B Noteholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Noteholders will be deemed to agree, by their purchase of the Notes, to treat the Notes as debt for federal income tax purposes. The discussion below assumes that this characterization of the Class A Notes and the Class B Notes is correct.

     Original Issue Discount. Unless a Note is a Short-Term Note (as described below), it will be treated as issued with original issue discount ("OID") if the excess of the Note's "stated redemption price at maturity" over the issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a Note) to its maturity.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Note and its issue price. A holder of a Note must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Note will be considered to be zero if it is less than a de minimis amount determined as described above.

     However, the amount of any de minimis OID must be included in income as principal payments are received on a Note, in the proportion that each such payment bears to the original principal amount of the Note. The issue price of a Note will generally be the initial offering price at which a substantial amount of the Notes are sold. The Trust intends to treat the issue price as including, in addition, the amount paid by the Noteholder for accrued interest, if any, that relates to a period prior to the Closing Date. Under applicable Treasury regulations governing the accrual of OID (the "OID Regulations"), the stated redemption price at maturity is the sum of all payments on the Note other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal amount of the Note and a single fixed rate or certain variable rates of interest that is unconditionally payable at least annually.

     The holder of a Note issued with OID must include in gross income, for all days during its taxable year on which it holds such Note, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period(s). In the case of an obligation the principal on which is subject to prepayment as a result of prepayments on the underlying collateral (a "Prepayable Obligation"), such as the Notes, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The Prepayment Assumption that will be used in determining the rate of accrual of OID, premium and market discount, if any, is 1.5% ABS. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess, if any, of the sum of (a) the present value of all payments remaining to be made on the Note as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Note, over the "adjusted issue price" of the Note at the beginning of the accrual period. An "accrual period" is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The Issuer intends to report OID on the basis of an accrual period that corresponds to the interval between Distribution Dates. The adjusted issue price of a Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Note (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

     The effect of this method is to increase the portions of OID required to be included in income by a Noteholder to take into account prepayments on the Receivables at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Noteholder to take into account prepayments with respect to the Receivables at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Noteholders based on the Prepayment Assumption, no representation is made to Noteholders that the Receivables will be prepaid at that rate or at any other rate.

     A holder of a Note that acquires the Note for an amount that exceeds its stated redemption price will not include any OID in gross income. A subsequent holder of a Note which acquires the Note for an amount that is less than its stated redemption price will be required to include OID in gross income, but such a holder who purchases such Note for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Note's issue price) to reduce the amount of OID included in income in each period by the amount of OID multiplied by a fraction, the numerator of which is the excess of (w) the purchaser's adjusted basis in the Note immediately after purchase thereof over (x) the adjusted issue price of the Note, and the denominator of which is the excess of (y) all amounts remaining to be paid on the Note after the purchase date, other than qualified stated interest, over (z) the adjusted issue price of the Note.

     Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a holder of a Note (other than a Short-Term Note, as described below) may elect to include all income that accrues on the Note using the constant yield method. If a Noteholder makes this election, income on a Note will be calculated as though (i) the issue price of the Note were equal to the Noteholder's adjusted basis in the Note immediately after its acquisition by the Noteholder; (ii) the Note were issued on the Noteholder's acquisition date; and (iii) none of the interest payments on the Note were "qualified stated interest." A Noteholder may make such an election for a Note that has premium or market discount, respectively, only if the Noteholder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See "-- Market Discount" and "-- Amortizable Bond Premium" below.

     Market Discount. The Notes, whether or not issued with OID, will be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules provide that if the person acquiring a beneficial ownership interest in Notes (a "Note Owner") acquires a Note at a market discount (that is, a discount from its stated redemption price at maturity or, if the Notes were issued with OID, its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Code) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment or (ii) the accrued market discount will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Note Owner held the Note and the denominator of which is the number of days from the date the Note Owner acquired the Note until its maturity date. The Note Owner may elect, however, to determine accrued market discount under the constant yield method.

     Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if the Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

     Amortizable Bond Premium. In general, if a Note Owner purchases a Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method over the remaining term of the Note. Such Note Owner's tax basis in the Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Note held by a Note Owner who does not elect to amortize the premium will remain a part of such Note Owner's tax basis in such Note and will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

     Short-Term Notes. Under the Code, special rules apply to Notes that have a maturity of one year or less from their date of original issuance ("Short-Term Notes"). Such Notes are treated as issued with "acquisition discount" which is calculated and included in income under principles similar to those governing OID except that acquisition discount is equal to the excess of all payments of principal and interest on the Short-Term Notes over their issue price. In general, an individual or other cash basis holder of a short-term obligation is not required to accrue acquisition discount for federal income tax purposes unless it elects to do so. Accrual basis Noteholders and certain other Noteholders, including banks, regulated investment companies, dealers in securities and cash basis Noteholders who so elect, are required to accrue acquisition discount on Short-Term Notes on either a straight-line basis or under a constant yield method (based on daily compounding), at the election of the Noteholder. In the case of a Noteholder not required and not electing to include acquisition discount in income currently, any gain realized on the sale or retirement of the Short-Term Notes will be ordinary income to the extent of the acquisition discount accrued on a straight-line basis (unless an election is made to accrue the acquisition discount under the constant yield method) through the date of sale or retirement. Noteholders who are not required and do not elect to accrue acquisition discount on Short-Term Notes will be required to defer deductions for interest on borrowings allocable to short-term obligations in an amount not exceeding the deferred income until the deferred income is realized.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder generally will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by any bond premium previously amortized and principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss and any gain or loss realized upon prepayment of a Note (other than unamortized OID, whether or not accrued) will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest, accrued market discount or OID that has not previously accrued, in each case to the extent not previously included in income. Capital losses incurred on sale or disposition of a Note generally may be used only to offset capital gains.

     Non-U.S. Persons. In general, a non-U.S. Person that is a Note Owner (a "non-U.S. Note Owner") will not be subject to United States federal income tax on interest (including OID) on a beneficial interest in a Note unless (i) the non-U.S. Note Owner actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the Seller (or affiliate of the Seller) entitled to vote (or of a profits or capital interest of the Trust), (ii) the non-U.S. Note Owner is a controlled foreign corporation that is related to the Seller (or the Trust) through stock ownership, (iii) the non-U.S. Note Owner is a bank receiving interest described in Code Section 881(c)(3)(A),
(iv) such interest is contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. Note Owner bears certain relationships to any Certificateholder. To qualify for the exemption from taxation, the non-U.S. Class A Note Owner must comply with applicable certification requirements.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a non-U.S. Note Owner will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Note Owner and (ii) in the case of an individual non-U.S. Note Owner, the non-U.S. Note Owner is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to non-U.S. Class A Note Owners generally would be subject to U.S. federal tax and U.S. federal tax return filing and withholding requirements, individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses, and taxpayers such as regulated investment companies and real estate investment trusts could be adversely affected.

TAX CONSEQUENCES TO HOLDERS OF CLASS C CERTIFICATES

     Treatment of the Trust as a Partnership. The Seller and the Servicer will agree, and the Certificateholders will be deemed to agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Seller and the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to those contemplated herein.

     A variety of alternative characterizations of the Certificates are possible. For example, because the Certificates generally will have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Partnership Taxation. Assuming that the Trust is classified as a partnership, the Trust will not be subject to federal income tax, but each Certificateholder will be required to take into account separately such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest accrued on the Receivables (including appropriate adjustments for market discount (as discussed below), and any OID and bond premium), investment income from investments of collections held between Distribution Dates, any gain upon, or with respect to, collection or disposition of the Receivables and any income earned on any notional principal contracts. The Trust's deductions will consist primarily of interest accruing on the Notes, servicing and other fees and losses or deductions upon, or with respect to, collection or the disposition of the Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. In the Trust Agreement, the Certificateholders will agree that the yield on a Certificate is intended to qualify as a "guaranteed payment" and not as a distributive share of partnership income. A guaranteed payment would be treated by a Certificateholder as ordinary income, but may well not be treated as interest income. The Trust Agreement will provide that, to the extent that such treatment is not respected, the Certificateholders of each class of Certificates will be allocated ordinary gross income of the Trust for each interest period equal to the sum of (i) the amount of interest that accrues on such class of Certificates for such interest period based on the applicable Certificate Rates; (ii) an amount equivalent to interest that accrues during such interest period on amounts previously due on such class of Certificates but not yet distributed; and (iii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal balance of such class of Certificates over their initial issue price. All remaining taxable income of the Trust generally will be allocated to the Seller, as "general partner" of the Trust.

     Except as set forth below, losses and deductions generally will not be allocated to the Certificateholders except to the extent the Certificateholders are reasonably expected to bear the economic burden of such losses or deductions. Any losses allocated to Certificateholders could be characterized as capital losses, and the Certificateholders generally would only be able to deduct such losses against capital gain income, and deductions would be subject to the limitations set forth below. Accordingly, a Certificateholder's taxable income from the Trust could exceed the cash it is entitled to receive from the Trust.

     Although the allocation of gross income to Certificateholders described above if the Certificateholders are not treated as receiving a "guaranteed payment" is intended to comply with applicable Treasury regulations and other authorities, no assurance can be given that the IRS would not instead require that Certificateholders be allocated a distributive share of partnership net income or loss. Moreover, if losses or deductions were allocated to Certificateholders, such losses or deductions would, to the extent that funds were available therefor, later be reimbursed through allocations of ordinary income.

     It is believed that allocating partnership income on the foregoing basis should comport with the partners' economic interests in the partnership, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, under the foregoing method of allocation, Certificateholders of each class of Certificates may be allocated income equal to the amount of interest accruing on such class of Certificates based on the applicable Certificate Rates even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Certificateholders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocation and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     Certificateholders will be required to report items of income, loss and deduction allocated to them by the Trust in the taxable year in which or with which the taxable year of the Trust to which such allocations relate ends. The Code prescribes certain rules for determining the taxable year of the Trust. It is likely that, under these rules, the taxable year of the Trust will be the calendar year. However, in the event that all of the Certificateholders possessing a 5 percent or greater interest in the equity or the profits of the Trust share a taxable year that is other than the calendar year, the Trust would be required to use that year as its taxable year.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code. The characterization under the Trust Agreement of yield on the Certificates as a guaranteed payment could adversely affect taxpayers, such as regulated investment companies and real estate investment trusts, that expect to earn "interest" income.

     Limitations on Losses and Deductions. In the event that losses or deductions are allocated to Certificateholders in the circumstances described above, the following rules will apply. Under the "passive activity" rules of the Code, any loss allocated to a Certificateholder who is a natural person, estate, trust, closely held "C" corporation, or personal service corporation would be a passive activity loss while, for purposes of those rules, income allocated to such a Certificateholder would be "portfolio income." Moreover, any losses allocated to a Certificateholder may be capital losses.

     In addition, a taxpayer that is an individual, trust or estate may generally deduct miscellaneous itemized deductions (which do not include interest expense) only to the extent that they exceed two percent of the taxpayer's adjusted gross income. Those limitations would apply to an individual Certificateholder's share of expenses of the Trust (including fees paid to the Servicer) and might result in such holder having taxable income that exceeds the amount of cash which the Certificateholder is entitled to receive over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Receivables were not issued with OID or imputed interest, and, therefore, the Trust should not have OID or imputed interest income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership and immediately thereafter, the terminated partnership will be considered to have distributed interests in the new partnership to all of its partners (including the purchasing partner who caused the termination) in proportion to their interests in the terminated partnership in liquidation of the terminated partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

     Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will, however, recognize gain to the extent any money distributed exceeds the Certificateholder's adjusted basis in the Certificates (as described below under "-- Disposition of Certificates") immediately before distribution, and a Certificateholder will recognize loss upon termination of the Trust or termination of the Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any such gain or loss would be long-term capital gain or loss if the holding period of the Certificates were more than one year, assuming that the Certificates are held as capital assets.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special federal income tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed miscellaneous itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal balance of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and federal income tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Owner Trustee will file a partnership information return (Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file federal income tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and federal taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and federal taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Under these audit procedures, the tax treatment of items of Trust income, gain, loss, deduction and credit would be determined at the Trust level in a unified proceeding, rather than in separate proceedings with each Certificateholder. Generally, the statute of limitations for Trust items does not expire before three years after the date on which the partnership information return is filed. The Seller will be designated the "tax matters partner" for the Trust and, as such, is designated to receive notice on behalf of, and to provide notice to those Certificateholders not receiving notice from, the IRS, and to represent the Certificateholders in any dispute with the IRS. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and while the Certificateholders may participate in any adjudicative process that is undergone at the Trust level in arriving at such a determination, such Certificateholders will be precluded from separately litigating a proposed adjustment to the items of the Trust. As the tax matters partner, the Seller may enter into a binding settlement on behalf of all Certificateholders with a less than a 1 percent interest in the Trust (except for any group of such Certificateholders with an aggregate interest of 5 percent or more in Trust profits that elects to form a notice group or Certificateholders who otherwise notify the IRS that the Seller is not authorized to settle on their behalf). In the absence of a proceeding at the Trust level, a Certificateholder under certain circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a Trust item. Each Certificateholder is advised to consult its own tax advisor with respect to the impact of these procedures on its particular case.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain identification procedures and is not an exempt recipient under applicable provisions of the Code.

     No Non-U.S. Persons. The Class C Certificates may not be purchased by persons other than U.S. Persons.

                         CERTAIN STATE TAX CONSEQUENCES

     Because of the variation in each state's and locality's tax laws, it is impossible to predict the tax classification of the Trust or the tax consequences to the Trust or to holders of Notes and Class C Certificates in all of the state and local taxing jurisdictions in which they may be subject to tax. Noteholders and Certificateholders are urged to consult their own tax advisors with respect to state and local taxation of the Trust and state and local tax consequences of the purchase, ownership and disposition of Notes and Class C Certificates.

MICHIGAN TAX CONSEQUENCES

     The State of Michigan imposes a state individual income tax and a Single Business Tax which is based partially upon the net income of corporations, partnerships and other entities doing business in the State of Michigan. This discussion is based upon present provisions of Michigan statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Michigan Department of Treasury.

MICHIGAN TAX CONSEQUENCES WITH RESPECT TO THE NOTES

     Hurley D. Smith, Esq. Secretary and Corporate Counsel of the Servicer ("Michigan Tax Counsel") will deliver his opinion that, assuming the Notes will be treated as debt for federal income tax purposes, the Notes will be treated as debt for Michigan income tax and Single Business Tax purposes. Accordingly, Noteholders not otherwise subject to taxation in Michigan should not become subject to taxation in Michigan solely because of a holder's ownership of Notes. However, a Noteholder already subject to Michigan's income tax or Single Business Tax could be required to pay additional Michigan tax as a result of the holder's ownership or disposition of Notes. However, in the event that the Class B Notes were treated as equity interests in the Trust, the consequences governing the Certificates described under the heading "-- Michigan Tax Consequences With Respect to the Certificates" would apply to the Class B Noteholders.

MICHIGAN TAX CONSEQUENCES WITH RESPECT TO THE CLASS C CERTIFICATES

     Michigan Tax Counsel will deliver an opinion that if the arrangement created by the Trust Agreement is treated as a partnership (not taxable as a corporation) for federal income tax purposes, the same treatment should also apply for Michigan tax purposes. In such case, the partnership should have no Michigan Single Business Tax liability (which could otherwise result in reduced distributions to Certificateholders). The Certificateholders also should not be subject to the Michigan Single Business Tax on income received through the partnership.

     Individual Certificateholders that are nonresidents of Michigan and are not otherwise subject to Michigan taxes may be subject to Michigan Individual Income Tax of 4.4% on the income from the partnership. Michigan law is not clear with respect to this issue. Other states, with similar laws, do take the position that individual partners are subject to personal income tax on income from a partnership when a partnership is doing business in their state. A Certificateholder not otherwise subject to taxation in Michigan would not be subject to Michigan Individual Income Tax on income beyond that derived from the Certificates, solely because of the Certificateholder's ownership of the Certificates.

     If the Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the hypothetical entity would be subject to the Michigan Single Business Tax (which would result in reduced distributions to Certificateholders). A Certificateholder not otherwise subject to tax in Michigan would not become subject to Michigan tax as a result of its mere ownership of such an interest.

     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OFFERED NOTES AND CLASS C CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                                LEGAL INVESTMENT

     The Class A-1 Notes and the Class A-2 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisors regarding whether an investment by the money market fund in the Class A-1 Notes or the Class A-2 Notes satisfies the money market fund's investment policies and objectives.

                              ERISA CONSIDERATIONS

THE NOTES

     The Notes may, in general, be purchased by or on behalf of (i) "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) including without limitation governmental plans, foreign pension plans and church plans, (ii) "plans" described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans, or (iii) entities whose underlying assets include plan assets by reason of a plan's investment in such entity, including without limitation, as applicable, an insurance company general account (each, a "Benefit Plan Investor").

     Although no assurance can be given in this regard, because the Notes (a) are expected to be treated as indebtedness under local law and will, in the opinion of Special Tax Counsel, be treated as debt, rather than equity, for federal tax purposes and (b) should not be deemed to have any "substantial equity features," the Notes should be treated as "debt" and not as "Equity Interests" for purposes of the Plan Assets Regulation, and accordingly may also, in general, be purchased by or on behalf of Benefit Plan Investors. See "ERISA Considerations" in the Prospectus and "Federal Income Tax Consequences" in this Prospectus Supplement.

     However, the acquisition and holding of Notes of any class by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Code if the Trust, the Owner Trustee, the Indenture Trustee, any Certificateholder or any of their respective affiliates, is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Code, respectively) with respect to such Benefit Plan Investor. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Benefit Plan Investor depending on the type and circumstances of the Benefit Plan Investor fiduciary making the decision to acquire a Note. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

THE CLASS C CERTIFICATES

     The Issuer intends to limit equity ownership in the Class C Certificates (and each other class of equity securities issued by the Issuer) by Benefit Plan Investors to less than 25% of the value of such Class. Accordingly, Benefit Plan Investors may not acquire the Class C Certificates (or any other class of equity issued by the Issuer); provided, however, that an insurance company using the assets of its general account may purchase Class C Certificates on the condition that, (a) as of the date it acquires an interest in a Class C Certificate less than 25% of the assets of such general account constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code and (b) at any time during any calendar quarter while it is holding an interest in such Class C Certificate, 25% or more of the assets of such general account constitutes "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code and no exemption or exception applies to the continued holding of the Class C Certificate under ERISA, by the end of the next quarter such insurance company will dispose of all Class C Certificates then held in its general account. In addition, investors other than Plan investors should be aware that a prohibited transaction under ERISA and the Code could be deemed to occur if any holder of the Class C Certificates or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to any such Benefit Plan Investor that acquires and holds the Notes without such Benefit Plan Investor being covered by one or more exemptions from the prohibited transaction rules. Each purchaser of the Class C Certificates will be required to represent and certify that it either (1) is not a Benefit Plan Investor nor acquiring such Class C Certificates on behalf of any such Benefit Plan Investor or (2) is an insurance company using the assets of its general account under the limitations described above. For additional information regarding treatment of the Class C Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Seller has agreed to cause the Trust to sell to the Class A-1 Note and Class A-2 Note underwriter named below (the "Class A-1 Note/Class A-2 Note Underwriter"), and the Class A-1 Note/Class A-2 Note Underwriter has severally agreed to purchase the initial principal amount of Class A-1 Notes and Class A-2 Notes set forth opposite its name below:

                                                               PRINCIPAL         PRINCIPAL
                                                               AMOUNT OF         AMOUNT OF
                                                               CLASS A-1         CLASS A-2
           CLASS A-1 NOTE / A-2 NOTE UNDERWRITER                 NOTES             NOTES
           -------------------------------------               ---------         ---------
Ford Financial Services, Inc. ..............................  $250,000,000      $588,000,000

     The Seller has been advised by the Class A-1 Note/Class A-2 Note Underwriter that it proposes initially to offer the Class A-1 Notes and Class A-2 Notes to the public at the prices set forth herein. After the initial public offering of the Class A-1 Notes and Class A-2 Notes, the public offering price may change. Ford Financial Services, Inc. is a wholly owned subsidiary of the Servicer and an affiliate of the Seller.

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Seller has agreed to cause the Trust to sell to each of the Class A-3 Note/Class A-4 Note underwriters named below (collectively, the "Class A-3 Note/Class A-4 Note Underwriters"), and each of the Class A-3 Note/Class A-4 Note Underwriters has severally agreed to purchase, the initial principal amount of Class A-3 Notes and Class A-4 Notes set forth opposite its name below:

                                                               PRINCIPAL         PRINCIPAL
                                                               AMOUNT OF         AMOUNT OF
                                                               CLASS A-3         CLASS A-4
           CLASS A-3 NOTE / A-4 NOTE UNDERWRITERS                NOTES             NOTES
           --------------------------------------              ---------         ---------
Goldman, Sachs & Co. .......................................  $                 $
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................
Chase Securities Inc. ......................................
Credit Suisse First Boston Corporation......................
J.P. Morgan Securities Inc. ................................
Salomon Smith Barney Inc. ..................................
The Williams Capital Group, L.P. ...........................
                                                              ------------      ------------
     Total..................................................  $990,000,000      $627,366,000
                                                              ============      ============

     The Seller has been advised by the Class A-3 Note/Class A-4 Note Underwriters that they propose initially to offer the Class A-3 Notes and the Class A-4 Notes to the public at the prices set forth herein. After the initial public offering of the Class A-3 Notes and the Class A-4 Notes, the public offering prices may change.

     The Seller has agreed to cause the Trust to sell to Ford Credit the initial principal amount of the Class A-5 Notes and the Class A-6 Notes. The Class A-5 Notes and the Class A-6 Notes may be resold to third party investors after the Closing Date. Any such sales will be made at prices related to prevailing market prices at the time of sale.

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Seller has agreed to cause the Trust to sell to each of the Class B Note/Class C Certificate underwriters named below (collectively, the "Class B Note/Class C Certificate Underwriters" and, together with the Class A-1 Note/Class A-2 Note Underwriter and the Class A-3 Note/Class A-4 Note Underwriters, the "Underwriters"), and each of the Class B Note/Class C Certificate

Underwriters has severally agreed to purchase, the initial principal amount of the Class B Notes and the Class C Certificates set forth below opposite its name.

                                                               PRINCIPAL         PRINCIPAL
                                                               AMOUNT OF         AMOUNT OF
                                                                CLASS B           CLASS C
      CLASS B NOTE / CLASS C CERTIFICATE UNDERWRITERS            NOTES          CERTIFICATES
      -----------------------------------------------          ---------        ------------
Goldman, Sachs & Co. .......................................  $                 $
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................
                                                              ------------      -----------
     Total..................................................  $109,457,000      $62,546,000
                                                              ============      ===========

     The Seller has been advised by the Class B Note/Class C Certificate Underwriters that they propose initially to offer the Class B Notes and the Class C Certificates to the public at the prices set forth herein. After the initial public offering of the Class B Notes and the Class C Certificates, the public offering prices may change.

     The underwriting discounts and commissions, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other ]dealers, each expressed as a percentage of the principal amount of the Class of Notes and as an aggregate dollar amount, shall be as follows:

                                                   NET
                            UNDERWRITING         PROCEEDS           SELLING
                            DISCOUNT AND          TO THE          CONCESSIONS     REALLOWANCE
                            COMMISSIONS        SELLER(1)(2)      NOT TO EXCEED   NOT TO EXCEED
                            ------------       ------------      -------------   -------------
Class A-1 Notes..........        %                  %                  N/A             N/A
Class A-2 Notes..........        %                  %                  N/A             N/A
Class A-3 Notes..........        %                  %                     %               %
Class A-4 Notes..........        %                  %                     %               %
Class B Notes............        %                  %                     %               %
Class C Certificates.....        %                  %                     %               %
     Total for the
       Offered Notes and
       Class C
       Certificates......  $                $

---------------
(1) Plus accrued interest, if any, from July   , 1999.

(2) Before deducting other expenses estimated at $1,250,000.

     Until the distribution of the Offered Notes and the Class C Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Notes and the Class C Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Notes and the Class C Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Notes and the Class C Certificates.

     If the Underwriters create a short position in the Offered Notes or the Class C Certificates in connection with this offering, (i.e., they sell more Offered Notes or Class C Certificates than are set forth on the cover page of this Prospectus), the Underwriters may reduce that short position by purchasing Offered Notes or the Class C Certificates, as the case may be, in the open market.

     The Underwriters may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Underwriters purchase Offered Notes or Class C Certificates in the open market to reduce the Underwriters' short position or to stabilize the price of such Offered Notes or Class C Certificates, they may reclaim the amount of the selling concession from any Underwriter or selling group member who sold those Offered Notes or Class C Certificates, as the case may be, as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the Seller nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Offered Notes or the Class C Certificates. In addition, neither the Seller nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Notes and the Certificates are new issues of securities and there currently is no secondary market for the Notes or the Certificates. The Underwriters for the Offered Notes and the Class C Certificates expect to make a market in such securities but will not be obligated to do so. There is no assurance that a secondary market for the Offered Notes or the Class C Certificates will develop. If a secondary market for the Offered Notes or the Class C Certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your securities.

     The Indenture Trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the Underwriters.

     In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Servicer and its affiliates.

     This Prospectus Supplement and the Prospectus may be used by Ford Financial Services, Inc. in connection with offers and sales related to market-making transactions in the Class A-1 Notes and the Class A-2 Notes and may be used by Ford Motor Credit Company in connection with offers and sales of the Class A-5 Notes or the Class A-6 Notes originally purchased by Ford Motor Credit Company from the Seller. Ford Financial Services, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Ford Financial Services, Inc. has no obligation to make a market in the Class A-1 Notes or the Class A-2 Notes and any such market-making may be discontinued at any time without notice, in its sole discretion.

     The Seller and Ford Credit have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof.

     The closings of the sale of each class of the Notes and each class of the Certificates are conditioned on the closing of the sale of each other class of the Securities.

     Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Seller or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.

                                 LEGAL OPINIONS

     Certain legal and state tax matters relating to the Notes and the Class C Certificates will be passed upon for the Seller and the Servicer by Hurley D. Smith, Esq., Secretary and Corporate Counsel of the Servicer. Certain legal matters relating to the Notes and the Class C Certificates will be passed upon for the Underwriters and certain federal income tax and other matters will be passed upon for the Seller by Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Smith is a full-time employee of Ford Credit and owns and holds options to purchase shares of Common Stock of Ford. Skadden, Arps, Slate, Meagher & Flom LLP have from time to time represented Ford, Ford Credit and their affiliates in connection with certain transactions.

                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Prospectus Supplement and defined herein and the pages on which the definitions of such terms may be found herein. Certain defined terms used in this Prospectus Supplement are defined in the Prospectus. See "Index of Terms" in the Prospectus.

                                                                  PAGE
                                                                  ----
ABS.........................................................    S-24
ABS Table...................................................    S-24
Accrued Class A Note Interest...............................    S-40
Accrued Class B Note Interest...............................    S-40
Accrued Class C Certificate Interest........................    S-40
Accrued Class D Certificate Interest........................    S-40
APR.........................................................    S-22
Available Collections.......................................    S-39
Available Funds.............................................    S-38
Benefit Plan Investor.......................................    S-57
Business Day................................................    S-38
Cedelbank...................................................    I-1
Certificate Balance.........................................    S-41
Certificateholders..........................................    S-20
Certificate Interest Distribution Account...................    S-37
Certificate Pool Factor.....................................    S-30
Certificate Principal Distribution Account..................    S-37
Certificate Rates...........................................    S-35
Certificates................................................    S-31
Class A Noteholders.........................................    S-32
Class A Noteholders' Interest Carryover Shortfall...........    S-41
Class A Noteholders' Monthly Accrued Interest...............    S-41
Class A Notes...............................................    S-31
Class A-1 Final Scheduled Distribution Date.................    S-33
Class A-1 Noteholders.......................................    S-32
Class A-1 Notes.............................................    S-31
Class A-1 Note/Class A-2 Note Underwriter...................    S-59
Class A-2 Final Scheduled Distribution Date.................    S-33
Class A-2 Noteholders.......................................    S-32
Class A-2 Notes.............................................    S-31
Class A-3 Note/Class A-4 Note Underwriters..................    S-59
Class A-3 Final Scheduled Distribution Date.................    S-33
Class A-3 Noteholders.......................................    S-32
Class A-3 Notes.............................................    S-31
Class A-4 Final Scheduled Distribution Date.................    S-33
Class A-4 Noteholders.......................................    S-32
Class A-4 Notes.............................................    S-31
Class A-5 Final Scheduled Distribution Date.................    S-33
Class A-5 Noteholders.......................................    S-32
Class A-5 Notes.............................................    S-31
Class A-6 Final Scheduled Distribution Date.................    S-33
Class A-6 Noteholders.......................................    S-32
Class A-6 Notes.............................................    S-31
Class B Final Scheduled Distribution Date...................    S-33
Class B Note/Class C Certificate Underwriters...............    S-59
Class B Noteholders.........................................    S-32
Class B Noteholders' Interest Carryover Shortfall...........    S-41
Class B Noteholders' Monthly Accrued Interest...............    S-41

                                                                PAGE
                                                                ----
Class B Notes...............................................    S-31
Class C Certificateholders..................................    S-38
Class C Certificateholders' Interest Carryover Shortfall....    S-41
Class C Certificateholders' Monthly Accrued Interest........    S-41
Class C Certificates........................................    S-31
Class C Final Scheduled Distribution Date...................    S-36
Class D Certificateholders..................................    S-41
Class D Certificateholders' Interest Carryover Shortfall....    S-42
Class D Certificateholders' Monthly Accrued Interest........    S-42
Class D Certificates........................................    S-31
Class D Final Scheduled Distribution Date...................    S-36
Closing Date................................................    S-20
Code........................................................    S-47
Collection Account..........................................    S-37
Collection Period...........................................    S-38
Commission..................................................    S-31
Cutoff Date.................................................    S-21
Definitive Certificates.....................................    S-35
Depositor...................................................    II-1
Delaware Trustee............................................    S-21
Determination Date..........................................    S-33
Distribution Date...........................................    S-32
DTC.........................................................    I-1
ERISA.......................................................    S-57
Euroclear...................................................    I-1
Exchange Act................................................    S-55
First Priority Principal Distribution Amount................    S-42
Ford Credit.................................................    S-4, S-20
General Partner.............................................    S-33
Global Notes................................................    I-1
Indenture...................................................    S-31
Indenture Trustee...........................................    S-31
Initial Pool Balance........................................    S-21
Interest Period.............................................    S-32
IRS.........................................................    S-46
Issuer......................................................    S-20
Liquidated Receivables......................................    S-39
Liquidation Proceeds........................................    S-39
Michigan Tax Counsel........................................    S-56
Net Losses..................................................    S-29
non-U.S. Note Owner.........................................    S-51
Noteholders.................................................    S-20
Note Interest Rates.........................................    S-32
Note Owner..................................................    S-49
Note Pool Factor............................................    S-30
Notes.......................................................    S-31
Offered Notes...............................................    S-31
OID.........................................................    S-48
OID Regulations.............................................    S-48
Owner Trustee...............................................    S-21
Pool Balance................................................    S-21
Prepayable Obligation.......................................    S-48
Prepayment Assumption.......................................    S-48
Principal Distribution Account..............................    S-37
Principal Distribution Amount...............................    S-32

                                                                PAGE
                                                                ----
Prospectus..................................................    S-20
Realized Losses.............................................    S-21
Receivables.................................................    S-21
Receivables Pool............................................    S-21
Record Date.................................................    S-38
Regular Principal Distribution Amount.......................    S-42
Reserve Account Release Amount..............................    S-38
Reserve Initial Deposit.....................................    S-45
Sale and Servicing Agreement................................    S-20
Second Priority Principal Distribution Amount...............    S-43
Securities..................................................    S-31
Securityholders.............................................    S-20
Seller......................................................    S-20
Servicer....................................................    S-20
Servicer Fee................................................    S-37
Servicing Fee...............................................    S-37
Servicing Fee Rate..........................................    S-37
Short-Term Notes............................................    S-50
Special Tax Counsel.........................................    S-47
Specified Credit Enhancement Amount.........................    S-43
Specified Overcollateralization Amount......................    S-43
Specified Reserve Balance...................................    S-46
Supplemental Servicing Fee..................................    S-37
Total Required Payment......................................    S-43
Transfer....................................................    II-1
Transfer and Servicing Agreements...........................    S-37
Trust.......................................................    S-20
Trust Agreement.............................................    S-20
Underwriters................................................    S-59
U.S. Person.................................................    I-4
Void Transfer...............................................    II-1
Y2K.........................................................    S-19
Yield Supplement Overcollateralization Amount...............    S-44

ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Ford Credit
Auto Owner Trust 1999-C Class A-1       % Asset Backed Notes, Class A-2       %
Asset Backed Notes, Class A-3     % Asset Backed Notes, Class A-4     % Asset
Backed Notes, Class A-5     % Asset Backed Notes, Class A-6     % Asset Backed
Notes and Class B     % Asset Backed Notes (collectively, the "Global Notes")
will be available only in book-entry form. Investors in the Global Notes may hold such Global Notes through any of The Depository Trust Company ("DTC"), Cedelbank, societe anonyme ("Cedelbank") or the Euroclear System ("Euroclear"). The Global Notes will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Notes through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (that is, seven calendar day settlement).

     Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Global Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Notes will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Notes will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their customers or participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Notes through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedelbank Customers and/or Euroclear
Participants. Secondary market trading between Cedelbank Customers or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Notes are to be transferred from the account of a DTC Participant to the account of a Cedelbank Customer or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Customer Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Notes. After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Customer's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedelbank Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Notes are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedelbank Customers or Euroclear Participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Customer's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective Depositary for the benefit of Cedelbank Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Customer or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedelbank Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Customer's or Euroclear

Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Customer or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedelbank or Euroclear and that purchase Global Notes from DTC Participants for delivery to Cedelbank Customers or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Customer or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Notes holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Treasury regulations provide that as of January 1, 1999, in order to qualify for reduced rates of withholding, non-U.S. Persons are obliged to file a new unified Form W-8 that has replaced the former versions of Form 1001 (Ownership, Exemption or Reduced Rate Certificate), Form W-8 (Certificate of Foreign Status), and Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States). Therefore, pursuant to those regulations, all beneficial owners of Global Notes who have a valid former version of Form W-8, Form 1001, or Form 4224, as the case may be, on file with the appropriate party (as described above) must file a new unified Form W-8 with such party before the earlier of
(i) the expiration of the Form W-8, Form 1001, or Form 4224 currently on file,
(ii) a change in circumstances that makes any of the information on the currently filed former version of Form W-8, Form 1001, or Form 4224 incorrect, or (iii) December 31, 2000. Beneficial owners who are non-U.S. Persons who do not currently have a valid former version of Form W-8, Form 1001, or Form 4224, as the case may be, on file, must file the new unified Form W-8 in order to obtain an exemption or reduced tax rate on any of the bases addressed by the former versions of Form W-8, Form 1001, or Form 4224.

     Exemption for non-U.S. Persons (Former Form W-8). Beneficial owners of Global Notes that are non-U.S. Persons can with a complete exemption from the withholding if they currently have a signed and valid former version of the Form W-8 on file with the appropriate party (as described above). If the information shown on Form W-8 changes, a new unified Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax if it has a valid former version of Form 4224 on file with the appropriate party (as discussed above).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Global Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) if they have a valid current version of the Form 1001 on file with the correct party (as discussed above). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively has a valid current version of Form W-8 on file with the appropriate party (as described above).

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     Exemption for all non-U.S. Persons with no valid current version of Form W-8, Form 1001, or Form 4224 on file (Form W-8). Beneficial owners who are non-U.S. Persons who do not currently have a valid former version of Form W-8, Form 1001, or Form 4224, as the case may be, on file, must file the new unified Form W-8 in order to obtain an exemption or reduced tax rate on any of the bases addressed by the former versions of Form W-8, Form 1001, or Form 4224.

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Note files by submitting the new unified Form W-8 to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). The new unified Form W-8 is effective for three calendar years.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons has the authority to control all substantial decisions of the trust or
(v) for purposes of identifying persons eligible to purchase the Class B Notes and the Certificates, a person not described in clauses (i) to (iv) above whose ownership of the Class B Notes or the Certificates is effectively connected with such person's conduct of a trade or business within the United States (within the meaning of the Code) and who provides the Trust and the Seller with a Form 4224 (and such other certifications, representations, or opinions of counsel as may be requested by the Trust or the Seller). This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Notes. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Notes.

ANNEX II

               FORM OF INVESTMENT LETTER -- CLASS C CERTIFICATES

                                                                          [Date]
Ford Credit Auto Owner Trust 1999-C,
  as Issuer
The Bank of New York,
  as Owner Trustee and
  as Certificate Registrar
101 Barclay Street
New York, New York 10286

Ladies and Gentlemen:

     In connection with our proposed purchase of the Class C      % Asset Backed
Certificates (the "Certificates") of Ford Credit Auto Owner Trust 1999-C (the "Issuer"), a trust formed by Ford Credit Auto Receivables Two L.P. (the "Depositor" or "Seller"), we confirm that:

     1. We are either:

     (a) not, and each account (if any) for which we are purchasing the Certificates is not, (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") that is subject to
Section 4975 of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101 or otherwise under ERISA) or (v) a person investing "plan assets" of any such plan (including without limitation, for purposes of this clause (v), an insurance company general account, but excluding an entity registered under the Investment Company Act of 1940, as amended), or

     (b) an insurance company acting on behalf of a general account and (i) on the date hereof less than 25% of the assets of such general account (as reasonably determined by us) constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code, (ii) the purchase and holding of such Certificates are eligible for exemptive relief under Sections (I) and (III) of Prohibited Transaction Class Exemption 95-60, and (iii) the undersigned agrees that if, after the undersigned's initial acquisition of the Certificates, at any time during any calendar quarter 25% or more of the assets of such general account (as reasonably determined by us no less frequently than each calendar quarter) constitute "plan assets" for purposes of Title I of ERISA or Section 4975 of the Code and no exemption or exception from the prohibited transaction rules applies to the continued holding of the Certificates under Section 401(c) of ERISA and the final regulations thereunder or under an exemption or regulation issued by the United States Department of Labor under ERISA, we will dispose of all Certificates then held in our general account by the end of the next following calendar quarter.

     2. We are, and each account (if any) for which we are purchasing the Certificates is, a person who is (A) a citizen or resident of the United States,
(B) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (C) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (D) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more Persons meeting the conditions of clause (A),

(B), (C) or (E) of this paragraph 2 has the authority to control all substantial decisions of the trust or (E) a Person not described in clauses (A) through (D) above whose ownership of the Certificates is effectively connected with such Person's conduct of a trade or business within the United States (within the meaning of the Code) and who provides the Issuer and the Depositor with an IRS Form 4224 (and such other certifications, representations, or opinions of counsel as may be requested by the Issuer or the Depositor).

     3. We understand that any purported resale, transfer, assignment, participation, pledge, or other disposal of (any such act, a "Transfer") of any Certificate (or any interest therein) to any person who does not meet the conditions of paragraphs 1 and 2 above shall be null and void (each, a "Void Transfer"), and the purported transferee in a Void Transfer shall not be recognized by the Issuer or any other person as a Certificateholder for any purpose.

     4. We agree that if we determine to Transfer any of the Certificates we will cause our proposed transferee to provide to the Issuer and the Certificate Registrar a letter substantially in the form of this letter.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,

                                          By:
                                             -----------------------------------
                                              Name:
                                              Title:

Securities To Be Purchased:
$   principal balance of Certificates

Annex A attached hereto lists the name of the account and principal balance of Certificates purchased for each account (if any) for which we are purchasing Certificates.

                                  [FORD LOGO]
                            FORD CREDIT AUTO TRUSTS
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES

                     FORD CREDIT AUTO RECEIVABLES TWO L.P.
                                     SELLER

                           FORD MOTOR CREDIT COMPANY
                                    SERVICER

The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to either a Trust Agreement to be entered into between Ford Credit Auto Receivables Two L.P., as Seller (the "Seller"), and the Trustee specified in the related Prospectus Supplement (the "Trustee") or a Pooling and Servicing Agreement to be entered into among the Trustee, the Seller and Ford Motor Credit Company, as Servicer (the "Servicer"). If a series of Securities includes Notes, such Notes of a series will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent undivided interests in the related Trust. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust with respect to a series will include a pool of motor vehicle retail installment sale contracts secured by new or used automobiles and light trucks (the "Receivables"), certain monies due or received thereunder on or after the applicable Cutoff Date set forth in the related Prospectus Supplement, security interests in the vehicles financed thereby and certain other property, all as described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust, will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee or the applicable Trustee, as the case may be, which will be used to purchase additional motor vehicle retail installment sale contracts (the "Subsequent Receivables") from the Seller from time to time during the Funding Period specified in the related Prospectus Supplement.

    Each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on any related Notes to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 13 HEREIN.

ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, FORD CREDIT AUTO RECEIVABLES TWO L.P., FORD CREDIT AUTO RECEIVABLES TWO, INC., FORD MOTOR CREDIT COMPANY, FORD MOTOR COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.

                  The date of this Prospectus is May 19, 1999.

                               TABLE OF CONTENTS

Available Information..................    3
Incorporation of Certain Documents by
  Reference............................    3
Summary................................    4
Risk Factors...........................   13
The Trusts.............................   17
The Receivables Pools..................   19
Maturity and Prepayment
  Considerations.......................   21
Pool Factors and Trading Information...   22
Use of Proceeds........................   23
The Seller and the General Partner.....   23
The Servicer...........................   24
Description of the Notes...............   27
Description of the Certificates........   32
Certain Information Regarding the
  Securities...........................   34
Description of the Transfer and
  Servicing Agreements.................   44
Certain Legal Aspects of the
  Receivables..........................   56
Certain Federal Income Tax
  Consequences.........................   60
ERISA Considerations...................   61
Plan of Distribution...................   66
Legal Opinions.........................   67
Index of Terms.........................   68

                             AVAILABLE INFORMATION

The Seller, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement, Registration No. 333-63551 (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by each Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Seller will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Ford Motor Credit Company, c/o Secretary, The American Road, Dearborn, Michigan 48121 (Telephone: (313) 322-3000).

                                    SUMMARY

The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms."

ISSUER........................   With respect to each series of Securities, the
                                   Trust to be formed pursuant to either a Trust Agreement (as amended and supplemented from time to time, a "Trust Agreement") between the Seller and the Trustee for such Trust (the "Trust" or the "Issuer") or a Pooling and Servicing Agreement (as amended and supplemented from time to time, the "Pooling and Servicing Agreement") among the Trustee, the Seller and Ford Motor Credit Company, as Servicer.

SELLER........................   Ford Credit Auto Receivables Two L.P., a
                                   Delaware limited partnership (the "Seller").

SERVICER......................   Ford Motor Credit Company, a Delaware
                                   corporation (the "Servicer" or "Ford
                                   Credit").

TRUSTEE.......................   With respect to each series of Securities, the
                                   Trustee specified in the related Prospectus
                                   Supplement.

INDENTURE TRUSTEE.............   With respect to any applicable series of
                                   Securities, the Indenture Trustee specified in the related Prospectus Supplement.

THE NOTES.....................   A series of Securities may include one or more
                                   classes of Notes, which will be issued
                                   pursuant to an Indenture between the Trust and the Indenture Trustee (as amended and supplemented from time to time, an "Indenture"). The related Prospectus Supplement will specify which class or classes, if any, of Notes of the related series are being offered thereby.

                                 Notes will be available for purchase in the
                                   denominations specified in the related
                                   Prospectus Supplement and may be available in book-entry form only. If Notes are issued in book-entry form, no person acquiring a beneficial ownership interest in Notes (a "Note Owner") will be entitled to receive Definitive Notes, except in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the
                                   Securities -- Definitive Securities."

                                 Each class of Notes will have a stated
                                   principal amount and may bear interest at a specified rate or rates (with respect to each class of Notes, the "Note Interest Rate"). Each class of Notes may have a different Note Interest Rate, which may be a fixed, variable or adjustable Note Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the stated principal amount and the
                                   Note Interest Rate for each class of Notes or the method for determining such Note Interest Rate.

                                 With respect to a series that includes two or
                                   more classes of Notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, Note Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Notes ("Strip Notes") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Furthermore, a series may include one or more classes of Notes ("Residual Cash Flow Notes") entitled to all or a portion of any remaining payments of principal and interest on the related Receivables after making all other distributions required on each Distribution Date.

                                 If the Servicer exercises its option to
                                   purchase the Receivables of a Trust (or, if the Servicer does not exercise such option, and if and to the extent provided in the related Prospectus Supplement, if satisfactory bids for the purchase of such Receivables are received), in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements Termination," the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement.

                                 In addition, if the related Prospectus
                                   Supplement provides that the property of a Trust will include a Pre-Funding Account (as such term is defined in the related Prospectus Supplement, the "Pre-Funding Account"), one or more classes of the outstanding Notes will be subject to partial redemption on or immediately following the end of the Funding Period (as such term is defined in the related Prospectus Supplement, the "Funding Period") in an amount and manner specified in the related Prospectus Supplement. In the event of such partial redemption, the Noteholders may be entitled to receive a prepayment premium from the Trust, in the amount and to the extent provided in the related Prospectus Supplement.

THE CERTIFICATES..............   A series of Securities may include one or more
                                   classes of Certificates and may or may not include any Notes. The related Prospectus Supplement will specify which class or classes, if any, of the Certificates are being offered thereby.

                                 Certificates will be available for purchase in
                                   the denominations specified in the related
                                   Prospectus Supplement and may be available in book-entry form. If Certificates are issued in book-entry form, no person acquiring a beneficial ownership interest in Certificates (a "Certificate Owner") will be entitled to receive Definitive Certificates, except in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the
                                   Securities -- Definitive Securities."

                                 Each class of Certificates will have a stated
                                   Certificate Balance (with respect to each class of Certificates, the "Certificate Balance") and may accrue interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "Certificate Rate"). Each class of Certificates may have a different Certificate Rate, which may be a fixed, variable or adjustable Certificate Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Balance and the Certificate Rate for each class of Certificates or the method for determining the Certificate Rate.

                                 With respect to a series that includes two or
                                   more classes of Certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, Certificate Rate or amount of distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Certificates ("Strip Certificates") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Furthermore, a series may include one or more classes of Certificates ("Residual Cash Flow Certificates") entitled to all or a portion of any remaining payments of principal and interest on the related

                                   Receivables after making all other
                                   distributions required on each Distribution
                                   Date.

                                 If a series of Securities includes classes of
                                   Notes, distributions in respect of the
                                   Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

                                 If the Servicer exercises its option to
                                   purchase the Receivables of a Trust (or, if the Servicer does not exercise such option, and if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received), in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements -- Termination," Certificateholders will receive as a prepayment an amount in respect of the Certificates as specified in the related Prospectus Supplement.

                                 In addition, if the related Prospectus
                                   Supplement provides that the property of a Trust will include a Pre-Funding Account, Certificateholders may receive a partial prepayment of principal on or immediately following the end of the Funding Period in an amount and manner specified in the related Prospectus Supplement. In the event of such partial prepayment, the Certificateholders may be entitled to receive a prepayment premium from the Trust, in the amount and to the extent provided in the related Prospectus Supplement.

THE TRUST PROPERTY............   The property of each Trust with respect to a
                                   series will include a pool of motor vehicle retail installment sale contracts secured by new or used automobiles or light trucks (the "Receivables"), including rights to receive certain payments made with respect to such Receivables, security interests in the vehicles financed thereby (the "Financed Vehicles"), certain accounts and the proceeds thereof and any proceeds from claims on certain related insurance policies.

                                 On the Closing Date (the "Closing Date")
                                   specified in the related Prospectus
                                   Supplement with respect to a series, the Seller will sell or transfer Receivables (the "Initial Receivables") having an aggregate principal balance specified in the related Prospectus Supplement as of the date specified therein (the "Initial Cutoff Date") to such Trust pursuant to either a Sale and Servicing Agreement among the Seller, the Servicer and the Trust (as amended and supplemented from time to time, a "Sale and Servicing Agreement") or, if the Trust is to be treated as a grantor trust for federal income tax purposes, the related Pooling and Servicing Agreement among the Seller, the Servicer and the Trustee. The property of each Trust with respect to a series may also include amounts on deposit in certain trust accounts, including the related Collection Account, any Pre-Funding Account, any Yield Supplement Account (as defined in the related Prospectus Supplement), any Reserve Account and any other account identified in the applicable Prospectus Supplement.

                                 To the extent provided in the related
                                   Prospectus Supplement, the Seller will be obligated (subject only to the availability thereof) to sell, and the related Trust will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement), additional Receivables (the "Subsequent Receivables") from time to time (as frequently as daily) during the Funding Period specified in the related Prospectus Supplement having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on the Closing Date.

                                 The Receivables arise or will arise from loans
                                   originated by motor vehicle dealers (the
                                   "Dealers") and purchased by Ford Credit
                                   pursuant to agreements with the Dealers for subsequent sale to the Seller. The Receivables for any given Receivables Pool will be purchased by the Seller from Ford Credit pursuant to a Purchase Agreement between the Seller and Ford Credit (as amended and supplemented from time to time, a "Purchase Agreement") and will be selected from the contracts owned by Ford Credit based on the criteria specified in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and described herein and in the related Prospectus Supplement. The purchase price for the Receivables purchased by the Trust from the Seller and by the Seller from Ford Credit may be more or less than the aggregate principal balance thereof.

CREDIT AND CASH FLOW
ENHANCEMENT...................   If and to the extent specified in the related
                                   Prospectus Supplement, credit enhancement with respect to any class or classes of Securities may include any one or more of the following: subordination of one or more other classes of Securities, a Reserve Account, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, guaranteed rate agreements, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements. Any form of credit enhancement may have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement.

RESERVE ACCOUNT...............   If so specified in the related Prospectus
                                   Supplement, a Reserve Account will be created for the related Trust with an initial deposit by the Seller of cash or certain investments having a value equal to the amount specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, funds in the Reserve Account will thereafter be supplemented by the deposit of amounts remaining on any Distribution Date after making all other distributions required on such date and any amounts deposited from time to time from the Pre-Funding Account in connection with a purchase of Subsequent Receivables. Amounts in the Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related Prospectus Supplement in the manner and under the circumstances specified therein. The related Prospectus Supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve Account (after giving effect to all other required distributions to be made by the applicable Trust) in excess of the Specified Reserve Balance (as defined in the related Prospectus Supplement) will be distributed.

PRE-FUNDING ACCOUNT...........   If so specified in the related Prospectus
                                   Supplement, the property of each Trust may include monies on deposit in a Pre-Funding Account, which monies will be used to purchase Subsequent Receivables from the Seller from time to time during the Funding Period specified in the related Prospectus Supplement. The amount that may be initially deposited into a Pre-Funding Account may be up to 100% of the net proceeds from the sale of the Securities issued by a Trust and the length of the Funding Period may be up to one year. The amount that may be initially deposited into a Pre-Funding Account, and the length of a Funding Period, will be specified in the related Prospectus Supplement.

TRANSFER AND SERVICING
AGREEMENTS....................   With respect to each Trust, the Seller will
                                   sell the related Receivables to such Trust pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement. The rights and benefits of any Trust under a Sale and Servicing Agreement will be assigned to the Indenture Trustee as collateral for the Notes of the related series. The Servicer will agree with such Trust to be responsible for servicing, managing, maintaining custody of and making collections on the Receivables.

                                   Ford Credit will undertake certain
                                   administrative duties under an Administration Agreement with respect to any Trust that has issued Notes.

                                 To the extent provided in the related
                                   Prospectus Supplement, the Servicer will advance scheduled payments under each Precomputed Receivable which shall not have been timely made (a "Precomputed Advance"), to the extent that the Servicer, in its sole discretion, expects to recoup the Precomputed Advance from subsequent payments on or with respect to such Receivable. With respect to Simple Interest Receivables, to the extent provided in the related Prospectus Supplement, the Servicer shall advance any interest shortfall (a "Simple Interest Advance" and, together with a Precomputed Advance, an "Advance"). The Servicer shall be entitled to reimbursement of Advances from subsequent payments on or with respect to the Receivables to the extent described herein and in the related Prospectus Supplement.

                                 The Seller will be obligated to repurchase any
                                   Receivable if the interest of the applicable
                                   Trust in such Receivable is materially
                                   adversely affected by a breach of any
                                   representation or warranty made by the Seller with respect to the Receivable, if the breach has not been cured following the discovery by or notice to the Seller of the breach.

                                 The Servicer may be obligated to purchase or
                                   make Advances with respect to any Receivable if, among other things, it extends the date for final payment by the Obligor of such Receivable beyond the last day of the Collection Period preceding the latest Final Scheduled Distribution Date set forth in the related Prospectus Supplement, changes the annual percentage rate ("APR") or the total amount or number of scheduled payments of such Receivable or fails to maintain a perfected security interest in the related Financed Vehicle.

                                 To the extent provided in the related
                                   Prospectus Supplement, the Servicer will be entitled to receive a fee for servicing the Receivables with respect to each series equal to a specified percentage of the aggregate principal balance of the related Receivables Pool, as set forth in the related Prospectus Supplement, plus certain late fees, prepayment charges and other administrative fees or similar charges, plus reinvestment proceeds on any payments received in respect of the Receivables. See "Description of the Transfer and Servicing Agreements
                                    -- Servicing Compensation and Expenses"
                                   herein and "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Expenses" or "Description of the Certificates -- Servicing Compensation and Expenses" in the related Prospectus Supplement.

CERTAIN LEGAL ASPECTS OF THE
RECEIVABLES; REPURCHASE
OBLIGATIONS...................   In connection with the sale of Receivables to a
                                   Trust, security interests in the Financed
                                   Vehicles securing such Receivables will be assigned by the Seller to such Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment to such Trust. In the absence of such an amendment, such Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. The Seller will be obligated to repurchase any Receivable sold to a Trust, as to which a first perfected security interest in the name of the Seller in the Financed Vehicle securing such Receivable shall not exist as of the date such Receivable is purchased by such Trust, if such breach shall materially adversely affect the interest of such Trust in such Receivable and if such failure or breach shall not have been cured by the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of such breach. If such Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicles and holders of subsequently perfected security interests. However, as against subsequent purchasers who were to obtain physical possession of the Receivables without knowledge of their assignment to the Trust, or holders of liens for repairs of Financed Vehicles or for taxes unpaid by an Obligor under a Receivable, or because of fraud or negligence, such Trust could lose the priority of its security interest in Financed Vehicles. Neither the Seller nor the Servicer will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in a Trust losing the priority of its security interest or its security interest in Financed Vehicles. Neither the Seller nor the Servicer will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in a Trust losing the priority of its security interest or its security interest in such Financed Vehicle after the Closing Date with respect to an Initial Receivable or after the applicable Subsequent Transfer Date with respect to a Subsequent Receivable.

                                 Federal and state consumer protection laws
                                   impose requirements upon creditors in
                                   connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan liable to the obligor thereon for any violation by the lender. The Seller will be obligated to repurchase any Receivable which fails to comply with such requirements.

TAX STATUS....................   Unless the Prospectus Supplement specifies that
                                   the related Trust will be treated as a
                                   grantor trust, upon the issuance of the
                                   related series of Securities (a) Special Tax
                                   Counsel to such Trust expects to deliver an opinion to the effect that, for federal income tax purposes, each of such Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation and (b) Michigan Tax Counsel to such Trust expects to deliver an opinion to the effect that the same characterizations would apply for Michigan income and Single Business Tax purposes as for federal income tax purposes.

                                 If the Prospectus Supplement specifies that the
                                   related Trust will be treated as a grantor trust, upon the issuance of the related series of Certificates (a) Special Tax Counsel to such Trust expects to deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax and (b) Michigan Tax Counsel to such Trust expects to deliver an opinion to the effect that the same treatment would apply for Michigan income and Single Business Tax purposes as for federal income tax purposes.

                                 See "Certain Federal Income Tax Consequences"
                                   herein and in the related Prospectus
                                   Supplement and "Certain State Tax
                                   Consequences" in the related Prospectus
                                   Supplement. "Special Tax Counsel" and
                                   "Michigan Tax Counsel" will each be
                                   identified by name in the related Prospectus
                                   Supplement.

ERISA CONSIDERATIONS..........   A fiduciary of any employee benefit plan or
                                   other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), should carefully review with its legal advisors whether the purchase or holding of Notes or Certificates of any series could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

CERTAIN LEGAL ASPECTS -- THE RECEIVABLES

     Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Servicer will service and administer the Receivables held by each Trust and, as custodian on behalf of such Trust will maintain possession of the retail installment sale contracts and any other documents relating to such Receivables. To assure uniform quality in servicing both the Receivables and the Servicer's own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the installment sale contracts and other documents relating thereto will not be physically segregated from other similar documents that are in the Servicer's possession or otherwise stamped or marked to reflect the transfer to a Trust so long as Ford Credit is servicing the related Receivables. However, Uniform Commercial Code financing statements reflecting the sale and assignment of such Receivables by Ford Credit to the Seller and by the Seller to such Trust will be filed, and the Servicer's accounting records and computer systems will be marked to reflect such sale and assignment. Because such Receivables will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to such Trust if a subsequent purchaser were to obtain physical possession of such Receivables without knowledge of the assignment, the Trust's interest in the Receivables could be defeated.

     In most states, assignments such as those under the Purchase Agreement and the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, relating to each Trust together with a perfected security interest in the chattel paper are an effective conveyance of a security interest in the vehicles subject to the chattel paper without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of Ford Credit's lien on the certificates of title will be sufficient to protect such Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which Ford Credit failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests. Such a failure would constitute a breach of Ford Credit's warranties under the related Purchase Agreement and of the Seller's warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and would create an obligation of Ford Credit under such Purchase Agreement and of the Seller under such Sale and Servicing Agreement or Pooling and Servicing Agreement to purchase the related Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements Sale and Assignment of Receivables." By not identifying the Trust as the secured party on the certificate of title, the Trust's interest in the chattel paper may not have the benefit of the security interest in the Financed Vehicle in all states or such security interest could be defeated through fraud or negligence. The Seller will assign its rights under each Purchase Agreement to the related Trust. See "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles."

CERTAIN LEGAL ASPECTS -- BANKRUPTCY CONSIDERATIONS

     The Seller has taken steps in structuring the transactions contemplated herein and in the related Prospectus Supplement that are intended to ensure that the voluntary or involuntary application for relief by Ford Credit under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of either of the Seller or Ford Credit Auto Receivables Two, Inc., the general partner of the Seller (the "General Partner"), with those of Ford Credit. These steps include the creation of the Seller as a separate, limited-purpose limited partnership pursuant to a limited partnership agreement containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the consent of the General Partner). The General Partner's Certificate of Incorporation contains similar limitations, including a restriction on the General Partner's ability to commence a voluntary case or proceeding with respect to itself or the Seller under any Insolvency Law without the unanimous affirmative vote of all of the General Partner's directors. However, there can be no assurance that the activities of the Seller or the General Partner would not result in a court concluding that the assets and liabilities of such entity should be consolidated with those of Ford Credit in a proceeding under any Insolvency Law. See "The Seller and the General Partner."

     It is intended by Ford Credit and the Seller that each transfer of Receivables by Ford Credit to the Seller under a Purchase Agreement constitute a "true sale" of such Receivables to the Seller. If the transfer constitutes such a "true sale," the Receivables and the proceeds thereof would not be part of Ford Credit's bankruptcy estate under Section 541 of the United States Bankruptcy Code should Ford Credit become the subject of a bankruptcy case subsequent to the transfer of the Receivables to the Seller.

     In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied 114 S. Ct. 554 (1993), the United States Court of Appeals for the Tenth Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If Ford Credit or the Seller were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, Securityholders might experience delays in payment or possibly losses on their investment in the Securities. Counsel to the Seller has advised the Seller that the reasoning of the Octagon case appears to be inconsistent with other precedent. In addition, the Permanent Editorial Board of the UCC has issued an official commentary (PEB Commentary No. 14) which characterizes the Octagon court's interpretation of
Article 9 of the UCC as erroneous. Such commentary states that nothing in
Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper. However, such commentary is not legally binding on any court. See "The Seller and the General Partner."

DEFICIENCIES FROM SALE UPON INSOLVENCY OR DISSOLUTION OF SELLER OR GENERAL
PARTNER

     With respect to each Trust that is not a grantor trust, if an Insolvency Event or a dissolution occurs with respect to the Seller or the General Partner while the Notes of the related series are outstanding, if so specified in the related Prospectus Supplement the Indenture Trustee or Trustee for such Trust will be required to promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, unless the related Trustee shall have received written instructions from
(i) the Noteholders (other than the Seller) of each class of Notes of such series representing not less than a majority of the aggregate unpaid principal amount of such class of Notes and the right to receive interest thereon, (ii) the Certificateholders (other than the Seller) of Certificates of such series representing not less than a majority of the aggregate Certificate Balance of all such Certificates and the right to receive interest thereon, (iii) not less than a majority of the holders (other than the Seller) of certain interests, if any, in the Reserve Account with respect to such Trust, (iv) not less than a majority of the holders (other than the Seller) of Final Payment Securities, if any, of such series and the right to receive interest thereon and (v) any other person specified in the related Prospectus Supplement, to the effect that each such party disapproves of the liquidation of such Receivables and termination of such Trust and in connection therewith, the related Trustee (x) appoints an entity acceptable to Ford Credit to acquire an interest in such Trust and to act as a substitute "general partner" for federal income tax purposes and (y) obtains an opinion of counsel as to certain tax matters. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the Collection Account with respect to such series. If the proceeds from the liquidation of the

Receivables and any amounts on deposit in the Reserve Account, the Note Payment Account, if any, and the Certificate Distribution Account with respect to any such series and any amounts available from any credit enhancement are not sufficient to pay any Notes and/or the Certificates of such series in full, the amount of principal returned to any Noteholders or the Certificateholders will be reduced and such Noteholders and/or Certificateholders will incur a loss. See "Description of the Transfer and Servicing Agreements -- Insolvency Event or Dissolution."

TRUST'S RELATIONSHIP TO THE SELLER, THE GENERAL PARTNER, FORD CREDIT, FORD AND THEIR AFFILIATES

     None of the Seller, the General Partner, Ford Credit or Ford Motor Company ("Ford") or their affiliates is generally obligated to make any payments in respect of any Notes or Certificates of a Trust or the Receivables of a Trust.

     However, in connection with the sale of Receivables by the Seller to a Trust, the Seller will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Seller may be required to repurchase Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables." In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Transfer and Servicing Agreements -- Servicing Procedures." Moreover, if Ford Credit were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

     The related Prospectus Supplement may set forth certain additional information regarding the Seller, the General Partner, Ford Credit and Ford. In addition, Ford Credit and Ford are subject to the information requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding Ford Credit and Ford, reference is made to such reports and other information, which are available as described under "Available Information."

SUBORDINATION; LIMITED ASSETS

     To the extent specified in the related Prospectus Supplement, distributions of interest and/or principal on one or more classes of Certificates of a series may be subordinated in priority of payment to interest and/or principal due on the Notes, if any, of such series or one or more other classes of Certificates of such series. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Yield Supplement Account, a Reserve Account and any other credit or cash flow enhancement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by the Seller, the Servicer, Ford, the applicable Trustee, any Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Yield Supplement Account (if any), the Reserve Account (if any) and any other credit or cash flow enhancement, all as specified in the related Prospectus Supplement. Amounts to be deposited in any such Reserve Account with respect to any Trust will be limited in amount, and the amount required to be on deposit in such Reserve Account will be reduced as the Pool Balance is reduced. In addition, funds in any such Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the related Securities. If any such Reserve Account is depleted, the related Trust will depend solely on current payments on its Receivables to make payments on the related Securities.

     If so directed by the holders of the requisite percentage of outstanding Notes of a series, following an acceleration of the Notes upon an Event of Default the applicable Indenture Trustee may sell the Receivables owned by the Trust with respect to such series in certain limited circumstances as specified in the related Indenture. See "Description of the Notes -- The Indenture -- Events of Default; Rights upon Event of Default." However, there is no assurance that the market value of such Receivables will at any time be equal to or greater than the aggregate principal amount of such outstanding Notes. Therefore, upon an Event of Default with respect to the Notes of any series, there can be no assurance that sufficient funds will be available to repay the related Noteholders in full. In addition, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Payment Account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such class of Notes.

MATURITY AND PREPAYMENT CONSIDERATIONS

     All the Receivables are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Servicer. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables." Consistent with its normal servicing practices and procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with Obligors to extend or modify the terms of the related Receivables. Some of such arrangements (including any extension beyond the last day of the Collection Period preceding the latest Final Scheduled Distribution Date set forth in the related Prospectus Supplement) may cause the Servicer to be obligated to repurchase such Receivables, as described above. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a Trust will be borne entirely by the Securityholders of the related series of Securities. See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's option to purchase the Receivables of a given Receivables Pool and "-- Insolvency Event or Dissolution" regarding the sale of the Receivables owned by a Trust that is not a grantor trust if an Insolvency Event or a dissolution with respect to the Seller or the General Partner occurs.

RISK OF COMMINGLING

     With respect to each series of Securities the Servicer will deposit all payments on the related Receivables received from Obligors and all proceeds of the related Receivables collected during each Collection Period into the related Collection Account not later than the second business day after receipt. However, so long as Ford Credit is the servicer and provided that (i) there exists no Event of Servicing Termination and (ii) each other condition to making monthly deposits as may be required by the related Sale and Servicing Agreement or Pooling and Servicing Agreement is satisfied, the Servicer may retain such amounts until the business day preceding the applicable Distribution Date. The Servicer or the Seller, as the case may be, will remit the aggregate Purchase Amount of any Receivables to be purchased from a Trust to the related

Collection Account on or before the business day preceding the applicable Distribution Date. Pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

EVENT OF SERVICING TERMINATION

     With respect to a series of Securities that includes Notes, upon the occurrence of an Event of Servicing Termination, the Indenture Trustee or the Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements -- Rights Upon Event of Servicing Termination," may remove the Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. The Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if an Event of Servicing Termination occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive Events of Servicing Termination, including Events of Servicing Termination that could materially adversely affect the Certificateholders of such series. See "Description of the Transfer and Servicing Agreements -- Waiver of Past Events of Servicing Termination."

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for The Depository Trust Company ("DTC") set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Trustee or any Indenture Trustee as "Certificateholders," "Noteholders" or "Securityholders," as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or the related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities."

                                   THE TRUSTS

     With respect to each series of Securities, the Seller will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust with respect to a series will include a pool (a "Receivables Pool") of motor vehicle retail installment sale contracts (and, with respect to Final Payment Receivables (as defined below), if any, the right to certain payments on retail installment sale contracts) between dealers (the "Dealers") and purchasers (the "Obligors") of new and used automobiles or light trucks and all payments due thereunder on or after the applicable Cutoff Date (as such term is defined in the related Prospectus Supplement, a "Cutoff Date") in the case of Precomputed Receivables and all payments received thereunder on or after the applicable Cutoff Date in the case of Simple Interest Receivables. The Receivables of each Receivables Pool were or will be originated by the Dealers in accordance with Ford Credit's requirements and purchased by Ford Credit pursuant to agreements with Dealers ("Dealer Agreements") for subsequent sale to the Seller. Pursuant to the Dealer Agreements, the Dealers are obligated to repurchase from Ford Credit Receivables which do not meet certain representations made by the Dealers, as well as those covered by recourse plans ("Dealer Recourse"). The Receivables of each Receivables Pool will continue to be serviced by the Servicer and evidence indirect financing made available by the Seller to the Obligors.

     On the applicable Closing Date, the Seller will sell the Initial Receivables of the applicable Receivables Pool to the Trust to the extent, if any, specified in the related Prospectus Supplement. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so conveyed will also be assets of the applicable Trust subject to the prior rights of the related Indenture Trustee and the Noteholders, if any, therein. The property of each Trust with respect to a series will also include
(i) security interests in the Financed Vehicles and any accessions thereto; (ii) the rights to proceeds from claims on certain physical damage, credit life, credit disability or other insurance policies, if any, covering the Financed Vehicles or the Obligors; (iii) any Dealer Recourse; (iv) the Seller's rights to certain documents and instruments relating to the Receivables; (v) such amounts as from time to time may be held in one or more accounts maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as described herein and in the related Prospectus Supplement; (vi) certain rights under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable; (vii) certain rights under the related Purchase Agreement and yield supplement agreement, if any; (viii) certain payments and proceeds with respect to the Receivables held by the Servicer; (ix) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables; and (x) any and all proceeds of the foregoing. With respect to any series of Notes, the relevant rights and benefits with respect to the property of the related Trust will be assigned by the Seller and the applicable Trustee to the related Indenture Trustee for the benefit of the related Noteholders. Any Yield Supplement Account will be maintained with the related Indenture Trustee or applicable Trustee, as the case may be, for the benefit of the related Securityholders. If so specified in the related Prospectus Supplement, a Yield Supplement Account may not be part of the property of the related Trust. If so specified in the related Prospectus Supplement, a Pre-Funding Account may be a part of the property of any Trust. To the extent specified in the related Prospectus Supplement, a Reserve Account or other form of credit enhancement may be a part of the property of any Trust and may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities. Additionally, pursuant to contracts between the Servicer and the Dealers, the Dealers have an obligation after origination to repurchase Receivables as to which Dealers have made certain misrepresentations.

     The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Expenses" herein and in the related Prospectus Supplement. To facilitate servicing and to minimize administrative burden and expense the Servicer will retain physical possession of the Receivables held by each Trust and documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment of the security interest in the Financed Vehicles to each Trust. In the absence of such amendment, any Trust may not have a perfected security interest in the Financed Vehicles in all states. See "Certain Legal Aspects of the Receivables Security Interests in Vehicles." Neither the Trustee nor any Indenture Trustee will be responsible for the legality, validity, or enforceability of any security interest in any Financed Vehicle. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

     If the protection provided to any Noteholders of a given series by the subordination of the related Certificates and by the Reserve Account, if any, or other credit enhancement for such series or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In such circumstances, certain factors, such as the applicable Trust not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements -- Distributions," "-- Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables."

     The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

THE TRUSTEE

     The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement, the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Administrator in respect of a Trust that is not a grantor trust and the Servicer in respect of a Trust that is a grantor trust may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Administrator or the Servicer, as the case may be, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                             THE RECEIVABLES POOLS

GENERAL

     The Receivables in each Receivables Pool have been or will be purchased by Ford Credit in the ordinary course of business in accordance with Ford Credit's underwriting standards, which emphasize the Obligor's ability to pay and creditworthiness, as well as the asset value of the Financed Vehicle. Ford Credit generally does not finance more than 100% of the purchase price of a vehicle plus related amounts financed in connection therewith, if any (such as taxes, insurance, etc.), which amount generally is less than or equal to the manufacturer's suggested retail price ("MSRP") of a new vehicle or published prices for used vehicles. New vehicles generally can be purchased at a discount from MSRP.

     The Receivables to be held by each Trust will be selected from the Seller's portfolio for inclusion in a Receivables Pool by several criteria, including that each Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States, (iii) provides for level monthly payments (except for the last payment, which may be minimally different from the level payments or which, in the case of Final Payment Receivables, may be a larger final scheduled payment) that fully amortize the amount financed over its original term to maturity, (iv) is a Precomputed Receivable or a Simple Interest Receivable (either of which may be a Final Payment Receivable) and (v) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Seller to be adverse to the Noteholders or the Certificateholders of any series were or will be used in selecting the related Receivables. All terms of the retail installment sale contracts constituting such Receivables which are material to investors are described herein and in the related Prospectus Supplement.

     "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "Rule of 78's" ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the APR of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly installment. A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly installment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's."

     "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level payment monthly installments. However, unlike the monthly installment under an Actuarial Receivable, each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     "Final Payment Receivables" are monthly payment receivables secured by new or used automobiles or light trucks with a final scheduled payment which is greater than the scheduled monthly payments. A Final Payment Receivable provides for amortization of the loan over a series of fixed level payment monthly installments like an Actuarial Receivable or a Simple Interest Receivable, but also requires a final scheduled payment due after payment of such monthly installments which may be satisfied by (i) payment in full in cash of such amount, (ii) transfer of the vehicle to Ford Credit provided certain conditions are satisfied or (iii) refinancing the final scheduled payment in accordance with certain conditions. With respect to Final Payment Receivables, if so provided in the related Prospectus Supplement, only the principal and interest payments due prior to the final scheduled payment and not the final scheduled payment will be included in such Trust; the final scheduled payment will be retained by the Seller. However, in the case of a Trust that is not a grantor trust, the Seller will have the option to transfer the final scheduled payments with respect to the related Final Payment Receivables retained by the Seller to such Trust and to cause such Trust to issue certificates representing interests in such final scheduled payments or indebtedness secured by such final scheduled payments.

     If so specified in the related Prospectus Supplement, some of the Receivables to be included in a Receivables Pool may provide for recourse to the Dealer which originated the Receivable. Dealers are generally obligated under these recourse plans for payment of the unpaid principal balance of a defaulted contract, unless Ford Credit fails to repossess the vehicle and deliver it to the Dealer within 90 days after default. The Dealer's obligation generally terminates after the first 24 monthly payments are made under the related contract.

     In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract, a "refund" or "rebate" will be made to the Obligor of the portion of the total amount of payments then due and payable under the contract allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     Each Trust will account for the Rule of 78's Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be distributed to the Trust as owner of such Receivable, paid to the Noteholders or passed through to the Certificateholders of the applicable series but will be paid to the Servicer as additional servicing compensation.

     Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of origination, the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables, the portion of such Receivables Pool secured by new vehicles and by used vehicles and the portion of such Receivables Pool consisting of Receivables that provide for recourse to the related Dealer.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Certain information concerning Ford Credit's experience with respect to its portfolio of U.S. retail installment sale contracts for new and used automobiles and light trucks (including previously sold contracts which Ford Credit continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The weighted average life of the Notes, if any, and the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased by the Seller or the Servicer for administrative reasons.) All of the Receivables are prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables from a Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. Consistent with its normal servicing practices and procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with Obligors to extend or modify the terms of the related Receivables. Some of such arrangements (including any extension beyond the last day of the Collection Period preceding the latest Final Scheduled Distribution Date set forth in the related Prospectus Supplement) may cause the Servicer to be obligated to repurchase such Receivables, as described above. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "-- Servicing Procedures." See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's option to purchase the Receivables from a Trust and "-- Insolvency Event or Dissolution" regarding the sale of the Receivables owned by a Trust that is not a grantor trust if an Insolvency Event or a dissolution with respect to the Seller or the General Partner occurs.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates of a given series on each Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer or the Administrator will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal amount of such class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal amount of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer or the Administrator will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be, as a result of scheduled payments, prepayments and liquidations of the Receivables (and also as a result of a prepayment arising from application of the Pre-Funding Account, if any). The Note Pool Factor and the Certificate Pool Factor will not change as a result of the addition of Subsequent Receivables, if any. A Noteholder's portion of the aggregate outstanding principal amount of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (i) the original denomination of such Certificateholder's Certificate and (ii) the applicable Certificate Pool Factor.

     With respect to each Trust, the Noteholders, if any, and the Certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables during the Collection Period immediately preceding such Distribution Date, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities Reports to Securityholders."

                                USE OF PROCEEDS

     The net proceeds from the sale of the Securities of a given series will be applied by the applicable Trust (i) to the purchase of the Receivables from the Seller, (ii) to the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, and (iii) to make the initial deposit into the Reserve Account, if any. The Seller will use that portion of such net proceeds paid to it with respect to any such Trust to purchase the related Receivables from Ford Credit.

     The net proceeds from the sale of any Securities purchased from the Seller by Ford Credit or another affiliate of the Seller will be for the account of Ford Credit or such affiliate. The Seller will not receive any of such proceeds.

                       THE SELLER AND THE GENERAL PARTNER

     The Seller was organized as a Delaware limited partnership on February 23, 1996. The general partner of the Seller is Ford Credit Auto Receivables Two, Inc., a Delaware corporation and a wholly owned, limited-purpose subsidiary of Ford Credit. The limited partnership interests in the Seller are owned by Ford Credit. The Seller was organized for limited purposes, which include purchasing receivables from Ford Credit and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at The American Road, Dearborn, Michigan 48121. The telephone number of such offices is (313) 322-3000. The General Partner is located at The American Road, Dearborn, Michigan 48121.

     The Seller has taken steps in structuring the transactions contemplated herein and in the related Prospectus Supplement that are intended to ensure that the voluntary or involuntary application for relief by Ford Credit under any Insolvency Law will not result in consolidation of the assets and liabilities of either of the Seller or the General Partner with those of Ford Credit. These steps include the creation of the Seller as a separate, limited-purpose limited partnership pursuant to a limited partnership agreement containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the consent of the General Partner). In addition, the General Partner is a separate, limited-purpose corporation whose Certificate of Incorporation contains certain limitations (including restrictions on the nature of the General Partner's business and a restriction on the General Partner's ability to commence a voluntary case or proceeding with respect to itself or the Seller under any Insolvency Law without the unanimous affirmative vote of all of its directors). Such Certificate of Incorporation includes a provision that, under certain circumstances relating to the credit ratings of Ford Credit, requires the General Partner to have two directors who qualify under the Certificate of Incorporation as "Independent Directors." However, there can be no assurance that the activities of the Seller or the General Partner would not result in a court concluding that the assets and liabilities of such entity should be consolidated with those of Ford Credit in a proceeding under any Insolvency Law.

     The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate existence of each of the Seller and the General Partner and to require the consolidation of the assets and liabilities of either such entity with the assets and liabilities of Ford Credit in the event of the application of the federal bankruptcy laws to Ford Credit. Among other things, it is assumed by counsel that each of the Seller and the General Partner will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of Ford Credit, refraining from commingling its assets with those of Ford Credit, doing business from an office separate from that of Ford Credit and refraining from holding itself out as having agreed to pay, or being liable for, the debts of Ford Credit. Each of the Seller and the General Partner intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining its separate identity. However, in the event that either the Seller or the General Partner did not follow these procedures, there can be no assurance that a court would not conclude that the assets and liabilities of such entity should be consolidated with those of Ford Credit. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Seller or the General Partner, or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Securities (and possible reductions in the amount of such distributions which may be substantial) could occur.

     It is intended by Ford Credit and the Seller that each transfer of Receivables by Ford Credit to the Seller under a Purchase Agreement constitute a "true sale" of such Receivables to the Seller. If the transfer constitutes such a "true sale," the Receivables and the proceeds thereof would not be part of Ford Credit's bankruptcy estate under Section 541 of the United States Bankruptcy Code should Ford Credit become the subject of a bankruptcy case subsequent to the transfer of the Receivables to the Seller. The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, in the event Ford Credit were to become the subject of a voluntary or involuntary case under the United States Bankruptcy Code subsequent to the transfer of Receivables to the Seller, the transfer of such Receivables by Ford Credit to the Seller pursuant to the related Purchase Agreement would be characterized as a "true sale" of such Receivables from Ford Credit to the Seller and such Receivables and the proceeds thereof would not form part of Ford Credit's bankruptcy estate pursuant to Section 541 of the United States Bankruptcy Code.

     In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied 114 S. Ct. 554 (1993), the United States Court of Appeals for the Tenth Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If Ford Credit or the Seller were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, Securityholders might experience delays in payment or possibly losses on their investment in the Securities. As part of the advice of counsel described above, counsel has advised the Seller that the reasoning of the Octagon case appears to be inconsistent with other precedent. In addition, the Permanent Editorial Board of the UCC has issued an official commentary (PEB Commentary No. 14) which characterizes the Octagon court's interpretation of Article 9 of the UCC as erroneous. Such commentary states that nothing in Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper. However, such commentary is not legally binding on any court.

                                  THE SERVICER

GENERAL

     Ford Credit was incorporated in Delaware in 1959 and is a wholly owned indirect subsidiary of Ford.

     Ford Credit and its subsidiaries provide wholesale financing and capital loans to Ford retail dealerships and associated non-Ford dealerships throughout the world, most of which are privately owned and financed, and purchase retail installment sale contracts and retail leases from them. Ford Credit also makes loans to vehicle leasing companies, the majority of which are affiliated with such dealerships. In addition, subsidiaries of Ford Credit provide these financing services in the United States, Europe, Canada and Australia to non-Ford dealerships. A substantial majority of all new vehicles financed by Ford Credit are manufactured by Ford and its affiliates. Ford Credit also provides retail financing for used vehicles built by Ford and other manufacturers. In addition to vehicle financing, Ford Credit makes loans to affiliates of Ford and finances certain receivables of Ford and its subsidiaries. Ford Credit also conducts insurance operations through the American Road Insurance Company and its subsidiaries ("American Road") in the United States and Canada. American Road's business consists of extended service plan contracts for new and used vehicles manufactured by affiliated and nonaffiliated companies, primarily originating from Ford dealers, physical damage insurance covering vehicles and equipment financed at wholesale by Ford Credit, and the reinsurance of credit life and credit disability insurance for retail purchasers of vehicles and equipment.

     The mailing address of Ford Credit's executive offices is The American Road, Dearborn, Michigan 48121. The telephone number of such offices is (313) 322-3000.

YEAR 2000 CONVERSION

     An issue affecting Ford Credit and others is the inability of many computer systems and applications to process the year 2000 and beyond ("Y2K"). To address this problem, in 1996, Ford Credit initiated a global Y2K program to manage Ford Credit's overall Y2K compliance effort. As part of this program, Ford Credit established a global Y2K Program Office to coordinate Ford Credit's compliance efforts. Ford Credit participates closely with Ford's Y2K Central Program Office and the Ford Y2K Steering Committee. Ford's Y2K program has been certified by the Information Technology Association of America as meeting its Y2K best practices standards.

STATE OF READINESS

     Ford Credit achieved all compliance objectives that it established for 1998. Ford Credit expects to complete most of the remediation efforts by the end of June 1999. Ford Credit has identified the following six distinct areas for its Y2K compliance efforts. A timetable showing the target dates for compliance and the present status for each area follows.

     Business Computer Systems: These include computer systems and applications relating to operations such as retail and lease financing, commercial lending, customer account processing, collections, insurance operations, treasury, and financial reporting. In 1997 Ford Credit implemented a compliance plan focused on critical systems. By year-end 1998, all critical systems had been repaired, tested, independently verified and implemented into a production environment. In addition, Ford Credit is participating in Ford's enterprise test plan for all key business processes. As of February 28, 1999, 91% of all business computer systems were Y2K compliant.

     External Alliances (Banks, Credit Bureaus, Trustees, Underwriters, etc.): Ford Credit has deployed, in conjunction with an industry trade association (the Automotive Industry Action Group), a process to pursue a common Y2K compliance approach with the financial institutions in North America. Similar actions are underway in Europe and the rest of the world. Ford Credit does business with approximately 700 critical external alliances. Each of these has been asked to respond to a Y2K compliance questionnaire, and a majority have responded. Integration testing is being conducted with each highly critical financial institution.

     Affiliates: All managed affiliates have developed plans to address Y2K compliance similar to those of Ford Credit. These affiliates are being monitored to ensure timely Y2K compliance.

     End-User Computing: Ford Credit's plan to ensure Y2K compliance of desktop computers throughout the company includes the replacement or repair of all non-compliant computers and related software and the distribution of an assessment tool for end user developed applications. Through February 1999, 69% of critical end user desktop programs were completed and 88% of the PCs and workstations were compliant.

     Technical Infrastructure: All Ford Credit's infrastructure hardware and software has been inventoried and assessed and through February 1999, 70% completed. Ford's dedicated test facility will be used to test selected critical systems infrastructure.

     Physical Properties and Infrastructures: Ford Credit, in conjunction with Ford, is assessing the Y2K compliance of its significant building systems, including energy and security systems. The landlords of leased office facilities have been requested to assess the compliance of those facilities. These facilities have minimal Y2K issues. As of February 28, 1999, approximately 50% of these landlords were conducting their assessments. Actions are being taken to determine energy and other utility supplier preparedness.

     Set forth below is a timetable showing Ford Credit's internal target dates for compliance and the present status of compliance (at February 28, 1999) for each of the areas mentioned above. Ford Credit has established these target dates well before December 31, 1999 to allow sufficient time to perform enterprise-wide testing and further validation of Ford Credit's Y2K compliance.

     Status as of February 28, 1999:

                                                                    Y2K PROGRAM TIMING
                                                 --------------------------------------------------------
                                                 1996         1997         1998         1999         2000
                                                 ----         ----         ----         ----         ----
Critical Business Computer Systems.............             -- Plan: 100% compliant by 6/99 --
                                                                      Status: 91%(a)
Critical External Alliances....................             -- Plan: 100% ready(b) by 6/99 --
                                                                       Status: 97%
Affiliates.....................................             -- Plan: 100% ready(b) by 6/99 --
                                                                       Status: 100%
Critical End-User Computing....................             -- Plan: 100% compliant by 6/99 --
                                                                       Status: 69%
Technical Infrastructure.......................             -- Plan: 100% compliant by 6/99 --
                                                                       Status: 70%
Physical Properties and Infrastructure.........             -- Plan: 100% compliant by 6/99 --
                                                                       Status: 50%

-------------------------
(a) 100% of critical business computer systems were compliant at year-end 1998.

(b) "Ready" means having a comprehensive Y2K program in place and a plan that will achieve compliance before January 1, 2000.

Y2K COSTS

     Ford Credit is sharing many of Ford's Y2K compliance tools. Ford Credit estimates that its incremental costs will be about $25 million for Y2K compliance efforts. This amount will be incurred over a three-year period that commenced mid-1997 and will end mid-2000. Y2K compliance costs incurred through December 31, 1998 are estimated at $15 million. Ford Credit's annual Y2K costs relating to information technology have represented and are expected in the future to represent less than 10% of Ford Credit's annual information technology budget.

Y2K RISKS

     The most reasonably likely worst case scenario for Ford Credit with respect to the Y2K problem is the failure of an external alliance, particularly another financial institution or energy supplier to that financial institution, to be Y2K compliant. This could result in Ford Credit not being able to conduct financial transfers such as payment of debt, selling commercial paper, or collecting receivables, which in turn could result in lost revenue. The preparedness of Ford Credit's utility suppliers is being monitored closely to ensure plans are in place for uninterrupted service.

Y2K CONTINGENCY PLANS

     Ford Credit has established a Y2K business resumption planning committee to evaluate business disruption scenarios, coordinate the establishment of Y2K contingency plans, and identify and implement preemptive strategies. Detailed contingency plans for critical business processes are being developed and will be validated by June 1999. In addition, Ford Credit is participating with the Ford business resumption steering committee.

                            DESCRIPTION OF THE NOTES

GENERAL

     With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

     Each class of Notes may initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. The Notes will be available for purchase in the denominations specified in the related Prospectus Supplement and may be available in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of any Notes issued in book-entry form. If a class of Notes is issued in book-entry form, unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder of such class of Notes will be entitled to receive a physical certificate representing a Note of such class. If a class of Notes is issued in book-entry form, all references herein and in the related Prospectus Supplement to actions by Noteholders of such class of Notes refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders of such class of Notes refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of such class of Notes, for distribution to Noteholders of such class of Notes in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities."

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of losses, Note Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and/or interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Payments of interest on the Notes of such series may be made prior to payments of principal thereon. The dates for payments of interest and principal on the Notes of such series may be different from the Distribution Dates for the Certificates of such series. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Notes designated as planned amortization classes, targeted amortization classes or companion classes, each as described in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments, or one or more classes of Residual Cash Flow Notes entitled to all or a portion of any remaining payments of principal and interest on the related Receivables after making all other distributions on each Distribution Date. Each class of Notes may have a different Note Interest Rate, which may be a fixed, variable or adjustable Note Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Note Interest Rate for each class of Notes of a given series or the method for determining such Note Interest Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and
"-- Floating Rate Securities." One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the related Receivables Pool. See "Description of the Transfer and Servicing Agreements Termination."

     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may have fixed principal payment schedules; Noteholders of such Notes would be entitled to receive as payments of principal on any given Distribution Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement, in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing
Agreements -- Distributions" and "-- Credit and Cash Flow Enhancement."

     In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

THE INDENTURE

     Modification of Indenture. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, without the consent of the Noteholders of the related series, execute a supplemental indenture for the purpose of adding to the covenants of the Trust, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision with respect to matters arising under the related Indenture which will not be inconsistent with other provisions of the related Indenture.

     With respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables, if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that (x) such action will not, (i) as evidenced by an opinion of counsel, materially adversely affect the interest of any such Noteholder and (ii) as confirmed by the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "Rating Agencies") rating the Notes of the related series, cause the then current rating assigned to any class of such Notes to be withdrawn or reduced and (y) an opinion of counsel as to certain tax matters is delivered.

     Events of Default; Rights upon Event of Default. With respect to the Notes of a given series, "Events of Default" under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any material covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 60 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust; or (vi) such other events, if any, set forth in the related Prospectus Supplement. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Payment Account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such class of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding. Any such rescission could be treated, for federal income tax purposes, as a constructive exchange of such Notes by the related Noteholders for deemed new Notes upon which gain or loss would be recognized.

     If the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. However, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all outstanding Notes of such series consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes of such series at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on the Notes of such series as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes of such series.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes. Any such waiver could be treated, for federal income tax purposes, as a constructive exchange of such Notes by the related Noteholders for deemed new Notes upon which gain or loss would be recognized.

     No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

     Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder, (vi) any action as is necessary to maintain the lien and security interest created by the related Indenture shall have been taken and (vii) such Trust has received an opinion of counsel and officer's certificate each stating that such consolidation or merger satisfies all requirements under the related Indenture.

     Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Basic Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof, except as may be created by the terms of the related Indenture.

     No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Basic Documents.

     List of Noteholders. With respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal amount of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

     Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for such series. The Issuer may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

     Except for the Certificates, if any, of a given series retained by the Seller, each class of Certificates may initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Except for the Certificates, if any, of a given series retained by the Seller, the Certificates will be available for purchase in the denominations specified in the related Prospectus Supplement and may be available in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of any class of Certificates issued in book-entry form that is not retained by the Seller. If a class of Certificates is issued in book-entry form, unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Seller) of such class of Certificates will be entitled to receive a physical certificate representing a Certificate of such class. If a class of Certificates is issued in book-entry form, all references herein and in the related Prospectus Supplement to actions by Certificateholders of such class of Certificates refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders of such class of Certificates refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of such class of Certificates, for distribution to Certificateholders of such class of Certificates in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities." Any Certificates of a given series owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Basic Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements -- Insolvency Event or Dissolution").

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, seniority, allocations of losses, Certificate Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal, or one or more classes of Residual Cash Flow Certificates entitled to all or a portion of any remaining payments of principal and interest on the related Receivables after making all other distributions on each Distribution Date. Each class of Certificates may have a different Certificate Rate, which may be a fixed, variable or adjustable Certificate Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Rate for each class of Certificates of a given series or the method for determining such Certificate Rate. See also "Certain Information Regarding the
Securities -- Fixed Rate Securities" and "-- Floating Rate Securities." Distributions in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

     In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

LIST OF CERTIFICATEHOLDERS

     With respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Note Interest Rate or Certificate Rate, as the case may be, specified in the applicable Prospectus Supplement. Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the applicable Prospectus Supplement. See "Description of the Notes -- Principal and Interest on the Notes" and "Description of the Certificates -- Distributions of Principal and Interest."

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

     The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) the CD Rate (a "CD Rate Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"), (iii) the Federal Funds Rate (a "Federal Funds Rate Security"), (iv) LIBOR (a "LIBOR Security"), (v) the Treasury Rate (a "Treasury Rate Security") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "Index Maturity" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

     As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the related

Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. All percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

     CD Rate Securities. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or
(b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper of the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money

Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

     Unless otherwise specified in the applicable Prospectus Supplement, "Money Market Yield" shall be a yield calculated in accordance with the following formula:
                 Money Market Yield =       D X 360     X 100
                                          -----------
                                         360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding business day.

     LIBOR Securities. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. For purposes of calculating LIBOR, "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security.

          (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

     Treasury Rate Securities. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities -- Treasury bills -- auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

BOOK-ENTRY REGISTRATION

     The Prospectus Supplement related to a given series will specify whether the holders of the Notes or Certificates of such series may hold their respective Securities through DTC (in the United States) or Cedelbank, societe anonyme ("Cedelbank") or Euroclear (as defined below) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems ("Book-Entry Notes" or "Book-Entry Certificates," respectively, and collectively referred to herein as "Book-Entry Securities").

     The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee ("DTC's Nominee") is expected to be the holder of record of the Securities of any series held through DTC. DTC's Nominee will hold the global Securities. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Customers and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of a series of Securities), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedelbank Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Customer or Euroclear Participant on such business day. Cash received by Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Customer or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

     The Securityholders who are not Participants or Indirect Participants but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the Indenture Trustee or the applicable Trustee, as the case may be (the "Applicable Trustee"), through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's Nominee. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Securityholders. To the extent the related Prospectus Supplement provides that Book-Entry Securities will be issued, the only "Noteholder" or "Certificateholder," as applicable, will be DTC's Nominee. Securityholders will not be recognized by the Applicable Trustee as "Noteholders" or "Certificateholders," as such terms are used in the Indenture or Trust Agreement, as applicable, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to their respective Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess their respective Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC will advise the related Administrator in respect of each Trust that is not a grantor trust and the Seller in respect of each Trust that is a grantor trust that it will take any action permitted to be taken by a Securityholder under the related Indenture or Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose accounts with DTC such Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("Cedelbank Customers") and facilitates the clearance and settlement of securities transactions between Cedelbank Customers through electronic book-entry changes in accounts of Cedelbank Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedelbank in any of 36 currencies, including United States dollars. Cedelbank provides to its Cedelbank Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the and supervision by the Commission for the Supervision of the Financial Sector. Cedelbank Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any series of Securities. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Customer, either directly or indirectly.

     The Euroclear System ("Euroclear" or the "Euroclear System") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

     The Euroclear System has subsequently been extended to clear and settle transactions between Euroclear Participants and counterparties both in Cedelbank and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear System includes securities lending and borrowing and money transfer services. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear Operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern all transfers of securities and cash, both within the Euroclear System, and receipts and withdrawals of securities and cash. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any series of Securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Unless and until Definitive Securities are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Securityholder will be entitled to receive a physical certificate representing a Book-Entry Security. All references herein and in the related Prospectus Supplement to actions by Securityholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Securityholders shall refer to distributions, notices, reports and statements to DTC or its nominee as the registered holder of the Book-Entry Securities, as the case may be, for distribution to Book-Entry Securityholders in accordance with DTC's procedures with respect thereto.

     In the event that any of DTC, Cedelbank or Euroclear should discontinue its services, the related Administrator in respect of each Trust that is not a grantor trust and the Seller in respect of each Trust that is a grantor trust would seek an alternative depository (if available) or cause the issuance of Definitive Securities to Securityholders or their nominees in the manner described under "-- Definitive Securities" below.

     Except as required by law, none of the Administrator, if any, the applicable Trustee or the applicable Indenture Trustee, if any, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC's Nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

     With respect to any class of Notes and any class of Certificates issued in book-entry form, such Notes or Certificates will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates," respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Administrator in respect of a Trust that is not a grantor trust or the Seller in respect of a Trust that is a grantor trust determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Administrator or the Seller, as the case may be, is unable to locate a qualified successor and so notifies the Applicable Trustee in writing, (ii) the Administrator or the Seller, as the case may be, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or an Event of Servicing Termination with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such class advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given class through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

     With respect to each series of Securities that includes Notes, on or prior to each Distribution Date, the Servicer or Administrator will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date. With respect to each series of Securities, on or prior to each Distribution Date, the Servicer or the Administrator will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders on such Distribution Date. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

          (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

          (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

          (iii) the amount of the distribution allocable to draws from the Reserve Account (if any), the Yield Supplement Deposit Amount (if any) (as defined in the related Prospectus Supplement) or payments in respect of any other credit or cash flow enhancement arrangement;

          (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

          (v) the aggregate outstanding principal amount and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

          (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

          (vii) the amount of the aggregate Realized Losses (as defined in the related Prospectus Supplement), if any, for such Collection Period;

          (viii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

          (ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased in such Collection Period;

          (x) the balance of the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

          (xi) the balance of the Yield Supplement Account (if any) on such date, after giving effect to changes therein on such date;

          (xii) the amount of Advances on such date;

          (xiii) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount;

          (xiv) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series; and

          (xv) the amount of any cumulative shortfall between payments due in respect of any credit or cash flow enhancement arrangement and payments received in respect of such credit or cash flow enhancement arrangement, and the change in any such shortfall from the preceding statement.

     Each amount set forth pursuant to subclauses (i), (ii), (vi) and (viii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal amount of such Notes or the initial Certificate Balance of such Certificates, as applicable.

     Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of (i) each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Seller and the Servicer will agree to service such Receivables and (ii) each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which Ford Credit will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

     Sale and Assignment by Ford Credit. Prior to the time of issuance of the Securities of a Trust, pursuant to a related Purchase Agreement (the "Purchase Agreement"), Ford Credit will sell and assign to the Seller, without recourse, its entire interest in the Initial Receivables, if any, of the related Receivables Pool, including its security interests in the related Financed Vehicles.

     Sale and Assignment by the Seller. At the time of issuance of the Securities of the related Trust, the Seller will sell and assign to such Trust, without recourse, the Seller's entire interest in the Initial Receivables, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. The applicable Trustee of such Trust will not independently verify the existence and qualification of any Receivables. The Trustee of such Trust will, concurrently with such sale and assignment, execute and deliver the related Notes and/or Certificates to the Seller in exchange for the Receivables.

     General. The net proceeds received by the Seller from the sale of the Certificates and the Notes of a series will be applied to the purchase of the related Receivables from Ford Credit, to the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, and to make the initial deposit into the Reserve Account, if any. The related Prospectus Supplement for a Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Seller to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

     The proceeds from the Receivables purchased by the Trust from the Seller and by the Seller from Ford Credit may be more or less than the aggregate principal balance thereof. If any Receivables are purchased for a purchase price less than their respective principal balances, a portion of the collections or proceeds in respect of principal from such Receivables may be deemed collections or proceeds in respect of interest on such Receivables for the purposes of making payments on the Securities.

     In each Purchase Agreement, Ford Credit will represent and warrant to the Seller, and in each Sale and Servicing Agreement or Pooling and Servicing Agreement the Seller will represent and warrant to the applicable Trust among other things, that at the date of issuance of the related Notes and/or Certificates or at the applicable Subsequent Transfer Date (i) the information provided with respect to the related Receivables is correct in all material respects; (ii) the Obligor on each related Receivable had obtained or agreed to obtain physical damage insurance in accordance with Ford Credit's normal requirements; (iii) the related Receivables are free and clear of all security interests, liens, charges, and encumbrances (such representation and warranty will be made to the best of its knowledge with respect to mechanic's liens and the like relating to each Financed Vehicle) and no setoffs, defenses, or counterclaims against it have been asserted or threatened; (iv) each of the related Receivables is or will be secured by a first perfected security interest in the Financed Vehicle in favor of Ford Credit; and
(v) each related Receivable, at the time it was originated, complied, and at the date of issuance of the related Notes and/or Certificates or at the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws.

     As of the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of a breach of any representation or warranty of the Seller which materially and adversely affects the interests of the related Trust in any Receivable, the Seller, unless it cures the breach, will purchase such Receivable from such Trust and Ford Credit will purchase such Receivable from the Seller, at a price equal to the amount required to be paid by the related Obligor to prepay such Receivable (including one month's interest thereon, in the month of payment, at the APR), after giving effect to the receipt of any monies collected (from whatever source) on such Receivable, if any (such price, the "Purchase Amount"). The purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of the related series for any such uncured breach.

     Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Servicer will service and administer the Receivables held by each Trust and, as custodian on behalf of such Trust, will maintain possession as the Trustee's agent of the retail installment sale contracts and any other documents relating to such Receivables. To assure uniform quality in servicing both the Receivables and the Servicer's own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the installment sale contracts and other documents relating thereto will not be physically segregated from other similar documents that are in the Servicer's possession or otherwise stamped or marked to reflect the transfer to a Trust so long as Ford Credit is servicing the related Receivables. However, Uniform Commercial Code financing statements reflecting the sale and assignment of such Receivables by Ford Credit to the Seller and by the Seller to such Trust, will be filed, and the Servicer's accounting records and computer systems will be marked to reflect such sale and assignment. Because such Receivables will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to such Trust if a subsequent purchaser were to obtain physical possession of such Receivables without knowledge of the assignment, the Trust's interest in the Receivables could be defeated. See "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles."

ACCOUNTS

     With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer may establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Payment Account"). The Servicer may establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Yield Supplement Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection

Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

     If so provided in the related Prospectus Supplement, the Servicer will establish for each Trust that issues Notes an additional account (the "Payahead Account"), in the name of the related Indenture Trustee into which, to the extent required by the Sale and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables which do not constitute scheduled payments, full prepayments, nor certain partial prepayments that result in a reduction of the Obligor's periodic payment below the scheduled payment as of the applicable Cutoff Date ("Payaheads") will be deposited until such time as the payment falls due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal with respect to the related Receivables and will not be available for distribution to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee. With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain with the related Trustee the Payahead Account in the name of such Trustee. So long as Ford Credit is the servicer and provided that (i) there exists no Event of Servicing Termination and (ii) each other condition to holding Payaheads as may be required by the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement is satisfied, Payaheads may be retained by the Servicer until the applicable Distribution Date.

     Any other accounts to be established with respect to a series of Securities, including any Pre-Funding Account, Yield Supplement Account or Reserve Account, will be described in the related Prospectus Supplement.

     For any series of Securities, funds in the Collection Account, the Note Payment Account and any Pre-Funding Account, Yield Supplement Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Permitted Investments. "Permitted Investments" means (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies; (ii) demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency; (iii) commercial paper having, at the time of such investment, a rating in the highest rating category from the applicable Rating Agency; (iv) investments in money market funds having the highest rating from the applicable Rating Agency; (v) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company described in clause (ii) above; and (vi) any other investment (which may include motor vehicle retail installment sale contracts) acceptable to the Rating Agencies rating the Securities of the related Trust as being consistent with the rating of such Securities. Permitted Investments are generally limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account or distributed as provided in the related Prospectus Supplement.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a series of Securities, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by each Trust and will continue such collection procedures as it follows with respect to its own automotive retail installment sale contracts, in a manner consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to defer or modify the payment schedule. Some of such arrangements may cause the Servicer to purchase the Receivable while others may result in the Servicer making Advances with respect to the Receivable. If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the Receivable, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private sale, or the taking of any other action permitted by applicable law.

COLLECTIONS

     With respect to each series of Securities, the Servicer will deposit all payments on the related Receivables received from Obligors and all proceeds of the related Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account not later than the second business day after receipt. However, so long as Ford Credit is the servicer and provided that (i) there exists no Event of Servicing Termination and (ii) each other condition to making monthly deposits as may be required by the related Sale and Servicing Agreement or Pooling and Servicing Agreement is satisfied, the Servicer may retain such amounts until the business day preceding the applicable Distribution Date. The Servicer or the Seller, as the case may be, will remit the aggregate Purchase Amount of any Receivables to be purchased from a Trust to the related Collection Account on or prior to the business day preceding the applicable Distribution Date. Pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

     Collections on a Receivable made during a Collection Period which are not late fees, prepayment charges, or certain other similar fees or charges shall be applied first to any outstanding Advances made by the Servicer, with respect to such Receivable and then to the scheduled payment. To the extent that such collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances and the scheduled payment on such Precomputed Receivable, the collections shall be applied to prepay the Precomputed Receivable in full. If the collections are insufficient to prepay the Precomputed Receivable in full, they generally shall be treated as Payaheads until such later Collection Period as such Payaheads may be transferred to the Collection Account and applied either to the scheduled payment or to prepay the Precomputed Receivable in full.

ADVANCES

     If so provided in the related Prospectus Supplement, to the extent the collections on a Precomputed Receivable for a Collection Period are less than the scheduled payment, the amount of Payaheads made on such Precomputed Receivable not previously applied (the "Payahead Balance"), if any, with respect to such Precomputed Receivable shall be applied by the Servicer to the extent of the shortfall. To, the extent of any remaining shortfall, the Servicer will make a Precomputed Advance of the deficiency. The Servicer will be obligated to make a Precomputed Advance in respect of a Precomputed Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup the Precomputed Advance from the Obligor, the Purchase Amount, Liquidation Proceeds or collections from other Receivables in the related Receivables Pool. The Servicer will deposit Precomputed Advances in the related Collection Account on or prior to the business day preceding the applicable Distribution Date. The Servicer will be entitled to recoup its Precomputed Advances from subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds and payment of the Purchase Amount; or, upon the determination that reimbursement from the preceding sources is unlikely, will be entitled to recoup its Precomputed Advances from collections from other Receivables in the related Receivables Pool.

     If so provided in the related Prospectus Supplement, on or before each applicable Distribution Date, the Servicer shall deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable (as such term is defined in the related Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the Collection Account and paid to the Servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables. As used herein, "Advances" means both Precomputed Advances and Simple Interest Advances.

     In the event that an Obligor shall prepay a Receivable in full, if the related contract did not require such Obligor to pay a full month's interest for the month of prepayment, at the APR, generally the Servicer will advance the amount of such interest. The Servicer will not be entitled to recoup any such advance.

SERVICING COMPENSATION AND EXPENSES

     The Servicer will be entitled to receive a servicing fee (the "Servicing Fee") for each Collection Period equal to a specified percentage (the "Servicing Fee Rate") of the Pool Balance as of the first day of such Collection Period. The Servicer also will be entitled to receive a supplemental servicing fee (the "Supplemental Servicing Fee") for each Collection Period equal to any late, prepayment, and other administrative fees and expenses collected during such

Collection Period. If so specified in the related Prospectus Supplement, the Supplemental Servicing Fee will include Investment Earnings on funds deposited in the Trust Accounts and other accounts with respect to a series of Securities. The Servicer will be paid the Servicing Fee and the Supplemental Servicing Fee for each Collection Period on the applicable Distribution Date.

     The Servicing Fee and the Supplemental Servicing Fee (collectively, the "Servicer Fee") are intended to compensate the Servicer for performing the functions of a third party servicer of the Receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting federal income tax information to Obligors, paying costs of collections, and policing the collateral. The Servicer Fee will also compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections, furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions, and generating federal income tax information for the Trust. The Servicer Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable Receivables.

DISTRIBUTIONS

     With respect to each series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

     With respect to each series of Securities, on each Distribution Date, collections on the related Receivables will be transferred from the Collection Account to the Note Payment Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to the related Trust to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.

     Allocation of Collections on Receivables. Distributions of principal on the Securities of a series may be based on the amount of principal collected or due, or the amount of Realized Losses incurred, in a Collection Period. On the Business Day immediately preceding each Distribution Date (a "Determination Date"), the Indenture Trustee, if any, or, otherwise, the Trustee shall determine the amount in the Collection Account available to make payments or distributions to Securityholders on the related Distribution Date. Such amount shall be allocated to the interest and principal portion of scheduled payments on the Receivables in accordance with the Servicer's customary servicing procedures and distributed as described in the related Prospectus Supplement, together with the statement described under "Certain Information Regarding the Securities -- Reports to Securityholders."

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, guaranteed rate agreements, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities. Such credit or cash flow enhancement may be part of the property of the related Trust.

     The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

     The Seller may replace the credit enhancement for any class of Securities with another form of credit enhancement without the consent of Securityholders, provided the applicable Rating Agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of such class of Securities or any other class of Securities of the related series.

     Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. If so provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby or to the Seller.

     The Seller may at any time, without consent of the Securityholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Reserve Account provided that (i) the Rating Agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of any class of Securities, (ii) the Seller provides to the applicable Trustee and any Indenture Trustee an opinion of counsel from independent counsel that such action will not cause the related Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes and (iii) such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions agreed to be taken by the Seller.

NET DEPOSITS

     As an administrative convenience and for so long as certain conditions are satisfied (see "-- Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any series for or with respect to the related Collection Period, net of distributions to the Servicer as reimbursement of Advances or payment of the Servicer Fee with respect to such Collection Period. Similarly, the Servicer may cause to be made a single, net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each series as if all deposits, distributions, and transfers were made individually.

STATEMENTS TO TRUSTEES AND TRUSTS

     Prior to each Distribution Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities -- Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent certified public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing
Date) with certain standards relating to the servicing of the applicable Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Events of Servicing Termination under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that Ford Credit may not resign from its obligations and duties as Servicer thereunder, except upon determination that Ford Credit's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed Ford Credit's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular Sale and Servicing Agreement or Pooling and Servicing Agreement, the rights and duties of the parties thereto, and the interests of the related Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor.

     Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Ford, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement. For as long as Ford Credit is the Servicer, it may at any time subcontract substantially all of its duties as servicer under a particular Sale and Servicing Agreement or Pooling and Servicing Agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Ford and the Servicer may at any time perform certain specific duties as servicer through other subcontractors.

EVENTS OF SERVICING TERMINATION

     "Events of Servicing Termination" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer or the Seller, as the case may be, to deliver to the Applicable Trustee for distribution to the Securityholders of the related series or for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment, which failure continues unremedied for three business days after written notice from the Applicable Trustee is received by the Servicer or the Seller, as the case may be, or after discovery by an officer of the Servicer or the Seller, as the case may be; (ii) any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 90 days after the giving of written notice of such failure (A) to the Servicer or the Seller, as the case may be, by the Applicable Trustee or (B) to the Servicer or the Seller, as the case may be, and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance; (iii) the occurrence of an Insolvency Event with respect to the Servicer or the Seller; and

(iv) such other events, if any, set forth in the related Prospectus Supplement. "Insolvency Event" means, with respect to any entity, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such entity and certain actions by such entity indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON EVENT OF SERVICING TERMINATION

     In the case of any Trust that has issued Notes, as long as an Event of Servicing Termination under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than a majority of the principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, as long as an Event of Servicing Termination under the related Sale and Servicing Agreement or Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than a majority of the Certificate Balance of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Servicing Termination other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

     With respect to each Trust that has issued Notes, the holders of Notes evidencing not less than a majority of the principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Event of Servicing Termination which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any Event of Servicing Termination under the related Sale and Servicing Agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the Trust Accounts or to the Certificate Distribution Account in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the Certificate Balance of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any Event of Servicing Termination under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Sale and Servicing Agreement or Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

     Each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder and provided that an opinion of counsel as to certain tax matters is delivered if required. The Transfer and Servicing Agreements may also be amended by the Seller, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing not less than a majority in principal amount of the then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing not less than a majority of the Certificate Balance of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or change any Note Interest Rate or Certificate Rate or the amount required to be on deposit in the Reserve Account, if any, or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series; and provided that an opinion of counsel as to certain tax matters is delivered if required.

INSOLVENCY EVENT OR DISSOLUTION

     With respect to a Trust that is not a grantor trust, if an Insolvency Event or a dissolution occurs with respect to the Seller or the General Partner, the related Receivables will be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event or dissolution, unless, before the end of such 90-day period, the related Trustee shall have received written instructions from (i) the Noteholders (other than the Seller) of each class of Notes of such series representing not less than a majority of the aggregate unpaid principal amount of such class of Notes and the right to receive interest thereon, (ii) the Certificateholders (other than the Seller) of Certificates of such series representing not less than a majority of the aggregate Certificate Balance of all such Certificates and the right to receive interest thereon,
(iii) not less than a majority of the holders (other than the Seller) of certain interests, if any, in the Reserve Account with respect to such Trust, (iv) not less than a majority of the holders (other than the Seller) of certificates representing interests in, or indebtedness secured by, final scheduled payments with respect to the Final Payment Receivables, if any, initially retained by the Seller and subsequently added to such Trust (such certificates or indebtedness being referred to herein as "Final Payment Securities") and the right to receive interest thereon and (v) any other person specified in the related Prospectus Supplement, to the effect that each such party disapproves of the liquidation of such Receivables and termination of such Trust and in connection therewith, the related Trustee (x) appoints an entity acceptable to Ford Credit to acquire an interest in such Trust and to act as a substitute "general partner' for federal income tax purposes and (y) obtains an opinion of counsel that each of such Trust will thereafter not be classified as an association taxable as a corporation for federal income tax and applicable state tax purposes. Promptly after the occurrence of an Insolvency Event or a dissolution with respect to the Seller or the General Partner, notice thereof is required to be given to such Noteholders, Certificateholders, holders of interests in the Reserve Account, holders of Final Payment Securities and any such other person; provided that any failure to give such required notice will not prevent or delay termination of such Trust. Upon termination of any Trust, the related Trustee shall, or shall direct the related Indenture Trustee to, promptly sell the assets of such Trust (other than the Trust Accounts and the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables of such Trust will be treated as collections on such Receivables and deposited in the related Collection Account. With respect to any series, if the proceeds from the liquidation of the related Receivables and any amounts on deposit in the Reserve Account (if any), the Payahead Account (if any), the Note Payment Account (if any) and the Certificate Distribution Account are not sufficient to pay the Notes, if any, and the Certificates of such series in full, the amount of principal returned to Noteholders and Certificateholders thereof will be reduced and some or all of such Noteholders and/or Certificateholders will incur a loss.

     Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Seller, the Servicer or their affiliates) of such Trust and the delivery to such Trustee by each such Certificateholder (including the Seller, the Servicer or their affiliates) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

SELLER LIABILITY

     Under each Trust Agreement, the Seller will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to such Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller was a general partner.

TERMINATION

     With respect to each Trust, the obligations of the Servicer, the Seller, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

     In order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% or less of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.

     If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the Initial Pool Balance specified in the related

Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Applicable Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder.

     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

ADMINISTRATION AGREEMENT

     Ford Credit, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and certain reports and to perform other administrative obligations required by the related Indenture. With respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a periodic administration fee (the "Administration Fee"), which fee will be paid by the Seller.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTERESTS IN VEHICLES

     In all states in which the Receivables have been originated, retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and light trucks by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code (the "UCC"). Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the Receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. Each Receivable prohibits the sale or transfer of the Financed Vehicle without Ford Credit's consent.

     With respect to each Trust, pursuant to the related Purchase Agreement, Ford Credit will assign its security interests in the Financed Vehicles securing the related Receivables to the Seller. Pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will assign its security interests in the Financed Vehicles securing the related Receivables to the Trust. However, because of the administrative burden and expense, the Servicer, the Seller and the Trust will not amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Also, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

     In most states, assignments such as those under the Purchase Agreement and the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, relating to each Trust together with a perfected security interest in the chattel paper are an effective conveyance of a security interest in the vehicles subject to the chattel paper without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of Ford Credit's lien on the certificates of title will be sufficient to protect such Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which Ford Credit failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests. Such a failure would constitute a breach of Ford Credit's warranties under the related Purchase Agreement and of the Seller's warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and would create an obligation of Ford Credit under such Purchase Agreement and of the Seller under such Sale and Servicing Agreement or Pooling and Servicing Agreement to purchase the related Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements Sale and Assignment of Receivables." By not identifying the Trust as the secured party on the certificate of title, the Trust's interest in the chattel paper may not have the benefit of the security interest in the Financed Vehicle in all states or such security interest could be defeated through fraud or negligence. The Seller will assign its rights under each Purchase Agreement to the related Trust.

     Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, Ford Credit takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, Ford Credit must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a Financed Vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. Federal law and the laws of certain states permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. With respect to each Trust, Ford Credit will represent to the Seller and the Seller will represent to the Trust that each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise or occur at any time during the term of a Receivable. No notice will be given to the applicable Trustee or Certificateholders and any Indenture Trustee or Noteholders, if any, in the event such a lien arises or confiscation occurs.

REPOSSESSION

     In the event of default by vehicle purchasers, the holder of the retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is the method employed by Ford Credit in the majority of instances in which a default occurs and is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

     In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for this sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance. Repossessed vehicles are generally resold by Ford Credit through automobile auctions which are attended principally by dealers.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of any lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the lender to remit the surplus to the former obligor.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. The requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common law in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

     Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of Ford Credit's and the Seller's representations and warranties under the related Purchase Agreement and the related Sale and Servicing Agreement or Pooling and Servicing Agreement, respectively, and would create an obligation of Ford Credit and the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of the Receivables."

     Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, obligors have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

     Ford Credit and the Seller will warrant under each Purchase Agreement and the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, respectively, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of warranty under the related Purchase Agreement and the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of Ford Credit and the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of the Receivables."

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

TRANSFERS OF VEHICLES

     The Receivables prohibit the sale or transfer of the vehicle securing a Receivable without Ford Credit's consent and, except those originated in Ohio and Wisconsin, permit Ford Credit to accelerate the maturity of the Receivable upon a sale or transfer without its consent. The Servicer does not intend to consent to any sale or transfer and intends to require prepayment of the Receivable. The Servicer may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the Financed Vehicle.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of a series. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt instruments and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates of any series.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of special federal tax counsel to each Trust specified in the related Prospectus Supplement ("Special Tax Counsel"), regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

     The federal income tax consequences to Certificateholders will vary depending on whether the Trust is intended to be treated as a partnership under the Code or whether the Trust will be treated as a grantor trust. The Prospectus Supplement for each series of Certificates will specify whether the Trust is intended to be treated as a partnership or the Trust will be treated as a grantor trust.

SCOPE OF THE TAX OPINIONS

     It is expected that Special Tax Counsel will, upon issuance of a series of Notes and/or Certificates, deliver its opinion that the applicable Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

     In addition, Special Tax Counsel will render its opinion that it has prepared or reviewed the statements herein and in the related Prospectus Supplement under the heading "Summary -- Tax Status" as they relate to federal income tax matters and under the heading "Certain Federal Income Tax Consequences," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust as a partnership or a grantor trust, as the case may be, for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the Notes and/or Certificates.

                              ERISA CONSIDERATIONS

     ERISA and Section 4975 of the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c), a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the
Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Mut. Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517
(1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (for example, through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans. Violation of these rules may result in the imposition of an excise tax or penalty.

     A fiduciary of any Plan should carefully review with its legal and other advisors whether the purchase or holding of any Securities of a series could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code, and should refer to "ERISA Considerations" in the related Prospectus Supplement regarding any restrictions on the purchase and/or holding of the Securities offered thereby.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transaction provisions of ERISA and
Section 4975 of the Code. Accordingly, assets of such plans may, subject to the provisions of any other applicable federal and state law, be invested in Securities of any series without regard to the factors described herein and under "ERISA Considerations" in the related Prospectus Supplement. It should be noted, however, that any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Plan investing in Securities issued by the Trust. Under a regulation (the "Plan Assets Regulation") issued by the United States Department of Labor ("DOL"), 29 C.F.R. Section 2510.3-101, the assets of the Trust would be treated as plan assets of a Plan for purposes of ERISA and the Code if the Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An Equity Interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Under the Plan Assets Regulation, if a Plan invests in an "equity interest" of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan's assets are deemed to include both the equity interest itself and an undivided interest in each of the entity's underlying assets, unless it is established that the entity is an "operating company" or that equity participation by "benefit plan investors" is not "significant." Equity participation in an entity by Benefit Plan Investors is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interest in the entity is held by Benefit Plan Investors (the "25% Limitation"). The term "Benefit Plan Investor" is defined to include any (i) "employee benefit plan" (as defined in Section 3(3) of ERISA), whether or not subject to Title I of ERISA, including without limitation governmental plans, foreign pension plans and church plans, (ii) "plan" (as defined in Section 4975(e)(1) of the Code), whether or not subject to Section 4975 of the Code, including without limitation individual retirement accounts and Keogh plans, or (iii) entity whose underlying assets include plan assets by reason of such an employee benefit plan's or plan's investment in such entity, including without limitation, as applicable, an insurance company general account. For purposes of making determinations under the 25% Limitation, (i) the value of any equity interests held by a person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded, and (ii) only the proportion of an insurance company general account's equity investment in the entity that represents plan assets is taken into account.

     The Certificates will most likely be deemed Equity Interests for purposes of ERISA. It should be noted, however, as discussed below, that the purchase of Notes by a Plan may also give rise to potential prohibited transactions, and all prospective investors should review the discussion herein with their legal advisors.

CERTIFICATES ISSUED BY TRUSTS THAT ISSUE ONLY CERTIFICATES

     The ERISA considerations that apply with respect to Securities issued by a Trust differ depending on whether the Trust issuing the Securities (i) issues both Notes and Certificates or (ii) issues only Certificates. The discussion in this section "-- Certificates Issued by Trusts That Issue Only Certificates" applies only with respect to Certificates issued by a Trust that issues only Certificates.

     Senior Certificates. The following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") issued by a Trust that does not issue Notes.

     If so specified in the related Prospectus Supplement, the DOL will have issued an individual exemption to one or more of the underwriters of the Senior Certificates (the "Underwriters' Exemption"). The Underwriters' Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Underwriters' Exemption. In addition, the Underwriters' Exemption provides that the assets of such pass-through trusts may include (i) yield supplement agreements or similar yield maintenance arrangements (provided such arrangements do not involve swap agreements or other notional principal contracts) and (ii) certain pre-funding account arrangements. The receivables covered by the Underwriters' Exemption include motor vehicle retail installment sale contracts such as the Receivables. The Underwriters' Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Plan from the applicable underwriters, provided that specified conditions (certain of which are described below) are met. The Seller believes that the Underwriters' Exemption will apply to the acquisition and holding of the Senior Certificates by a Plan and that all conditions of the

Underwriters' Exemption other than those within the control of the investors have been or will be met.

     The Underwriters' Exemption sets forth six general conditions that must be satisfied for a transaction involving the acquisition of the Senior Certificates by a Plan to be eligible for the exemptive relief thereunder:

     (1) The acquisition of the Senior Certificates by a Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The rights and interests evidenced by the Senior Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

     (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any one of four Rating Agencies;

     (4) The Trustee is not an affiliate of any other member of the "Restricted Group," which consists of the applicable underwriters, the Seller, the Servicer, the applicable Trustee and any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust as of the date of initial issuance of the Senior Certificates, and any affiliate of such parties;

     (5) The sum of all payments made to and retained by the applicable underwriters in connection with the distribution or placement of the Senior Certificates represents not more than reasonable compensation for underwriting or placing the Senior Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

     (6) The Plan investing in the Senior Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     Because the rights and interests evidenced by the Senior Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust, the second general condition set forth above is satisfied. It is a condition of the issuance of the Senior Certificates that they be rated in the highest rating category by at least two Rating Agencies. A fiduciary of a Plan contemplating purchasing a Senior Certificate (other than pursuant to the original issuance of the Senior Certificates) must make its own determination that at the time of such acquisition, the Senior Certificates continue to satisfy the third general condition set forth above. The Seller and the Servicer expect that the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to the Senior Certificates.

     In addition, the Trust must satisfy the following requirements:

          (a) The corpus of the Trust must consist solely of assets of the type which have been included in other investment pools;

          (b) Certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic rating categories of one of the Rating Agencies for at least one year prior to the Plan's acquisition of Senior Certificates; and

          (c) Certificates evidencing interests in such other investments pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

     If the general conditions of the Underwriters' Exemption are satisfied, the Underwriters' Exemption should provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through
(D) of the Code, in connection with the direct or indirect purchase, exchange, transfer or holding of the Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Senior Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain other specific conditions of the Underwriters' Exemption are also satisfied, the Underwriters' Exemption should provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Senior Certificates in the initial issuance of Senior Certificates between the Seller or applicable underwriters and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Senior Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person. The Seller expects such specific conditions to be satisfied with respect to the issuance of the Senior Certificates.

     The Underwriters' Exemption also applies to transactions in connection with the servicing, management and operation of the Trust, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing Plans before their purchase of Senior Certificates issued by the Trust. The related Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Underwriters' Exemption. All transactions relating to the servicing, management and operations of the Trust will be carried out in accordance with the related Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements" herein and in the related Prospectus Supplement.

     Any Plan fiduciary considering whether to purchase a Senior Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the Underwriters' Exemption and other relevant issues.

     Subordinated Certificates. The following discussion applies only to subordinated Certificates (referred to herein as "Subordinated Certificates") issued by a Trust that does not issue Notes.

     Because the Subordinated Certificates are subordinated to the Senior Certificates in certain respects, the Underwriters' Exemption will not apply to the purchase of Subordinated Certificates by or on behalf of a Plan. However, other exemptions may be applicable, such as Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in house" asset manager; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     Any Plan fiduciary considering whether to purchase a Subordinated Certificate on behalf of a Plan should consult with its counsel regarding the applicability of one or more of such exemptions to such purchase. Prior to making an investment in the Subordinated Certificates, a Plan investor must determine whether, and each fiduciary causing the Subordinated Certificates to be purchased by, on behalf of or using the assets of a Plan shall be deemed to have represented that either (i) no part of the funds to be used to purchase the Subordinated Certificates constitutes assets allocable to any trust that contains the assets of any Plan or (ii) such purchase is covered by one or more of the exemptions described above.

SECURITIES ISSUED BY TRUSTS THAT ISSUE BOTH NOTES AND CERTIFICATES

     The discussion in this section "-- Securities Issued by Trusts That Issue Both Notes and Certificates" applies only to Securities issued by a Trust that issues both Notes and Certificates.

     The Notes. Unless otherwise provided in the related Prospectus Supplement, the Seller believes that the Notes of any series should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. (If provided in the Prospectus Supplement that Notes of any class are not to be treated as indebtedness for ERISA purposes, the discussion in "-- The Certificates" below will apply to any such class of Notes.) However, without regard to whether the Notes of a series are treated as an Equity Interest for such purposes, the acquisition or holding of such Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the applicable Trust, Trustee, Indenture Trustee, any holder of the Certificates of such series or any of their respective affiliates, is or becomes a Party in Interest or a Disqualified Person with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the Plan fiduciary making the decision to acquire a Note. Included among these exemptions are PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in house" asset manager; and PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     The Certificates. The Certificates issued by a Trust that also issues Notes will most likely be treated as Equity Interests under the Plan Assets Regulation. Accordingly, if equity participation in the Certificates by Benefit Plan Investors is "significant" within the meaning of the Plan Asset Regulation, the assets of the Issuer could be deemed to be the assets of Plans investing in the Certificates. In such event, such assets, transactions involving such assets and the persons with authority or control over and otherwise providing services with respect to such assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code and there is no assurance that any statutory or administrative exemption from the application of such rules would be available.

     In addition, investors other than Plan investors should be aware that a prohibited transaction could be deemed to occur if any holder of the Certificates or any of their respective affiliates, is or becomes a Party in Interest or a Disqualified Person with respect to any Plan that purchases and holds the related Notes without being covered by one or more of the exemptions described above in "The Notes."

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of Securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the General Account Regulations on such purchase.

     As of the date hereof, the Department of Labor has issued proposed regulations under Section 401(c). It should be noted that if the General Account Regulations are adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective investors who are Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in any Securities of a series with respect to such investors' specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment prudence and diversification an investment in any Securities of a series is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

     In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

     Each Prospectus Supplement (or Supplemental Prospectus Supplement, as described below) will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed. Each Prospectus Supplement, together with a Supplemental Prospectus Supplement, may also be used by Ford Credit or another affiliate for the sale of a specified class of Notes or Certificates originally purchased from the Seller by Ford Credit.

     The Seller and Ford Credit will indemnify the underwriters of Securities purchased from the Seller against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof. Ford Credit will indemnify the Underwriters of Securities purchased from Ford Credit against certain civil liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Trust Accounts in Permitted Investments acquired from such underwriters or from the Seller.

     Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and the Servicer by Hurley D. Smith, Esq., Secretary and Corporate Counsel of the Servicer, or other counsel satisfactory to the Underwriters. Certain Michigan state tax and other matters will be passed upon for each Trust by Hurley D. Smith, Esq., Secretary and Corporate Counsel of the Servicer, or other counsel to the Servicer acceptable to the Underwriters. Mr. Smith is a full-time employee of Ford Credit and owns and holds options to purchase shares of Common Stock of Ford.

                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein:

                                                                PAGE
                                                                ----
Actuarial Receivables.......................................    20
Administration Agreement....................................    56
Administration Fee..........................................    56
Administrator...............................................    56
Advances....................................................    10, 48
American Road...............................................    25
Applicable Trustee..........................................    39
APR.........................................................    10
Base Rate...................................................    34
Basic Documents.............................................    31
Benefit Plan Investor.......................................    62
Book-Entry Certificates.....................................    38
Book-Entry Notes............................................    38
Book-Entry Securities.......................................    38
Calculation Agent...........................................    34
Calculation Date............................................    35, 36, 37, 38
CD Rate.....................................................    35
CD Rate Determination Date..................................    35
CD Rate Security............................................    34
Cede........................................................    17
Cedelbank...................................................    38
Cedelbank Customers.........................................    40
Certificate Balance.........................................    6
Certificate Distribution Account............................    45
Certificateholders..........................................    17, 40
Certificate Owner...........................................    6
Certificate Pool Factor.....................................    22
Certificate Rate............................................    6
Certificates................................................    1
Closing Date................................................    7
Code........................................................    12, 60
Collection Account..........................................    45
Collection Period...........................................    47
Commercial Paper Rate.......................................    35
Commercial Paper Rate Determination Date....................    35
Commercial Paper Rate Security..............................    34
Commission..................................................    3
Composite Quotations........................................    34
Cutoff Date.................................................    17
Dealer Agreements...........................................    17
Dealer Recourse.............................................    18
Dealers.....................................................    8, 17
Definitive Certificates.....................................    41
Definitive Notes............................................    41
Definitive Securities.......................................    41
Depositaries................................................    39
Depository..................................................    27

                                                                PAGE
                                                                ----
Determination Date..........................................    49
Disqualified Persons........................................    61
Distribution Date...........................................    33
DOL.........................................................    61
DTC.........................................................    17
DTC's Nominee...............................................    17, 38
Eligible Deposit Account....................................    47
Eligible Institution........................................    47
Equity Interest.............................................    61
ERISA.......................................................    12
Euroclear...................................................    40
Euroclear Operator..........................................    41
Euroclear Participants......................................    40
Euroclear System............................................    40
Events of Default...........................................    29
Events of Servicing Termination.............................    52
Exchange Act................................................    3
Excluded Plan...............................................    64
Federal Funds Rate..........................................    36
Federal Funds Rate Determination Date.......................    36
Federal Funds Rate Security.................................    34
Final Payment Receivables...................................    20
Final Payment Securities....................................    54
Financed Vehicles...........................................    7
Fixed Rate Securities.......................................    34
Floating Rate Securities....................................    34
Ford........................................................    15
Ford Credit.................................................    4
FTC Rule....................................................    59
Funding Period..............................................    5
General Account Regulations.................................    66
General Partner.............................................    13
H.15(519)...................................................    34
Indenture...................................................    4
Indenture Trustee...........................................    1
Index Maturity..............................................    34
Indirect Participants.......................................    39
Initial Cutoff Date.........................................    7
Initial Pool Balance........................................    55
Initial Receivables.........................................    7
Insolvency Event............................................    53
Insolvency Laws.............................................    13
Interest Reset Date.........................................    34
Interest Reset Period.......................................    34
Investment Earnings.........................................    46
IRS.........................................................    60
Issuer......................................................    4
LIBOR.......................................................    37
LIBOR Determination Date....................................    37
LIBOR Security..............................................    34
London Banking Day..........................................    37
Michigan Tax Counsel........................................    12

                                                                PAGE
                                                                ----
Money Market Yield..........................................    36
MSRP........................................................    19
Noteholders.................................................    17, 40
Note Interest Rate..........................................    5
Note Owner..................................................    4
Note Payment Account........................................    45
Note Pool Factor............................................    22
Notes.......................................................    1
Obligors....................................................    17
Participants................................................    27, 39
Parties in Interest.........................................    61
Payahead Account............................................    46
Payahead Balance............................................    48
Payaheads...................................................    46
Permitted Investments.......................................    46
Plan........................................................    61
Plan Assets Regulation......................................    61
Pool Balance................................................    23
Pooling and Servicing Agreement.............................    4
Precomputed Advance.........................................    10
Precomputed Receivables.....................................    20
Pre-Funded Amount...........................................    8
Pre-Funding Account.........................................    1, 5
Prospectus Supplement.......................................    1
PTCE........................................................    64
Purchase Agreement..........................................    8, 44
Purchase Amount.............................................    45
Rating Agencies.............................................    29
Receivables.................................................    1, 7
Receivables Pool............................................    17
Registration Statement......................................    3
Reserve Account.............................................    50
Residual Cash Flow Certificates.............................    6
Residual Cash Flow Notes....................................    5
Restricted Group............................................    62
Reuters Screen LIBO Page....................................    37
Rule of 78's Receivables....................................    20
Rules.......................................................    40
Sale and Servicing Agreement................................    7
Securities..................................................    1
Securities Act..............................................    3
Securityholders.............................................    17
Seller......................................................    1, 4
Senior Certificates.........................................    62
Servicer....................................................    1, 4
Servicer Fee................................................    49
Servicing Fee...............................................    48
Servicing Fee Rate..........................................    48
Simple Interest Advance.....................................    10
Simple Interest Receivables.................................    20
Special Tax Counsel.........................................    12, 60
Spread......................................................    34

                                                                PAGE
                                                                ----
Spread Multiplier...........................................    34
Strip Certificates..........................................    6
Strip Notes.................................................    5
Subordinated Certificates...................................    64
Subsequent Receivables......................................    1, 8
Subsequent Transfer Date....................................    44
Supplemental Servicing Fee..................................    48
Terms and Conditions........................................    41
Transfer and Servicing Agreements...........................    44
Treasury bills..............................................    38
Treasury Rate...............................................    38
Treasury Rate Determination Date............................    38
Treasury Rate Security......................................    34
Trust.......................................................    1, 4
Trust Accounts..............................................    46
Trust Agreement.............................................    4
Trustee.....................................................    1
UCC.........................................................    56
Underwriters' Exemption.....................................    62
Underwriting Agreements.....................................    66
Y2K.........................................................    25

                      (This page intentionally left blank)

             ------------------------------------------------------
             ------------------------------------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER PAGE. WE ARE NOT OFFERING THE SECURITIES IN ANY STATES WHERE IT IS NOT PERMITTED.

                             ----------------------

                                  (FORD LOGO)
                                FORD CREDIT AUTO
                              RECEIVABLES TWO L.P.
                                     SELLER

                           FORD MOTOR CREDIT COMPANY
                                    SERVICER

                             ----------------------

DEALER PROSPECTUS DELIVERY OBLIGATION. UNTIL OCTOBER   , 1999 ALL DEALERS THAT
EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                                  FORD CREDIT
                                AUTO OWNER TRUST
                                     1999-C

                             $250,000,000 CLASS A-1
                                 % ASSET BACKED NOTES

                             $588,000,000 CLASS A-2
                                 % ASSET BACKED NOTES

                             $990,000,000 CLASS A-3
                                 % ASSET BACKED NOTES

                             $627,366,000 CLASS A-4
                                 % ASSET BACKED NOTES

                              $109,457,000 CLASS B
                                 % ASSET BACKED NOTES

                              $62,546,000 CLASS C
                             % ASSET BACKED CERTIFICATES

                             ----------------------

                             PROSPECTUS SUPPLEMENT
                             ----------------------

                              GOLDMAN, SACHS & CO.
                              MERRILL LYNCH & CO.
                             CHASE SECURITIES INC.
                           CREDIT SUISSE FIRST BOSTON
                         FORD FINANCIAL SERVICES, INC.
                               J.P. MORGAN & CO.
                              SALOMON SMITH BARNEY
                        THE WILLIAMS CAPITAL GROUP, L.P.
             ------------------------------------------------------
             ------------------------------------------------------